FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206705-10

September 11, 2017

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET

$ 916,480,327

(Approximate Total Mortgage Pool Balance)

$791,609,000

(Approximate Offered Certificates)

COMM 2017-COR2

Deutsche Mortgage & Asset Receiving Corporation

Depositor

German American Capital Corporation

Jefferies LoanCore LLC
Citi Real Estate Funding Inc.

Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities	Citigroup	Jefferies
Co-Lead Managers and Joint Bookrunners

Academy Securities
Co-Manager

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-206705) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2017-COR2 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the Preliminary Prospectus expected to be dated September 11, 2017 relating to the offered certificates (hereinafter referred to as the “Preliminary Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Co-Lead Managers and Joint Bookrunners:	Deutsche Bank Securities Inc., Jefferies LLC and Citigroup Global Markets Inc.
Co-Managers:	Academy Securities, Inc. and Citigroup Global Markets Inc.
Mortgage Loan Sellers:	Jefferies LoanCore LLC (“JLC”) (53.1%), German American Capital Corporation* (“GACC”) (29.0%) and Citi Real Estate Funding Inc. (17.9%) *An indirect wholly owned subsidiary of Deutsche Bank AG
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Trustee and Certificate Administrator:	Wells Fargo Bank, National Association
Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc. and Kroll Bond Rating Agency, Inc.
U.S. Credit Risk Retention	For a discussion on the manner in which the U.S. credit risk retention requirements are being satisfied by JLC, as retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus. Note that this securitization transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Determination Date:	6th day of each month, or if such 6th day is not a business day, the immediately following business day, commencing in October 2017.
Distribution Date:	4th business day following the Determination Date in each month, commencing in October 2017.
Cut-off Date:	With respect to each mortgage loan, the later of the related payment date of such mortgage loan in September 2017 (or, in the case of any mortgage loan that has its first payment date after September 2017, the date that would have been its payment date in September 2017 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the related origination date. Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.
Closing Date:	On or about September 28, 2017
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.
ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.
SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.
Day Count:	30/360
Tax Treatment:	REMIC
Rated Final Distribution Date:	September 2050
Minimum Denominations:	$10,000 (or $100,000 with respect to the Class X Certificates) and in each case in multiples of $1 thereafter.
Clean-up Call:	1% (with certain exceptions described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus)

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2017-COR2 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
Jefferies LoanCore LLC	21	31	$415,115,846	45.3%
German American Capital Corporation	8	11	$193,738,561	21.1%
Citi Real Estate Funding Inc.	9	9	$164,375,920	17.9%
Jefferies LoanCore LLC / German American Capital Corporation(1)	4	4	$143,250,000	15.6%
Total:	42	55	$916,480,327	100.0%
Pooled Collateral Facts:
Initial Outstanding Pool Balance:				$916,480,327
Number of Mortgage Loans:				42
Number of Mortgaged Properties:				55
Average Mortgage Loan Cut-off Date Balance:				$21,820,960
Average Mortgaged Property Cut-off Date Balance:				$16,663,279
Weighted Average Mortgage Rate:				4.5806%
Weighted Average Mortgage Loan Original Term to Maturity Date or ARD (months):				120
Weighted Average Mortgage Loan Remaining Term to Maturity Date or ARD (months):				117
Weighted Average Mortgage Loan Seasoning (months):				4
% of Mortgaged Properties Leased to a Single Tenant:				12.5%
Credit Statistics(2):
Weighted Average Mortgage Loan U/W NCF DSCR:				1.87x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):				58.3%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3):				53.5%
Weighted Average U/W NOI Debt Yield(4):				10.6%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity Date or ARD:				19.0%
% Mortgage Loans which pay Interest Only through Maturity Date or ARD:				42.1%
% Mortgage Loans which pay Interest Only followed by Amortization through Maturity Date or ARD:				39.0%
Weighted Average Remaining Amortization Term (months)(5):				355
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:				83.4%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):				73.6%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:				49.6%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):				65.5%
% Mortgage Loans with Upfront Engineering Reserves:				24.0%
% Mortgage Loans with Upfront or Ongoing Other Reserves:				53.9%
% Mortgage Loans with In Place Hard Lockboxes:				77.9%
% Mortgage Loans with Cash Traps Triggered at DSCR Levels ≥ 1.05x:				67.9%
% of Mortgage Loans with Cash Traps Triggered at Debt Yield ≤ 6.0%:				23.6%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:				95.9%
% Mortgage Loans with Prepayment (with Yield Maintenance Charge) or Defeasance After a Lockout Period and Prior to an Open Period:				4.1%

(1)	In the case of 101 Ludlow Mortgage Loan, Park Slope Court Mortgage Loan, The Landing Mortgage Loan and the Kihei Kalama Village Mortgage Loan, Jefferies LoanCore LLC and German American Capital Corporation are each acting as mortgage loan seller for 50% of the respective loan amounts.

(2)	With respect to the Grand Hyatt Seattle Mortgage Loan, Renaissance Seattle Mortgage Loan, Mall of Louisiana Mortgage Loan, Colorado Center Mortgage Loan, Integrated Health Campus Mortgage Loan and CVS & Walgreens Portfolio Mortgage Loan, the LTV, DSCR and Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(3)	With respect to the AHIP Northeast Portfolio II Mortgage Loan and the Hampton Inn Daytona Beach Mortgage Loan the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on an “As Complete” appraised value. With respect to the Parmer Office 3.2 Mortgage Loan and the 16027 Ventura Boulevard Mortgage Loan, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on an “As Stabilized” appraised value.

(4)	With respect to the 592-594 Dean Street Mortgage Loan, Amsdell All Star Self Storage Mortgage Loan, 1530 Meridian Mortgage Loan, Rampart Village Center Mortgage Loan and the Packard Place Mortgage Loan, the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related holdback reserve.

(5)	Excludes loans which are interest only for the full loan term.

(6)	Includes FF&E Reserves.

(7)	Represents the percent of the allocated Initial Outstanding Pool Balance of office, retail, mixed use and industrial properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2017-COR2 Mortgage Trust
STRUCTURE OVERVIEW

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$23,905,000	30.000%(6)	3.04	1 – 60	40.8%	15.1%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$46,998,000	30.000%(6)	7.35	60 – 115	40.8%	15.1%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$255,000,000	30.000%(6)	9.34	109 – 116	40.8%	15.1%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$315,633,000	30.000%(6)	9.71	116 – 118	40.8%	15.1%
Class X-A(7)	Aa1(sf)/AAAsf/AAA(sf)	$703,398,000(8)	N/A	N/A	N/A	N/A	N/A
Class A-M	Aa3(sf)/AAAsf/AAA(sf)	$61,862,000	23.250%	9.79	118 – 119	44.7%	13.8%
Class B	NR/AA-sf/AA(sf)	$43,533,000	18.500%	9.87	119 – 119	47.5%	13.0%
Class C	NR/A-sf/A(sf)	$44,678,000	13.625%	9.87	119 – 119	50.4%	12.3%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels	Weighted Average Life (years)(3)	Principal Window (months)(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class X-B(7)	NR/AA-sf/AAA(sf)	$43,533,000(8)	N/A	N/A	N/A	N/A	N/A
Class X-C(7)(9)	NR/BBBsf/AAA(sf)	$73,318,000(8)	N/A	N/A	N/A	N/A	N/A
Class D(9)	NR/BBBsf/BBB+(sf)	$28,640,000	10.500%	9.87	119 – 119	52.2%	11.8%
Class E-RR(9)	NR/BBB-sf/BBB-(sf)	$22,912,000	8.000%	9.94	119 – 120	53.6%	11.5%
Class F-RR(9)	NR/BBsf/BB-(sf)	$20,621,000	5.750%	9.95	120 – 120	54.9%	11.2%
Class G-RR(9)	NR/B-sf/B-(sf)	$12,602,000	4.375%	9.95	120 – 120	55.7%	11.1%
Class H-RR(9)	NR/NR/NR	$40,096,327	0.000%	9.95	120 – 120	58.3%	10.6%

(1)	The pass-through rates applicable to the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates (the “Principal Balance Certificates”) will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii) or (iv) the rate specified in clause (ii) less a specified rate.

(2)	Approximate; subject to a permitted variance of plus or minus 5%.

(3)	The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Preliminary Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates, if any, are repaid on the respective anticipated repayment dates.

(4)	“Certificate Principal to Value Ratio” for any class with a Certificate Balance is calculated as the product of (a) the weighted average mortgage loan cut-off date LTV of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all certificates. The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.

(5)	“Underwritten NOI Debt Yield” for any class with a Certificate Balance is calculated as the product of (a) the weighted average Underwritten NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all certificates and the denominator of which is the total initial Certificate Balance of the related class of certificates and all other classes with a Certificate Balance, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	The initial subordination levels for the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates are represented in the aggregate.

(7)	As further described in the Preliminary Prospectus, the pass-through rate applicable to the Class X-A, Class X-B and Class X-C certificates (collectively, the “Class X Certificates”) for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii)(A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-SB, Class A-2, Class A-3 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates and (C) with respect to the Class X-C certificates, the weighted average of the pass-through rates of the Class C and Class D certificates (based on their Certificate Balance).

(8)	The Class X Certificates will not have Certificate Balances. None of the Class X Certificates will be entitled to distributions of principal. The interest accrual amounts on the Class X-A certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of each of the Class A-1, Class A-SB, Class A-2, Class A-3 and Class A-M certificates. The interest accrual amounts on the Class X-B certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class B certificates. The interest accrual amounts on the Class X-C certificates will be calculated by reference to a notional amount equal to the sum of the Certificate Balances of the Class C and Class D certificates. The notional amount of each class of the Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates whose certificate balance comprises such notional amount is equal to the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), the certificate balance of such class of Principal Balance Certificates may not be part of, and reduce accordingly, such notional amount of the related Class X Certificates (or, if as a result of such pricing the pass-through rate of the related Class X Certificates is equal to zero, such Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the pass-through rate of any class of Principal Balance Certificates that does not comprise such notional amount of the related Class X Certificates is equal to less than the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), such class of Principal Balance Certificates may become a part of, and increase accordingly, such notional amount of the related Class X Certificates.

(9)	The approximate initial Certificate Balance of each of the Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, and the approximate initial Notional Amount of the Class X-C certificates, are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates that will be retained by JLC (or an affiliate), in satisfaction of its retention obligations in its capacity as the retaining sponsor. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2017-COR2 Mortgage Trust

STRUCTURE OVERVIEW

Principal Payments:	Payments in respect of principal on the certificates will be distributed, first, to the Class A-SB certificates, until the Certificate Balance of such class is reduced to the planned principal balance for the related Distribution Date set forth on Annex F to the Preliminary Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order until the Certificate Balance of each such class is reduced to zero. Notwithstanding the foregoing, if the total Certificate Balance of the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the certificates will be distributed, first, to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, on a pro rata basis, based on the Certificate Balance of each such class, then, to the extent of any recoveries on realized losses, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, in each case until the Certificate Balance of each such class is reduced to zero (or previously allocated realized losses have been fully reimbursed).

Each class of Class X Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-SB, Class A-2, Class A-3 and Class A-M certificates; (ii) the notional amount of the Class X-B certificates will be reduced by the principal distributions and realized losses allocated to the Class B certificates and (iii) the notional amount of the Class X-C certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class C and Class D certificates.

Interest Payments:	On each Distribution Date, interest accrued for each class of certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-SB, Class A-2, Class A-3, Class X-A, Class X-B and Class X-C, on a pro rata basis, based on the accrued and unpaid interest on each such class and then, to the Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates, in that order, in each case until the interest payable to each such class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause, (ii) or (iv) the rate specified in clause (ii) less a specified rate.

As further described in the Preliminary Prospectus, the pass-through rates applicable to the Class X Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such Distribution Date occurs over (ii) (A) with respect to the Class X-A certificates, the weighted average of the pass-through rates of the Class A-1, Class A-SB, Class A-2, Class A-3 and Class A-M certificates (based on their Certificate Balances), (B) with respect to the Class X-B certificates, the pass-through rate of the Class B certificates and (C) with respect to the Class X-C certificates, the weighted average of the pass-through rate of the Class C and Class D certificates (based on their Certificate Balances).

Prepayment Interest Shortfalls:	Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing classes of certificates.

Loss Allocation:	Losses will be allocated to each class of certificates entitled to principal in reverse alphabetical order starting with Class H-RR through and including Class A-M and then to Class A-1, Class A-SB, Class A-2 and Class A-3 certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to the class(es) of certificates that are component(s) of the notional amount of such class of Class X Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2017-COR2 Mortgage Trust

STRUCTURE OVERVIEW

Prepayment Premiums:	A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected on the Mortgage Loans will be allocated to each of the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such class of certificates currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

	(Pass-Through Rate - Discount Rate)		The percentage of the principal
	(Mortgage Rate - Discount Rate)	X	distribution amount to such class as
described in (a) above

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-C certificates in the manner described in the Preliminary Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-C certificates as Discount Rates decrease and a decrease in the percentage allocated to such classes as Discount Rates rise.

Whole Loans:	The mortgaged properties identified on Annex A-1 to the Preliminary Prospectus as Grand Hyatt Seattle, Renaissance Seattle, Mall of Louisiana, Colorado Center and Integrated Health Campus, each secure both a mortgage loan to be included in the trust fund and one or more other companion loans that will not be included in the trust fund, each of which will be pari passu and/or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of related loans as a “whole loan”.

The Grand Hyatt Seattle whole loan, the Renaissance Seattle whole loan and the Integrated Health Campus whole loan will be principally serviced under the pooling and servicing agreement for the COMM 2017-COR2 securitization. The Mall of Louisiana whole loan is expected to be principally serviced under the pooling and servicing agreement for another public securitization. The Colorado Center whole loan will be principally serviced under the trust and servicing agreement for the BXP Trust 2017-CC securitization.

As of the Closing Date, the pari passu companion loans or the subordinate companion loans in the whole loans are expected to be held by the party identified below under “Companion Loan Summary”.

Control Rights and Directing Holder:	The Directing Holder will generally have certain control rights over servicing matters with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. For example, the Directing Holder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

The “Directing Holder” will be the controlling class certificateholder (or its representative) selected by more than 50% of the Controlling Class (by Certificate Balance).

It is expected that JLC or one of its affiliates will be the initial Directing Holder with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2017-COR2 Mortgage Trust

STRUCTURE OVERVIEW

For a description of the directing holder for each Non-Serviced Whole Loan, see “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Control Eligible Certificates:	Class E-RR, Class F-RR, Class G-RR and Class H-RR certificates.

Controlling Class:	The “Controlling Class” will be the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any appraisal reduction amounts and any collateral deficiency amounts allocable to such class, equal to at least 25% of the initial Certificate Balance of such class; provided that if at any time the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any appraisal reduction amounts (but without regard to any collateral deficiency amounts) allocable to such classes, have been reduced to zero, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate principal balance greater than zero; provided, further that if at any time the Certificate Balances of the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-M, Class B, Class C and Class D certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero (without regard to the application of appraisal reduction amounts or any collateral deficiency amounts to notionally reduce the Certificate Balance of such class).

The Controlling Class as of the Closing Date will be the Class H-RR certificates.

Appraised-Out Class:	Any class of Control Eligible Certificates that has been determined, as a result of appraisal reductions amounts and collateral deficiency amounts allocable to such class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:	Holders of the majority of any class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of appraisal reduction amounts and collateral deficiency amounts in respect of such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a collateral deficiency amount. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the appraisal reduction amount or collateral deficiency amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the appraisal reduction amount or collateral deficiency amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the class is reinstated as the Controlling Class.

Control Termination Event:	Will occur with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan when (i) the Class E-RR certificates have a Certificate Balance (taking into account the application of any appraisal reduction amounts and collateral deficiency amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any control rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced Companion Loans.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Serviced Mortgage Loan and any related Serviced

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

Companion Loans. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:	Will occur with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of such class, in each case, without regard to the application of any appraisal reduction amounts and collateral deficiency amounts; or (ii) a holder of the Class E-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder (subject to “—Controlling Class” above).

Upon the occurrence and continuance of a Consultation Termination Event, the Directing Holder will have no rights under the PSA other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:	The Directing Holder will appoint the initial Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Directing Holder generally may replace the Special Servicer with respect to each Serviced Mortgage Loan and any related Serviced Companion Loans with or without cause at any time.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than with respect to the Non-Serviced Whole Loans) will occur based on a vote of holders of all voting eligible classes of certificates as described below. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Replacement of Special Servicer by Vote of Certificateholders:	Other than with respect to Non-Serviced Whole Loans, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of certificates evidencing not less than 25% of the voting rights of all classes of certificates entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the Certificate Balances of classes to which such appraisal reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator and Trustee of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the certificates, the Certificate Administrator will be required to promptly post notice of such request on the Certificate Administrator’s website and concurrently provide written notice of such request by mail to all certificateholders of such request and conduct the solicitation of votes of all certificates in such regard. Upon the written direction (within 180 days) of (i) holders of Principal Balance Certificates evidencing at least 66 2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates evidencing more than 50% of the aggregate voting rights of each class of non-reduced certificates (each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class S and Class R certificates) outstanding that has not been reduced to less than 25% of its initial Certificate Balance through the application of appraisal reduction amounts and realized losses), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to Non-Serviced Whole Loans).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above or the Asset Representations Reviewer as described below, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account, other than with respect to the termination of the Asset Representations Reviewer, the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates, on an aggregate basis.

In addition, if at any time the Operating Advisor determines, in accordance with the operating advisor standard, that the Special Servicer is not performing its duties as required under the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2017-COR2 Mortgage Trust

STRUCTURE OVERVIEW

PSA or is otherwise not acting in accordance with the servicing standard, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed within 180 days of after the notice is posted to the Certificate Administrator’s website by an affirmative vote of certificates evidencing at least a majority of a the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis.

See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus for a description of the special servicer appointment and replacement rights with respect to Non-Serviced Whole Loans.

Cap on Workout and Liquidation Fees:	The workout fees and liquidation fees payable to a Special Servicer under the PSA will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout fee and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the PSA will be capped in the aggregate at $1,000,000 for each related Mortgage Loan. If a new special servicer begins servicing the related Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:	The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property, as applicable. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the PSA (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loans, if any, and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loans, the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than as expressly permitted in the PSA and other than commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any Mortgage Loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:	The Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. After the occurrence and during the continuance of an Control Termination Event, the Operating Advisor will be entitled to consult with the Special Servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders and, if applicable, such companion loan holder(s) constituted a single lender and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote (in the case of each of such vote and approval, taking into account Realized Losses and the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates), provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

The Operating Advisor will not have consultation rights in respect of Non-Serviced Mortgage Loans.

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent Mortgage Loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent Mortgage Loans. An asset review will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (taking into account Realized Losses, but without regard to the application of any appraisal reduction amounts to notionally reduce the Certificate Balance of the certificates) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the PSA by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:	Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any Mortgage Loan sold to the depositor by such Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a repurchase request as described in the Preliminary Prospectus is not “Resolved” within 180 days after the related Mortgage Loan Seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the initial requesting certificateholder (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the initial requesting certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the enforcing servicer, then the initial requesting certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller made the loss of value payment, (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Liquidated Loan Waterfall:	On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied according to the PSA, so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include (a) any amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) Accrued AB Loan Interest. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of (a) accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of appraisal reduction amounts and (b) any Accrued AB Loan Interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2017-COR2 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
$5,000,000	-	$7,499,999	5	$31,251,332	3.4%	4.6031%	118	2.05x	52.7%	47.1%
$7,500,000	-	$14,999,999	17	$189,164,854	20.6%	4.8499%	116	1.49x	65.6%	57.7%
$15,000,000	-	$24,999,999	6	$101,421,244	11.1%	4.7598%	115	1.89x	61.0%	55.6%
$25,000,000	-	$49,999,999	8	$259,145,000	28.3%	4.3887%	118	2.15x	52.4%	48.7%
$50,000,000	-	$71,000,000	6	$335,497,897	36.6%	4.5208%	116	1.86x	58.5%	54.6%
Total/Weighted Average			42	$916,480,327	100.0%	4.5806%	117	1.87x	58.3%	53.5%

Distribution of Mortgage Rates(1)

						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
3.5625%	-	4.4999%	14	$421,778,555	46.0%	4.1742%	117	2.22x	53.7%	50.0%
4.5000%	-	4.7499%	11	$187,268,824	20.4%	4.6833%	117	1.76x	59.1%	52.7%
4.7500%	-	5.6570%	17	$307,432,949	33.5%	5.0756%	116	1.47x	64.3%	58.7%
Total/Weighted Average			42	$916,480,327	100.0%	4.5806%	117	1.87x	58.3%	53.5%

Property Type Distribution(1)(4)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Beds/Sq. Ft./ Rooms/Units	Cut-off Date Balance per Beds/Sq. Ft./ Rooms/Units	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
Office	20	$318,920,814	34.8%	2,703,165	$226	4.5049%	118	94.4%	1.88x	57.8%	50.6%
Suburban	8	$200,650,517	21.9%	1,040,650	$201	4.6724%	118	96.8%	1.48x	63.0%	54.2%
CBD	3	$62,989,797	6.9%	1,291,004	$280	3.9795%	119	89.3%	3.50x	36.3%	33.6%
Medical	9	$55,280,500	6.0%	371,511	$255	4.4956%	119	91.5%	1.47x	63.7%	56.8%
Hospitality	9	$183,674,660	20.0%	1,847	$190,826	4.6538%	117	85.0%	2.17x	55.2%	52.5%
Full Service	3	$106,500,000	11.6%	1,157	$246,453	4.7680%	117	85.5%	2.20x	53.0%	53.0%
Extended Stay	4	$57,700,000	6.3%	497	$117,213	4.4800%	118	89.0%	2.19x	56.2%	51.4%
Limited Service	1	$11,074,660	1.2%	91	$121,700	4.7000%	118	77.5%	1.74x	67.1%	54.8%
Select Service	1	$8,400,000	0.9%	102	$82,353	4.3400%	119	62.5%	2.16x	59.6%	50.7%
Retail	11	$152,553,692	16.6%	1,504,690	$292	4.3543%	117	92.0%	1.97x	60.4%	54.8%
Anchored(5)	7	$55,521,470	6.1%	495,214	$156	4.4526%	118	92.0%	2.12x	60.2%	55.4%
Super Regional Mall	1	$50,000,000	5.5%	776,789	$418	3.9840%	119	91.8%	1.85x	57.0%	49.3%
Unanchored	1	$17,000,000	1.9%	43,501	$391	3.8670%	109	92.1%	2.69x	56.7%	56.7%
Urban	1	$15,300,000	1.7%	33,944	$451	5.6570%	114	100.0%	1.39x	65.1%	65.1%
Shadow Anchored	1	$14,732,223	1.6%	155,242	$95	4.4500%	119	84.4%	1.61x	72.0%	58.2%
Multifamily	7	$151,979,829	16.6%	1,140	$225,162	4.8828%	112	98.8%	1.43x	66.7%	64.5%
Student Housing	2	$84,000,000	9.2%	530	$178,143	4.5702%	111	100.0%	1.51x	64.0%	64.0%
Garden	4	$39,979,829	4.4%	561	$81,442	5.0676%	113	95.6%	1.38x	70.7%	62.5%
High-Rise	1	$28,000,000	3.1%	49	$571,429	5.5570%	115	100.0%	1.27x	69.0%	69.0%
Mixed Use	2	$53,700,000	5.9%	204,663	$3,943	4.3469%	115	87.3%	2.30x	35.8%	34.2%
Retail/Hospitality	1	$38,000,000	4.1%	6,859	$5,540	3.9250%	117	83.0%	2.70x	20.8%	20.8%
Warehouse/Office/Flex	1	$15,700,000	1.7%	197,804	$79	5.3680%	111	97.7%	1.34x	72.0%	66.8%
Industrial - Warehouse/Distribution	4	$37,000,000	4.0%	576,921	$65	4.8424%	116	96.9%	1.41x	64.4%	57.9%
Self Storage	2	$18,651,332	2.0%	214,228	$88	4.6951%	118	85.9%	1.37x	66.4%	57.8%
Total/Weighted Average	55	$916,480,327	100.0%			4.5806%	117	92.4%	1.87x	58.3%	53.5%

Geographic Distribution(1)(4)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
California	10	$192,887,708	21.0%	4.2834%	118	2.43x	47.1%	43.3%
Southern(6)	7	$176,301,332	19.2%	4.2268%	118	2.52x	46.0%	42.4%
Northern(6)	3	$16,586,376	1.8%	4.8854%	114	1.49x	58.8%	52.2%
Washington	3	$113,250,000	12.4%	4.7455%	116	2.04x	56.6%	55.9%
New York	3	$113,250,000	12.4%	4.7439%	112	1.43x	64.9%	64.2%
New York City	3	$113,250,000	12.4%	4.7439%	112	1.43x	64.9%	64.2%
Texas	8	$112,474,829	12.3%	4.7496%	117	1.72x	63.2%	59.2%
Utah	2	$78,219,141	8.5%	4.7715%	117	1.43x	60.2%	47.6%
Other	29	$306,398,649	33.4%	4.5356%	117	1.80x	61.4%	54.4%
Total/Weighted Average	55	$916,480,327	100.0%	4.5806%	117	1.87x	58.3%	53.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2017-COR2 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date LTV Ratios(1)(2)(3)

						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
20.8%	-	54.9%	8	$187,361,041	20.4%	4.2349%	118	2.82x	39.2%	36.8%
55.0%	-	59.9%	6	$192,750,000	21.0%	4.3856%	117	2.13x	56.5%	52.7%
60.0%	-	64.9%	13	$325,811,105	35.6%	4.6032%	116	1.44x	63.6%	57.1%
65.0%	-	69.9%	9	$130,914,451	14.3%	4.9836%	116	1.50x	67.2%	64.4%
70.0%	-	73.2%	6	$79,643,730	8.7%	5.1110%	116	1.41x	71.9%	61.6%
Total/Weighted Average			42	$916,480,327	100.0%	4.5806%	117	1.87x	58.3%	53.5%

Distribution of Maturity Date or ARD LTV Ratios(1)(2)

						Weighted Averages
Range of Maturity Date or ARD LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV
20.8%	-	49.9%	7	$181,661,041	19.8%	4.0164%	118	2.79x	39.3%	34.9%
50.0%	-	54.9%	9	$214,610,265	23.4%	4.6382%	117	1.85x	58.8%	52.3%
55.0%	-	59.9%	16	$307,459,021	33.5%	4.6779%	117	1.62x	63.5%	57.3%
60.0%	-	69.0%	10	$212,750,000	23.2%	4.8637%	113	1.48x	66.7%	65.0%
Total/Weighted Average			42	$916,480,327	100.0%	4.5806%	117	1.87x	58.3%	53.5%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)

						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
1.18x	-	1.39x	16	$279,437,208	30.5%	4.9994%	116	1.31x	65.1%	58.1%
1.40x	-	1.44x	1	$11,729,829	1.3%	5.5600%	114	1.40x	71.1%	59.9%
1.45x	-	1.54x	5	$186,094,229	20.3%	4.4988%	114	1.51x	63.4%	57.9%
1.55x	-	1.99x	10	$144,969,061	15.8%	4.3442%	119	1.76x	63.0%	56.0%
2.00x	-	2.49x	5	$175,750,000	19.2%	4.6508%	117	2.14x	55.9%	53.9%
2.50x	-	3.99x	4	$78,500,000	8.6%	3.9354%	116	2.90x	34.7%	34.7%
4.00x	-	4.83x	1	$40,000,000	4.4%	3.5625%	119	4.83x	24.6%	24.6%
Total/Weighted Average			42	$916,480,327	100.0%	4.5806%	117	1.87x	58.3%	53.5%

Original Terms to Maturity or ARD(1)

				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
120	40	$816,480,327	89.1%	4.5568%	116	1.84x	58.7%	53.3%
121	2	$100,000,000	10.9%	4.7750%	117	2.11x	55.1%	55.1%
Total/Weighted Average	42	$916,480,327	100.0%	4.5806%	117	1.87x	58.3%	53.5%

Distribution of Remaining Terms to Maturity or ARD(1)

						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
109	-	117	23	$531,984,400	58.0%	4.7625%	115	1.71x	59.0%	55.3%
118	-	120	19	$384,495,928	42.0%	4.3290%	119	2.10x	57.4%	50.9%
Total/Weighted Average			42	$916,480,327	100.0%	4.5806%	117	1.87x	58.3%	53.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2017-COR2 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Underwritten NOI Debt Yields(1)(3)

						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)	Maturity Date or ARD LTV(2)
7.0%	-	8.9%	10	$232,400,000	25.4%	4.8450%	115	1.43x	65.8%	63.2%
9.0%	-	9.9%	13	$258,235,523	28.2%	4.7299%	116	1.42x	64.4%	55.8%
10.0%	-	12.4%	14	$296,244,804	32.3%	4.4529%	117	2.03x	53.5%	49.1%
12.5%	-	14.9%	3	$83,100,000	9.1%	4.3165%	119	2.42x	55.0%	50.8%
15.0%	-	19.7%	2	$46,500,000	5.1%	3.7159%	119	4.65x	24.2%	24.2%
Total/Weighted Average			42	$916,480,327	100.0%	4.5806%	117	1.87x	58.3%	53.5%

Amortization Types(1)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio(2)(3)	Maturity Date or ARD LTV(2)
Interest Only	14	$385,450,000	42.1%	4.4910%	115	2.31x	52.0%	52.0%
Interest Only, then Amortizing	17	$357,225,500	39.0%	4.5611%	117	1.61x	62.6%	55.9%
Amortizing Balloon	11	$173,804,827	19.0%	4.8194%	117	1.44x	63.7%	51.7%
Total/Weighted Average	42	$916,480,327	100.0%	4.5806%	117	1.87x	58.3%	53.5%

Footnotes:

(1)	With respect to the Grand Hyatt Seattle Mortgage Loan, Renaissance Seattle Mortgage Loan, Mall of Louisiana Mortgage Loan, Colorado Center Mortgage Loan, Integrated Health Campus Mortgage Loan and the CVS & Walgreens Portfolio Mortgage Loan, the LTV, DSCR and Debt Yield calculations include the related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and mezzanine loan(s).

(2)	With respect to the AHIP Northeast Portfolio II Mortgage Loan and the Hampton Inn Daytona Beach Mortgage Loan the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on an “As Complete” appraised value. With respect to the Parmer Office 3.2 Mortgage Loan and the 16027 Ventura Boulevard Mortgage Loan, the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on an “As Stabilized” appraised value.

(3)	With respect to the 592-594 Dean Street Mortgage Loan, Amsdell All Star Self Storage Mortgage Loan, 1530 Meridian Mortgage Loan, Rampart Village Center Mortgage Loan and the Packard Place Mortgage Loan, the Cut-off Date LTV and U/W NOI Debt Yield are calculated based on the Cut-off Date Balance net of a related holdback reserve.

(4)	Reflects allocated loan amount for properties securing multi-property Mortgage Loans.

(5)	Anchored retail also includes single tenant properties.

(6)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2017-COR2 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Beds/Sq. Ft./ Rooms	Cut-off Date LTV Ratio	U/W NCF DSCR after IO	U/W NOI Debt Yield
101 Ludlow	JLC/GACC	New York, NY	Multifamily	$71,000,000	7.7%	$196,676	63.4%	1.54x	7.0%
AHIP Northeast Portfolio II(1)	GACC	Various, Various	Hospitality	57,700,000	6.3%	$116,097	56.2%	2.19x	14.7%
CHG Building	JLC	Midvale, UT	Office	56,797,897	6.2%	$202	62.3%	1.47x	9.8%
Grand Hyatt Seattle(2)	JLC	Seattle, WA	Hospitality	50,000,000	5.5%	$291,028	54.9%	2.07x	11.5%
Renaissance Seattle(2)	JLC	Seattle, WA	Hospitality	50,000,000	5.5%	$228,007	55.3%	2.15x	12.2%
Mall of Louisiana(2)	CREFI	Baton Rouge, LA	Retail	50,000,000	5.5%	$418	57.0%	1.85x	11.1%
Colorado Center(2)	GACC	Santa Monica, CA	Office	40,000,000	4.4%	$253	24.6%	4.83x	18.6%
360 North Rodeo Drive	JLC	Beverly Hills, CA	Mixed Use	38,000,000	4.1%	$5,540	20.8%	2.70x	11.7%
Parmer Office 3.2(3)	CREFI	Austin, TX	Office	37,895,000	4.1%	$198	63.3%	1.52x	9.6%
Freeway Industrial Park	JLC	Riverside, CA	Industrial	32,000,000	3.5%	$67	64.3%	1.35x	9.2%
Total/Weighted Average				$483,392,897	52.7%		53.5%	2.11x	11.4%
(1)	With respect to the AHIP Northeast Portfolio II Mortgage Loan the Cut-off Date LTV and Maturity Date or ARD LTV have been calculated based on an “As Complete” appraised value.

(2)	With respect to the Grand Hyatt Seattle Mortgage Loan, Renaissance Seattle Mortgage Loan, Mall of Louisiana Mortgage Loan and Colorado Center Mortgage Loan, the Cut-off Date Balance per Beds/Sq. Ft./ Rooms, Cut-off Date LTV Ratio, U/W NCF DSCR after IO and U/W NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(3)	With respect to the Parmer Office 3.2 Mortgage Loan, the Cut-off Date LTV Ratio has been calculated based on an “As Stabilized” appraised value.

Existing Mezzanine Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
CVS & Walgreens Portfolio	$12,1000,000	$1,800,000	1.37x	1.09x	64.1%	73.7%	8.9%	7.7%

Subordinate Debt Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loans Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR(1)	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio(1)	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield(1)
Colorado Center	$40,000,000	$258,000,000	$252,000,000	4.83x	2.62x	24.6%	45.4%	18.6%	10.1%
(1)	Total Debt U/W NCF DSCR, Total Debt Cut-off Date LTV Ratio and Total Debt U/W NOI Debt Yield calculations include any related pari passu companion loan(s), related subordinate companion loan(s) and/or related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2017-COR2 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Companion Loan Summary

Mortgage Loan	Note(s)	Original Balance	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
Grand Hyatt Seattle	A-1	$50,000,000	COMM 2017-COR2	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
	A-2, A-3	$83,000,000	JLC(1)	No
Renaissance Seattle	A-1	$50,000,000	COMM 2017-COR2	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
	A-2, A-3	$77,000,000	JLC(1)	No
Mall of Louisiana	A-1, A-2	$109,000,000	Bank of America, N.A.(1)	Yes(2)	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
	A-3-1, A-5-2	$47,000,000	CGCMT 2017-P8	No
	A-3-2	$28,000,000	CREFI(1)	No
	A-4	$50,000,000	COMM 2017-COR2	No
	A-5-1, A-6, A-7	$91,000,000	Barclays Bank PLC(1)	No
Colorado Center	A-1-S, A-2-S, A-3-S	$98,000,000	BXP Trust 2017-CC	Yes(3)	Wells Fargo Bank, National Association	AEGON USA Realty Advisors, LLC
	A-2-C1, A-2-C2-1	$40,000,000	COMM 2017-COR2	No
	A-2-C2-2	$20,000,000	DBNY(1)	No
	A-1-C1, A-1-C2	$80,000,000	Morgan Stanley Bank, NA(1)	No
	A-3-C1, A-3-C2	$60,000,000	Wells Fargo Bank, National Association(1)	No
	B-1-S , B-2-S, B-3-S	$252,000,000	BXP Trust 2017-CC	No
Integrated Health Campus	A-1	$31,000,000	COMM 2017-COR2	Yes	Midland Loan Services, a Division of PNC Bank National Association	Midland Loan Services, a Division of PNC Bank National Association
	A-2	$22,000,000	DBNY(1)	No

(1)	The notes held thereby are expected to be contributed to one or more future commercial mortgage securitization transactions.

(2)	Note A-1 is the controlling note.

(3)	Note A-1-S is the controlling note.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 1 101 Ludlow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 63.4% 1.54x 7.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 1 101 Ludlow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 63.4% 1.54x 7.0%

New York
SOHO
BOWERY
101 Ludlow
LITTLE ITALY
CHINATOWN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 1 101 Ludlow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 63.4% 1.54x 7.0%

Mortgage Loan Information
Loan Seller(1):	JLC / GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Charles Blaichman; Richard Born; Scott Sabbagh
Borrower:	101 Ludlow LLC
Original Balance:	$71,000,000
Cut-off Date Balance:	$71,000,000
% by Initial UPB:	7.7%
Interest Rate:	4.4120%
Payment Date:	6th of each month
First Payment Date:	December 6, 2016
Maturity Date:	November 6, 2026
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(34), D(82), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$1,152,180	$192,030
Insurance:	$105,710	$9,610
Replacement:	$250,000	$6,769
Security Deposit LOC:	$2,423,250	NAP

Financial Information
Cut-off Date Balance / Bed:	$196,676
Balloon Balance / Bed:	$196,676
Cut-off Date LTV:	63.4%
Balloon LTV:	63.4%
Underwritten NOI DSCR:	1.56x
Underwritten NCF DSCR:	1.54x
Underwritten NOI Debt Yield:	7.0%
Underwritten NCF Debt Yield:	6.9%
Underwritten NOI Debt Yield at Balloon:	7.0%
Underwritten NCF Debt Yield at Balloon:	6.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Student Housing Multifamily
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2009 / NAP
Total Beds:	361
Property Management:	CBJ Management LLC
Underwritten NOI:	$4,969,756
Underwritten NCF:	$4,888,531
“As Is” Appraised Value:	$112,000,000
“As Is” Appraisal Date:	August 30, 2016

Historical NOI
Most Recent NOI:	$5,206,234 (T-12 March 31, 2017)
2016 NOI:	$5,175,449 (December 31, 2016)
2015 NOI:	$5,091,001 (December 31, 2015)
2014 NOI:	$5,230,156 (December 31, 2014)
2013 NOI:	$5,141,085 (December 31, 2013)

Historical Occupancy(3)
Most Recent Occupancy:	100.0% (March 1, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
2013 Occupancy:	100.0% (December 31, 2013)

(1)	The 101 Ludlow Loan was originated by JLC and a $35,500,000 million note was subsequently purchased by GACC.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	Historical Occupancy is based on the student housing portion of the 101 Ludlow Property which is 100.0% leased to the School of Visual Arts, Inc. pursuant to a lease that expires in January 2049. The 101 Ludlow Property also contains a 471 sq. ft. retail space that is 100.0% occupied. See “The Property” herein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 1 101 Ludlow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 63.4% 1.54x 7.0%

Unit Mix Summary(1)
Unit Type	# of Units	# of Beds	% of Total	Occupied Beds	Occupancy	Average Unit Size (Sq. Ft.)(2)	Average Monthly Rental Rate Per Bed(3)	Average Monthly Rental Rate Per Sq. Ft.	Average U/W Monthly Rental Rate Per Bed(4)
Single	251	251	69.5%	251	100.0%	182	$1,274	$7.00	$1,295
Double – South	34	68	18.8%	68	100.0%	274	$1,274	$4.65	$1,295
Double – Upper Floor	13	26	7.2%	26	100.0%	257	$1,274	$4.96	$1,295
ADA Accessible	8	16	4.4%	16	100.0%	219	$1,274	$5.82	$1,295
Total / Wtd. Avg.	306	361	100.0%	361	100.0%	196	$1,274	$6.62	$1,295

(1)	Based on the March 1, 2017 underwritten rent roll.

(2)	Based on the number of units.

(3)	Based on the in place lease with the School of Visual Arts, Inc.

(4)	Based on the in place lease with the School of Visual Arts, Inc. increased by 1.6375%, which is equal to the historical average rent increase from 2009-2017, to capture the rent increase in February 1, 2018.

The Loan. The 101 Ludlow loan (the “101 Ludlow Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two condominium units comprised of a 306-unit, 361-bed, high-rise student housing multifamily property and a ground floor retail space totaling 471 sq. ft. located at 101 Ludlow Street in New York, New York (the “101 Ludlow Property”) with an original principal balance of $71.0 million. The 101 Ludlow Loan has a 10-year term and requires interest only payments for the term of the loan. The 101 Ludlow Loan accrues interest at a fixed rate equal to 4.4120% and has a cut-off date balance of $71.0 million. The 101 Ludlow Loan proceeds were used to retire previous debt of approximately $62.4 million, fund reserves of approximately $1.5 million, pay closing costs of approximately $1.4 million and return approximately $5.7 million of equity to the borrower sponsor. Based on the appraised value of $112.0 million as of August 30, 2016, the Cut-off Date LTV is 63.4%. The most recent prior financing of the 101 Ludlow Property was included in the GSMS 2012-GCJ7 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$71,000,000	100.0%	Loan Payoff	$62,370,135	87.8%
			Return of Equity	$5,743,349	8.1%
			Upfront Reserves	$1,507,890	2.1%
			Closing Costs	$1,378,626	1.9%
Total Sources	$71,000,000	100.0%	Total Uses	$71,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower, 101 Ludlow LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and the non-recourse carve-out guarantors are Charles Blaichman, Richard Born, and Scott Sabbagh, on a joint and several basis.

Charles Blaichman is the founder of CB Developers, and has been developing, building and managing real estate for over 35 years. Mr. Blaichman is involved in all aspects of the company’s business, overseeing project acquisitions, the formation of partnerships, construction management, and the establishment of sales and management teams. CB Developer’s portfolio includes a range of development projects including boutique hotels and residential and commercial condominiums and rentals. The company has successfully developed projects that include the condominiums at 173/176 Perry Street, The Urban Glass House condominiums (330 Spring Street), 29-35 Ninth Avenue (home to hotel and social club Soho House), the High Line Building at 450 West 14th Street and The Theory Building at 40 Gansevoort Street.

Richard Born is a co-founder of BD Hotels, a large independent hotel owner and operator in New York City. The company’s portfolio includes over 22 hotels with more under construction, including a renovation of New York’s fabled Hotel Chelsea. Notable other properties include the Mercer Hotel, the Bowery Hotel, the Maritime Hotel, Tribeca’s Greenwich Hotel, East Village’s Ludlow Hotel, The Jane Hotel, Hotel Metro, The Blakely and The Pod brand hotels.

Scott Sabbagh is the founder of Matrix Development LLC (“Matrix Development”). Founded in 2002, Matrix Development is a real estate development and investment firm based in Manhattan. Prior to founding Matrix Development, Mr. Sabbagh was Director of Development for Colony Capital, LLC from 1994 until 2000, where he was responsible for the execution of residential and hotel development in the eastern U.S. and select projects in Hawaii, Mexico and the Caribbean. Matrix Development’s notable projects include the former Mayfair Hotel at 610 Park Avenue, a mixed-use, 40-unit rental building located at 19-23 St. Mark’s Place and the Urban Glass House, a 40-unit luxury condominium in west SoHo designed by the late Philip Johnson.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 1 101 Ludlow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 63.4% 1.54x 7.0%

The Property. The 101 Ludlow Property is a 20-story student housing complex located in the Lower East Side neighborhood of Manhattan. Completed in 2009, the 101 Ludlow Property comprises two condominium interests, a 306-unit, 361-bed student housing building (the “Tower Unit”) and a 471 sq. ft. ground floor retail unit (the “Retail Unit”). A third condominium interest, which is not part of the 101 Ludlow Property, contains ground floor and basement space which is currently occupied by a Bank of America bank branch. The 101 Ludlow Property offers 251 single rooms, 47 double rooms units and 8 ADA compliant single rooms with an average unit size of 196 sq. ft. The 101 Ludlow Property’s first floor lobby includes a 24-hour building attendant, a mail room and an elevator waiting area. Amenities include an outdoor terrace on the second floor setback, bicycle racks, a basement containing a community room and lounge, a large kitchen, storage area for tenants and laundry facilities.

As of March 1, 2017, the Tower Unit was 100.0% leased to the School of Visual Arts, Inc. (“SVA”) pursuant to a triple net lease (the “SVA Lease”) which commenced on January 5, 2009 with a 40-year term that expires on January 30, 2049. SVA is a Manhattan-based, privately-held, for-profit, degree-granting institution for professional education in the visual arts. Offering 11 undergraduate and 22 graduate degree programs, SVA is a member of the Association of Independent Colleges of Art and Design, a consortium of 36 leading art schools. Current annual base rent under the SVA Lease is equal to approximately $1,274 per bed per month. The SVA Lease includes an annual rent increase beginning every February 1st based on the lesser of 3.0% and annual CPI. The historical increases since 2009 have ranged from a low of 0.3% to a high of 2.7% and averaged approximately 1.6375%. The last increase that occurred on February 1, 2017 was equal to 2.1%. Additionally, pursuant to the SVA Lease, SVA is responsible for real estate tax payments below $12.00 per sq. ft. and above $14.00 per sq. ft. based on the 101 Ludlow Property’s gross building area. The borrower is responsible for the $2.00 per sq. ft. differential.

SVA has the right to sublet all or any space at the Tower Unit without consent of the borrower, provided written notice is delivered to the borrower.

On June 18, 2012, SVA entered into a sublease with Alvin Ailey Dance Foundation for 40 beds at the Tower Unit at the 101 Ludlow Property with an initial term of four years. The initial monthly sublease rate is $1,350 per bed. On March 22, 2016, the sublease was amended and extended through August 5, 2018. Notwithstanding the sublease, SVA is responsible for the rent for these units.

As of March 1, 2017, the Retail Unit was 100.0% leased to Champion Pizza pursuant to a lease which commenced on October 31, 2014 with a 10-year term that expires on October 31, 2024. Champion Pizza’s current annual base rent is equal to $76,385 and the lease includes 3.0% annual rent increases every November 1st. Additionally, Champion Pizza is responsible for 100.0% of the real estate tax increases over the 2014/2015 base year.

Environmental Matters. The Phase I environmental report, dated October 18, 2016, recommended no further actions at the 101 Ludlow Property.

The Market. According to the appraiser, New York City has a total of 101 higher education institutions comprised of State University of New York System (“SUNY”), City University of New York System (“CUNY”), independent and proprietary schools. There were a total of 403,955 full-time and part-time undergraduate students and 107,966 graduate students in New York City institutions in 2015. New York University (“NYU”) (a private university) is the largest with over 40,000 students and numerous residential facilities. According to the appraiser, because of their proximity to campuses and cost efficiencies, campus affiliated housing is more appealing than off campus housing to many students, causing student housing to be in great demand and highly competitive. Additionally, according to the appraiser, it is not uncommon for student housing offices to have lottery systems and wait lists for their students, and given the lack of student housing facilities in New York City, occupancy rates are near or at capacity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 1 101 Ludlow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 63.4% 1.54x 7.0%

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	2016	T-12 3/31/17	In-Place(1)	U/W	U/W per Bed
Gross Potential Rent(2)	$5,310,427	$5,366,583	$5,365,332	$5,401,105	$5,423,151	$5,517,725	$5,608,078	$15,535
Less: Vacancy & Credit Loss(3)	0	0	0	0	0	0	(280,404)	($777)
Net Rental Income	$5,310,427	$5,366,583	$5,365,332	$5,401,105	$5,423,151	$5,517,725	$5,327,674	$14,758
Commercial Income	0	0	72,954	75,126	76,981	81,844	84,135	$233
Less: Vacancy(4)	0	0	0	0	0	0	(4,207)	($12)
Total Recoveries	1,473,745	1,667,124	2,038,440	2,189,919	2,197,505	2,204,734	2,204,734	$6,107
Effective Gross Income	$6,784,171	$7,033,708	$7,476,725	$7,666,150	$7,697,637	$7,804,303	$7,612,337	$21,087
Total Expenses	1,643,087	1,803,552	2,385,725	2,490,701	2,491,403	2,531,275	2,642,580	$7,320
Net Operating Income	$5,141,085	$5,230,156	$5,091,001	$5,175,449	$5,206,234	$5,273,028	$4,969,756	$13,767
Capital Expenditures(5)	0	0	0	0	0	81,225	81,225	$225
Net Cash Flow	$5,141,085	$5,230,156	$5,091,001	$5,175,449	$5,206,234	$5,191,803	$4,888,531	$13,542

(1)	In-Place represents annualized rents per the underwritten rent roll dated March 1, 2017 and is based on the in place leases with SVA and Champion Pizza with no vacancy adjustment, contractual tenant reimbursements per the leases, the contractual management fee equal to 2.0% of base rental income (excludes reimbursements), and all other U/W expenses and capital items.

(2)	U/W Gross Potential Rent is based on the in place SVA Lease increased by 1.6375%, which is equal to the historical average rent increase from 2009-2017, to capture the rent increase in February 1, 2018.

(3)	U/W Vacancy & Credit Loss represents 5.0% of Gross Potential Rent (SVA Lease).

(4)	U/W Vacancy represents 5.0% of Commercial Income (Champion Pizza).

(5)	U/W Capital Expenditures represent $225 per bed (361 beds) or $265 per unit (306 units).

Property Management. The 101 Ludlow Property is managed by CBJ Management LLC, an affiliate of the borrower.

Lockbox / Cash Management. The 101 Ludlow Loan is structured with a hard lockbox with in place cash management. All rents are required to be deposited directly by the tenants of the 101 Ludlow Property into a lockbox account controlled by the lender. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to the payment of debt service and the funding of required reserves. Provided no Cash Trap Period (as defined below) is continuing, all funds remaining in the cash management account after payment of the aforementioned items will be transferred on a monthly basis into the borrower’s operating account. During a Cash Trap Period, all excess cash in the cash management account will be retained by the lender as additional collateral for the 101 Ludlow Loan.

A “Cash Trap Period” will commence (i) upon an event of default, (ii) if the debt yield is less than 6.0% (until such time that the debt yield is greater than or equal to 6.0% for two consecutive quarters), (iii) if the SVA Lease is surrendered, cancelled or terminated prior to its then-current expiration date, (iv) if SVA goes dark or gives notice that it intends to discontinue its business or (v) upon the occurrence of an SVA insolvency proceeding.

Initial Reserves. At loan origination, the borrower deposited (i) $1,152,180 into a tax reserve account, (ii) $105,710 into an insurance reserve account and (iii) $250,000 into a replacement reserve account (the “Replacement Reserve Cap Amount”).

In addition, in connection with the SVA Lease, SVA was required to deliver a security deposit in the original amount of $4,846,500 to the borrower. In lieu of cash, SVA provided a letter of credit (“LOC”) with Wells Fargo Bank National Association in the amount of $4,846,500 in support of its obligations under the SVA Lease. The LOC is evergreen and renews automatically each year throughout the 101 Ludlow Loan term. In January 2015, the security deposit was reduced to $2,423,250, pursuant to the terms of the SVA Lease. The SVA Lease allows for the further reduction of the security deposit to up to three months’ base rent after the borrower has collected 120 months of base rent and additional rent, provided that there has been no assignment of the SVA Lease, and further provided that there has been no material adverse change in SVA’s financial condition. In connection with the origination of the 101 Ludlow Loan, the borrower transferred the security deposit to the lender, which will be held by the lender as additional collateral for the 101 Ludlow Loan, subject to SVA’s rights under the SVA Lease. The 101 Ludlow Loan documents provide that any portion of the SVA security deposit which the borrower is permitted to retain pursuant to the terms of the SVA Lease will be transferred to the clearing account and proceed through the waterfall in accordance with the 101 Ludlow Loan agreement. Following a termination of the SVA Lease, at the lender’s election, such funds may be applied towards (a) rent arrearages under the SVA Lease, (b) debt service shortfalls or (c) funding any approved leasing expenses.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $192,030, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums into an insurance account, which currently equates to $9,610 and (iii) $6,769 into a replacement reserve account, subject to the Replacement Reserve Cap Amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 Ludlow Street New York, NY 10002	Collateral Asset Summary – Loan No. 1 101 Ludlow	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$71,000,000 63.4% 1.54x 7.0%

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Purchase Option. In January 2049, the initial expiration of the SVA Lease, SVA has a one-time option to purchase the Tower Unit for $75.0 million provided SVA gives notice at least 12 months but not more than 18 months prior to the initial lease expiration date. If SVA does not timely exercise the option, the option automatically terminates and SVA will have no further right or option to purchase the Tower Unit. The purchase option does not apply in the event of a tenant default during the lease term that results in a termination of the SVA Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 2 AHIP Northeast Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,700,000 56.2% 2.19x 14.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AHIP Northeast Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,700,000 56.2% 2.19x 14.7%

Scranton
Middletown
Newburgh
NEW YORK
Wilkes-Barre
Milton
Freeland
Stroudsburg
New York
LEHIGH VALLEY INTERNATIONAL AIRPORT
Bethlehem
Newark
JOHN F. KENNEDY INTERNATIONAL AIRPORT
PENNSYLVANIA
Allentown
Quakertown
READING REGIONAL AIRPORT
Reading
Harrisburg
HARRISBURG INTERNATIONAL AIRPORT
Trenton
King of Prussia
Lancaster
NEW JERSEY
Philadelphia
PHILADELPHIA INTERNATIONAL AIRPORT
Cherry Hill
YORK AIRPORT
Wilmington
Newark
MARYLAND
Atlantic City
Baltimore
BALTIMORE/WASHINGTON INTERNATIONAL THURGOOD MARSHALL AIRPORT
Annapolis
Washington D.C.
DELAWARE
Atlantic Ocean

AHIP Portfolio II

#	Property	Address	City	Zip
1	Residence Inn - Arundel Mills BWI Airport	7035 Arundel Mills Circle	Hanover, MD	21076
2	Residence Inn - Mount Laurel at Bishop's Gate	1000 Bishops Gate Boulevard	Mount Laurel, NJ	08054
3	Homewood Suites - Allentown-Bethlehem Airport	2031 Avenue C	Bethlehem, PA	18017
4	TownePlace Suites - Arundel Mills BWI Airport	7021 Arundel Mills Circle	Hanover, MD	21076

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AHIP Northeast Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,700,000 56.2% 2.19x 14.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	American Hotel Income Properties REIT Inc.
Borrowers(1):	Various
Original Balance:	$57,700,000
Cut-off Date Balance:	$57,700,000
% by Initial UPB:	6.3%
Interest Rate:	4.4800%
Payment Date:	6th of each month
First Payment Date:	August 6, 2017
Maturity Date:	July 6, 2027
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection(2):	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$452,158	$30,000
Insurance:	$0	Springing
FF&E:	$0	Springing
PIP:	$1,975,474	NAP

Financial Information
Cut-off Date Balance / Room:	$116,097
Balloon Balance / Room:	$106,207
Cut-off Date LTV(4):	56.2%
Balloon LTV(4):	51.4%
Underwritten NOI DSCR(5):	2.42x
Underwritten NCF DSCR(5):	2.19x
Underwritten NOI Debt Yield:	14.7%
Underwritten NCF Debt Yield:	13.3%
Underwritten NOI Debt Yield at Balloon:	16.0%
Underwritten NCF Debt Yield at Balloon:	14.5%

Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	Extended Stay Hospitality
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various / Various
Total Rooms:	497
Property Management(6):	Various
Underwritten NOI(7):	$8,466,470
Underwritten NCF(7):	$7,670,109
Appraised Value(4):	$102,600,000
Appraisal Dates(8):	Various

Historical NOI(7)
Most Recent NOI:	$8,620,564 (T-12 March 31, 2017)
2016 NOI:	$8,500,512 (December 31, 2016)
2015 NOI:	$8,573,651 (December 31, 2015)
2014 NOI:	$8,027,853 (December 31, 2014)

Historical Occupancy(7)
Most Recent Occupancy:	88.9% (March 31, 2017)
2016 Occupancy:	86.8% (December 31, 2016)
2015 Occupancy:	86.7% (December 31, 2015)
2014 Occupancy:	87.0% (December 31, 2014)
(1)	The borrowers for the AHIP Northeast Portfolio II Loan are AHIP MD Hanover 7021 Properties LLC; AHIP MD Hanover 7021 Enterprises LLC; AHIP NJ Mount Laurel Properties LLC; AHIP NJ Mount Laurel Enterprises LLC; AHIP PA Bethlehem Properties LLC; AHIP PA Bethlehem Enterprises LLC; AHIP MD Hanover 7035 Properties LLC; AHIP MD Hanover 7035 Enterprises LLC.

(2)	Partial release is permitted. See “Partial Release” herein.

(3)	See “Initial Reserves” and “Ongoing Reserves” herein.

(4)	The Appraised Value, Cut-off Date LTV and Balloon LTV are calculated based on the “As Complete” value for the AHIP Northeast Portfolio II Properties, which assumes the completion of the required PIP at each property. The estimated cost of each respective PIP was reserved in full at loan origination. Based on the “As Is” appraised value as of June 1, 2017 of $96,500,000, the AHIP Northeast Portfolio II Loan has a Cut-off Date LTV and Balloon LTV of 59.8% and 54.7%, respectively.

(5)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 3.23x and 2.93x, respectively.

(6)	The property managers for the AHIP Northeast Portfolio II Properties are: One MD Hanover 7021 Management LLC; One MD Hanover 7035 Management LLC; One PA Bethlehem HW Management LLC, One NJ Mount Laurel 1001 Management LLC.

(7)	Underwritten NOI, Underwritten NCF, Property Information, Historical NOI, Historical Occupancy and Financial Information are based on the aggregate of the four hospitality properties that comprise the AHIP Northeast Portfolio II Properties.

(8)	The Appraisal Dates for the AHIP Northeast Portfolio II Properties are as of June 1, 2018 for the Residence Inn - Arundel Mills BWI Airport, Residence Inn - Mount Laurel at Bishop’s Gate and TownePlace Suites - Arundel Mills BWI Airport properties and as of June 1, 2019 for the Homewood Suites - Allentown-Bethlehem Airport property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AHIP Northeast Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,700,000 56.2% 2.19x 14.7%

Historical Occupancy, ADR, RevPAR(1)
	AHIP Northeast Portfolio II Portfolio			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(2)	87.0%	$117.92	$102.64	80.5%	$101.09	$81.38	108.1%	116.7%	126.3%
2015(3)	85.8%	$119.11	$102.25	81.1%	$101.66	$82.40	105.9%	117.3%	124.2%
2016(3)	86.1%	$123.48	$106.26	81.4%	$105.16	$85.62	105.8%	117.8%	124.5%
T-12 Mar 2017(3)	88.9%	$121.92	$108.41	81.6%	$106.18	$86.51	109.0%	115.1%	125.3%
(1)	Occupancy, ADR and RevPAR represent estimates from the weighted average figures in the hospitality research reports for each of the four AHIP Northeast Portfolio II Portfolio Properties. The variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the AHIP Northeast Portfolio II Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Source: December 2016 hospitality research report.

(3)	Source: March 2017 hospitality research report

Portfolio Summary
Property Name	Rooms	Year Built/ Renov.	Franchise	Allocated Loan Amount ($)	% of Allocated Loan Amount	UW NCF	Appraised Value(1)	2011-2016 Approx. Cap Ex. Amount	2017-2019 PIP Amount
Residence Inn - Arundel Mills BWI Airport	131	2003/2016	Marriott	$17,546,199	30.4%	$2,346,538	$31,200,000	$2,200,000	$241,883
Residence Inn - Mount Laurel at Bishop’s Gate	144	2007/2012, 2015	Marriott	$16,308,967	28.3%	$2,167,019	$29,000,000	$1,650,000	$253,980
Homewood Suites - Allentown-Bethlehem Airport	113	2006/2012	Hilton	$12,653,509	21.9%	$1,550,669	$22,500,000	$1,000,000	$1,133,187
TownePlace Suites - Arundel Mills BWI Airport	109	2008/2015	Marriott	$11,191,326	19.4%	$1,605,883	$19,900,000	$990,000	$346,425
Total	497			$57,700,000	100.0%	$7,670,109	$102,600,000	$5,840,000	$1,975,475

(1)	The Appraised Value represents the “As Complete” appraised value which assumes that the scheduled PIP renovations at each of the properties have been completed as of June 1, 2018 for the Residence Inn - Arundel Mills BWI Airport, Residence Inn - Mount Laurel at Bishop’s Gate and TownePlace Suites - Arundel Mills BWI Airport properties and as of June 1, 2019 for the Homewood Suites - Allentown-Bethlehem Airport property.

The Loan. The AHIP Northeast Portfolio II mortgage loan (the “AHIP Northeast Portfolio II Loan”) is a fixed rate loan with an Original Balance and Cut-off Date Balance of $57.7 million secured by the borrowers’ fee simple interests in four extended stay hotels containing collectively 497 rooms (the “AHIP Northeast Portfolio II Properties”, and each, an “AHIP Northeast Portfolio II Property”) located in Hanover, Maryland, Mount Laurel, New Jersey, and Bethlehem, Pennsylvania.

The AHIP Northeast Portfolio II Loan has a 10-year term and amortizes on a 30-year schedule after an initial 60-month interest only period. The AHIP Northeast Portfolio II Loan accrues interest at a fixed rate equal to 4.4800% per annum.

The Cut-off Date LTV and Balloon LTV of 56.2% and 51.4%, respectively, are calculated based on the “As Complete” value of $102.6 million for the AHIP Northeast Portfolio II Properties, which assumes the completion of the required property improvement plan (“PIP”) at each AHIP Northeast Portfolio II Property, the estimated cost of which was reserved at loan origination. Based on the “As Is” appraised value as of June 2017 of $96.5 million, the AHIP Northeast Portfolio II Loan has a Cut-off Date LTV of 59.8%. The “As is” appraised value of $96.5 million corresponds to the borrower sponsor’s cost basis for the AHIP Northeast Portfolio II of $96.4 million, inclusive of the $95.4 million allocated purchase price and the approximately $2.0 million PIP. See the “Portfolio Summary” table above for PIP reserve information on a property-by-property basis. The appraiser also concluded an “As Stabilized” value as of June 1, 2019 and June 1, 2020, as applicable, of $107.0 million, assuming PIP completion, which would result in a Cut-off Date LTV and Balloon LTV of 53.9% and 49.3%, respectively.

The AHIP Northeast Portfolio II Loan proceeds, along with approximately $40.7 million of sponsor equity, were used to acquire the AHIP Northeast Portfolio II Properties for a purchase price of $95.4 million, fund approximately $2.4 million in upfront reserves and pay closing costs of $550,853. The most recent prior financing of the AHIP Northeast Portfolio II Properties was not included in a securitization.

Sources and Uses(1)
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$57,700,000	58.7%	Purchase Price	$95,400,000	97.0%
Borrower Equity	$40,678,486	41.3%	Reserves	$2,427,633	2.5%
			Closing Costs	$550,853	0.6%
Total Sources	$98,378,486	100.0%	Total Uses	$98,378,486	100.0%
(1)	The allocated purchase prices are as follows: the Residence Inn - Mount Laurel ($28,200,000), Residence Inn - Arundel Mills BWI Airport ($28,900,000), Homewood Suites - Allentown-Bethlehem Airport ($19,800,000), and TownePlace Suites - Arundel Mills BWI Airport ($18,500,000).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AHIP Northeast Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,700,000 56.2% 2.19x 14.7%

The Borrowers / Borrower Sponsor. The borrowers are AHIP MD Hanover 7021 Properties LLC; AHIP MD Hanover 7021 Enterprises LLC; AHIP NJ Mount Laurel Properties LLC; AHIP NJ Mount Laurel Enterprises LLC; AHIP PA Bethlehem Properties LLC; AHIP PA Bethlehem Enterprises LLC; AHIP MD Hanover 7035 Properties LLC; and AHIP MD Hanover 7035 Enterprises LLC (each, an “AHIP Northeast Portfolio II Borrower” and together, the “AHIP Northeast Portfolio II Borrowers”), each structured to be bankruptcy-remote with two independent directors in its organizational structure.

The sponsor of the AHIP Northeast Portfolio II Borrowers and non-recourse carveout guarantor for the AHIP Northeast Portfolio II Loan is American Hotel Income Properties REIT Inc. (“AHIP REIT Inc.”). AHIP REIT Inc. is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP REIT L.P.”) U.S. assets. AHIP REIT L.P. (TSX: HOT.UN), is a publicly owned real estate investment trust that invests in the real estate markets across United States. AHIP REIT L.P. invests in transportation oriented select-service, and limited service hotel portfolios in close proximity to railroads, airports, highway interchanges and other transportation hubs servicing as demand generators. AHIP REIT L.P. was formed in 2012 and is based in Vancouver, British Columbia.

Following the acquisition of the AHIP Northeast Portfolio Properties, AHIP REIT Inc. has holdings of 113 hotel properties totaling approximately 11,570 guestrooms across the United States.

The Properties. The AHIP Northeast Portfolio II Properties consist of four extended stay hotels containing collectively 497 rooms. The hotels are located in the cities of Hanover, Maryland, Mount Laurel, New Jersey, and Bethlehem, Pennsylvania, and three of the hotels are located less than 10 miles from airports. The four AHIP Northeast Portfolio II Properties consist of:

●	The 131-room Residence Inn - Arundel Mills BWI Airport property is located in Hanover, Maryland along State Highway MD 100 and less than five miles east of BWI Airport and approximately 13 miles southwest of the Baltimore central business district (“CBD”). The Residence Inn - Arundel Mills BWI Airport property is subject to a relicensing agreement with Marriott International, Inc. that expires in 2023 with a 10-year extension option. The Residence Inn - Arundel Mills BWI Airport property is subject to an option to purchase the property in favor of the original developer and the right to such purchase option is limited to a default by the borrower under the applicable master declaration document, for which the lender has a 30-day cure right. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

●	The 144-room Residence Inn - Mount Laurel at Bishop’s Gate property is located in Mount Laurel, New Jersey along I-295 and is approximately 15 miles east of the Philadelphia CBD. The Residence Inn - Mount Laurel at Bishop’s Gate property is subject to a relicensing agreement with Marriott International, Inc. that expires in 2027 with a 10-year extension option.

●	The 113-room Homewood Suites - Allentown-Bethlehem Airport property is located in Bethlehem, Pennsylvania and approximately one mile east of the Lehigh Valley International Airport and 8 miles northeast of the Queen City Municipal Airport. The Homewood Suites - Allentown-Bethlehem Airport property is subject to a relicensing agreement with Hilton Franchise Holdings, LLC that was renewed at loan origination and expires in 2032.

●	The 109-room TownePlace Suites - Arundel Mills BWI Airport property is located in Hanover, Maryland along State Highway MD 100 and less than five miles east of BWI Airport and approximately 13 miles southwest of the Baltimore CBD. The TownePlace Suites - Arundel Mills BWI Airport property is subject to a relicensing agreement with Marriott International, Inc. that expires in 2032. The TownePlace Suites - Arundel Mills BWI Airport property is subject to an option to purchase and right of first refusal to purchase the property in favor of the original developer. The right to such purchase option is limited to a default by the borrower under the applicable master declaration document and right of first refusal will not apply to a foreclosure or deed in lieu of foreclosure in connection with the AHIP Northeast Portfolio II Loan. The right of first refusal will expire and be of no further force and effect on or about December 21, 2020. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

AHIP REIT Inc. purchased the AHIP Northeast Portfolio II Properties as part of a larger 18-hotel portfolio that was acquired from MCR Development for a total portfolio purchase price of approximately $395,000,000. The AHIP Northeast Portfolio II Properties have an allocated purchase price of $95,400,000 ($191,952 per room). See the “Portfolio Summary” table for information on a property-by-property basis.

Environmental Matters. The Phase I environmental reports, dated May 10, 2017, for each of Residence Inn - Arundel Mills BWI Airport, Homewood Suites - Allentown-Bethlehem Airport and TownePlace Suites - Arundel Mills BWI Airport and dated May 16, 2017 for Residence Inn - Mount Laurel at Bishop’s Gate, each recommended no further action at the applicable AHIP Northeast Portfolio II Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AHIP Northeast Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,700,000 56.2% 2.19x 14.7%

The Market. The AHIP Northeast Portfolio II Properties are located proximate to headquarters as well as large regional offices of several companies within their respective local areas and derive demand from corporate clients in the area, with a weighted average corporate demand segmentation of 53.5% for commercial, 16.2% for meeting and group and 30.0% for leisure according to the appraisals. The AHIP Northeast Portfolio II Properties have outperformed their respective markets and realized a weighted average RevPAR index ranging from 112.3% to 134.4% since 2014 according to hospitality research reports.

Hanover, Maryland

The Residence Inn - Arundel Mills BWI Airport and TownePlace Suites - Arundel Mills BWI Airport properties are located within 0.2 miles of each other in Hanover, Maryland within the greater Baltimore metropolitan statistical area (“MSA”). The local area is approximately 13 miles southwest of Baltimore and 28 miles northeast of Washington D.C. The neighborhood serves as a dominant retail corridor with proximity to MD 295 and I-95, major thoroughfares traveled by motorists navigating through either Washington D.C. or Baltimore and is supported by the presence of Baltimore-Washington International Thurgood Marshall (BWI) Airport. BWI Airport underwent an approximate $125.0 million expansion project in 2013-2016 and accommodated approximately 25.1 million passengers in 2016, representing a 5.5% increase year-over-year. Economic activity and development within the immediate area is largely centered around Arundel Mills, a shopping mall, with numerous regional offices representing a variety of industries led by the government and technology sectors including; Aerotech, TEKsystems, Verizon, Keller Foundation and Sienna. Additional drivers in the area include Fort Meade, Guinness Brewing Factory, Maryland Live! Casino, Medieval Times dinner theater and an Egyptian-themed 24-screen theatre.

According to the appraisal, the Residence Inn - Arundel Mills BWI Airport property’s estimated demand segmentation is approximately 65.0% commercial, 10.0% meeting & group and 25.0% leisure, while the TownePlace Suites - Arundel Mills BWI Airport property’s estimated demand segmentation is approximately 65.0% commercial, 25.0% meeting & group and 10% leisure.

The appraiser noted that there are no new extended–stay hotels expected to compete with either the Residence Inn - Arundel Mills BWI Airport or the TownePlace Suites - Arundel Mills BWI Airport properties. The appraiser did identify a new 310-room Live! Hotel that is expected to open in 2018, which is not expected to compete due to its amenity offering including a 1,500-seat concert venue, flexible meeting space, a dining café, gelato bar, day spa, salon, and retail store. Additionally, the appraiser did not include in new supply a rumored Cambria Hotel & Suites, two miles west of the Residence Inn - Arundel Mills BWI Airport and the TownePlace Suites - Arundel Mills BWI Airport properties. The appraiser also excluded two hotels in early planning stages: the 110-room Hilton Garden Inn and 110-room Homewood Suites hotel, which are tentatively meant to replace the properties that went offline in September 2016.

According to a March 2017 hospitality report, each of the Residence Inn - Arundel Mills BWI Airport property and the TownePlace Suites - Arundel Mills BWI Airport property competes with five other hotels. The respective performance relative to the competitive set is illustrated below.

Historical Occupancy, ADR, RevPAR(1)
	Residence Inn - Arundel Mills BWI Airport property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(2)	89.4%	$125.87	$112.52	83.6%	$101.10	$84.53	106.9%	124.5%	133.1%
2015(3)	89.6%	$126.08	$112.97	82.2%	$103.49	$85.09	109.0%	121.8%	132.8%
2016(3)	86.6%	$130.58	$113.07	81.3%	$103.41	$84.10	106.5%	126.3%	134.4%
T-12 Mar 2017(3)	90.2%	$128.65	$116.09	84.5%	$103.50	$87.42	106.8%	124.3%	132.8%
(1)	Occupancy, ADR and RevPAR sourced from the hospitality research report. The variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the AHIP Northeast Portfolio II Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Source: December 2016 hospitality research report.

(3)	Source: March 2017 hospitality research report

Historical Occupancy, ADR, RevPAR(1)
	TownePlace Suites - Arundel Mills BWI Airport property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(2)	88.2%	$112.66	$99.41	85.0%	$97.37	$82.81	103.8%	115.7%	120.1%
2015(3)	86.5%	$113.90	$98.55	86.1%	$97.09	$83.61	100.5%	117.3%	117.9%
2016(3)	83.8%	$117.89	$98.75	85.3%	$98.18	$83.70	98.3%	120.1%	118.0%
T-12 Mar 2017(3)	88.1%	$114.58	$100.96	85.2%	$96.67	$82.35	103.4%	118.5%	122.6%
(1)	Occupancy, ADR and RevPAR sourced from the hospitality research report. The variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the AHIP Northeast Portfolio II Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Source: December 2016 hospitality research report.

(3)	Source: March 2017 hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AHIP Northeast Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,700,000 56.2% 2.19x 14.7%

Mount Laurel, New Jersey

The Residence Inn - Mount Laurel at Bishop’s Gate property is located in Mount Laurel Township, New Jersey within the greater Philadelphia MSA. The local area is approximately 17 miles east of Philadelphia and has a diversified economy based in the finance, insurance and professional services sectors led by such companies as PHH Mortgage, TD Bank and Amica Mutual Insurance. The township is largely characterized by Class A office buildings, including Bishops Gate Corporate Center, which is adjacent to the Residence Inn - Mount Laurel at Bishop’s Gate property.

Mount Laurel offers a variety of leisure destinations including Flyers Skate Zone, the official practice arena of the NHL’s Philadelphia Flyers that hosts a variety of events including local and regional hockey tournaments. Additional leisure attractions under construction within the neighborhood include a Topgolf entertainment complex that will open in late 2017, approximately 1.5 miles north of the Residence Inn - Mount Laurel at Bishop’s Gate property, and is planned as a 65,000 sq. ft., three-level complex with climate-controlled hitting bays, event spaces for groups, food and drink menus and interactive golf simulation systems.

According to the appraisal, the Residence Inn - Mount Laurel at Bishop’s Gate property’s estimated demand segmentation is approximately 45.0% commercial, 20.0% meeting & group and 35.0% leisure.

The appraiser noted that there are no new extended–stay hotels that are expected to compete with Residence Inn - Mount Laurel at Bishop’s Gate property. The appraiser did identify two newly constructed hotels in the area that are expected to compete with the Residence Inn - Mount Laurel at Bishop’s Gate property, including: a 135-room SpringHill Suites that opened in June 2017 one mile to the west. While the hotel is not considered to be extended stay product, the appraiser weighted this hotel as 100.0% competitive due to its location and similar demand base in the Mount Laurel neighborhood. Additionally, a new 101-room Hampton Inn is expected to open by the end of 2017 one block to the west. The Hampton Inn is not an extended stay product, however, the appraiser weighted the Hampton Inn as 50.0% competitive given it is expected to offer guestrooms that would capture similar demand as the Residence Inn - Mount Laurel at Bishop’s Gate.

According to a March 2017 hospitality report, the Residence Inn - Mount Laurel at Bishop’s Gate property competes with six other hotels. The performance at the Residence Inn - Mount Laurel at Bishop’s Gate property relative to the competitive set is illustrated below.

Historical Occupancy, ADR, RevPAR(1)
	Residence Inn - Mount Laurel at Bishop’s Gate property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(2)	85.1%	$119.84	$102.02	75.6%	$101.01	$76.34	112.7%	118.6%	133.6%
2015(3)	81.2%	$122.65	$99.62	77.0%	$100.08	$77.09	105.4%	122.6%	129.2%
2016(3)	84.0%	$126.12	$105.89	77.5%	$105.25	$81.53	108.4%	119.8%	129.9%
T-12 Mar 2017(3)	86.6%	$118.74	$102.82	77.5%	$107.75	$83.54	111.7%	110.2%	123.1%
(1)	Occupancy, ADR and RevPAR sourced from the hospitality research report. The variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the AHIP Northeast Portfolio II Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Source: December 2016 hospitality research report.

(3)	Source: March 2017 hospitality research report.

Bethlehem, Pennsylvania

The Homewood Suites - Allentown-Bethlehem Airport property is located less than one mile from Interstate 78 in the suburb of Bethlehem, Pennsylvania within one mile of the Lehigh Valley International Airport (ABE). Corporate drivers to the area include its proximity to corporate headquarters and regional offices of companies including Volvo, Amazon, Kraft, Whole Foods Market, Behr Paints, Nestle and Home Depot, among others. Leisure attractions within 15 miles of the Homewood Suites - Allentown-Bethlehem Airport include Dorney Park & Wildwater Kingdom, Agri-Plex Allentown Fairgrounds, Coca Cola Park, Sands Casino Resort and Crayola Experience.

According to the appraisal, the Homewood Suites - Allentown-Bethlehem Airport property’s estimated demand segmentation is approximately 40.0% commercial, 10.0% meeting & group and 50.0% leisure.

The appraiser noted that there are no new extended–stay hotels that are expected to compete with the Homewood Suites - Allentown-Bethlehem Airport property.

According to a March 2017 hospitality report, the Homewood Suites - Allentown-Bethlehem Airport property competes with five other hotels. The performance of the Homewood Suites - Allentown-Bethlehem Airport property relative to the competitive set is illustrated below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AHIP Northeast Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,700,000 56.2% 2.19x 14.7%

Historical Occupancy, ADR, RevPAR(1)
	Homewood Suites - Allentown - Bethlehem Airport property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014(2)	85.4%	$111.35	$95.08	79.0%	$104.75	$82.77	108.1%	106.3%	114.9%
2015(3)	86.7%	$111.55	$96.73	80.1%	$105.96	$84.88	108.3%	105.3%	114.0%
2016(3)	90.5%	$117.25	$106.09	83.0%	$113.79	$94.43	109.0%	103.0%	112.3%
T-12 Mar 2017(3)	90.9%	$125.26	$113.81	80.1%	$116.46	$93.26	113.5%	107.6%	122.0%
(1)	Occupancy, ADR and RevPAR sourced from the hospitality research report. The variances between the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the AHIP Northeast Portfolio II Properties are attributable to variances in reporting methodologies and/or timing differences.

(2)	Source: December 2016 hospitality research report.

(3)	Source: March 2017 hospitality research report.

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	2016	T-12 3/31/2017	U/W	U/W per Room
Occupancy	84.6%	87.0%	86.7%	86.8%	88.9%	87.8%
ADR	$112.74	$117.91	$123.18	$122.80	$121.76	$122.50
RevPAR	$95.37	$102.64	$106.80	$106.56	$108.25	$107.56

Room Revenue	$17,300,858	$18,619,176	$19,374,795	$19,383,798	$19,636,224	$19,512,606	$39,261
Other Revenue	410,240	471,785	413,186	404,910	399,071	396,414	$798
Total Revenue	$17,711,098	$19,090,961	$19,787,981	$19,788,708	$20,035,295	$19,909,020	$40,058
Operating Expenses	4,414,434	4,599,067	4,597,597	4,614,692	4,663,037	4,630,411	$9,317
Undistributed Expenses	4,463,236	4,750,010	4,913,631	4,976,120	5,043,805	5,107,741	$10,277
Gross Operating Profit	$8,833,428	$9,741,884	$10,276,753	$10,197,896	$10,328,453	$10,170,868	$20,465
Management Fee(1)	575,588	620,444	643,113	643,135	651,133	597,271	$1,202
Total Fixed Charges	886,766	1,093,587	1,059,989	1,054,249	1,056,756	1,107,127	$2,228
Net Operating Income	$7,371,074	$8,027,853	$8,573,651	$8,500,512	$8,620,564	$8,466,470	$17,035
FF&E(2)	708,444	763,638	791,519	791,548	801,412	796,361	$1,602
Net Cash Flow	$6,662,630	$7,264,215	$7,782,132	$7,708,964	$7,819,152	$7,670,109	$15,433
(1)	U/W Management Fee is 3.0% of gross revenues.

(2)	U/W FF&E represents 4.0% of gross revenues.

Property Management. The AHIP Northeast Portfolio II Properties are managed by One MD Hanover 7035 Management LLC, One NJ Mount Laurel 1001 Management LLC, One PA Bethlehem HW Management LLC and One MD Hanover 7021 Management LLC, affiliates of One Lodging Management, Inc., which is an affiliate of the AHIP Northeast Portfolio II Borrowers.

Lockbox / Cash Management. The AHIP Northeast Portfolio II Loan is structured with a hard lockbox and springing cash management. All credit card receipts are required to be deposited directly into a clearing account controlled by the lender and the AHIP Northeast Portfolio II Borrowers and property manager are required to deposit all other rent and payments into the clearing account within one day of receipt. Unless a Trigger Period (as defined below) is ongoing, all amounts on deposit in the clearing account are required to be swept daily into the AHIP Northeast Portfolio II Borrowers’ account. During a Trigger Period, all amounts on deposit in the clearing account are required to be swept daily into an account controlled by the lender.

A “Trigger Period” will commence upon (i) an event of default under the loan documents or (ii) the occurrence of a Low Debt Service Period (as defined below).

A “Low Debt Service Period” will occur if the debt service coverage ratio for the trailing 12-month period is less than 1.25x on the last day of any calendar quarter and will end if the debt service coverage ratio for the trailing 12-month period is at least 1.30x for two consecutive calendar quarters.

Initial Reserves. At loan origination, the AHIP Northeast Portfolio II Borrowers deposited (i) $452,158 into a tax reserve account and (ii) $1,975,474 into a PIP reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various	Collateral Asset Summary – Loan No. 2 AHIP Northeast Portfolio II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$57,700,000 56.2% 2.19x 14.7%

Ongoing Reserves. On a monthly basis, the AHIP Northeast Portfolio II Borrowers are required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equals approximately $30,000, into a tax reserve account. Beginning in July 2019, the AHIP Northeast Portfolio II Borrowers are required to deposit the greater of (x) 1/12 of 4.0% of the estimated annual rents deposited on a monthly basis and (y) the amount required by the franchise agreement into a reserve for furniture, fixtures and equipment (“the FF&E Reserve”). In lieu of making such deposits in to the FF&E Reserve, the AHIP Northeast Portfolio II Borrowers may deliver a letter of credit in an amount equal to 4.0% of rents for the 12 months prior to delivery, to be adjusted annually. In the event an acceptable blanket insurance policy is no longer in place, the AHIP Northeast Portfolio II Borrowers will be required to deposit monthly 1/12 of the annual insurance premiums. The AHIP Northeast Portfolio II Borrowers currently have a blanket insurance policy in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. Following the lockout period, the AHIP Northeast Portfolio II Borrowers are permitted to obtain the release of an individual AHIP Northeast Portfolio II Property upon a bona fide third-party sale provided, among other things, (i) the AHIP Northeast Portfolio II Borrowers defease an amount of principal equal to 110.0% of the allocated loan amount for the AHIP Northeast Portfolio II Property being released; (ii) after giving effect to the sale and the defeasance, (a) the debt service coverage ratio for the remaining AHIP Northeast Portfolio II Properties is no less than the greater of the debt service coverage ratio immediately preceding the sale and 2.14x and (b) the loan to value ratio for the remaining properties is no more than the lesser of the loan to value ratio immediately preceding the sale and 56.2%; provided, that if the debt yield for the remaining AHIP Northeast Portfolio II Properties is 15.0% or higher, the release is not subject to such loan to value ratio condition; and (iii) such release is in compliance with REMIC-related requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

7259 South Bingham Junction Boulevard Midvale, UT 84047	Collateral Asset Summary – Loan No. 3 CHG Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,797,897 62.3% 1.47x 9.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7259 South Bingham Junction Boulevard Midvale, UT 84047	Collateral Asset Summary – Loan No. 3 CHG Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,797,897 62.3% 1.47x 9.8%

CHG Building
7259 South Bingham Junction Boulevard
Midvale, UT 84047
Taylorsville
Salt Lake City
Murray
Midvale
West Jordan
Sandy
Cottonwood West
FRONTRUNNER
TRAX RAIL
BELT ROUTE
MURRAY CENTRAL STATION
Intermountain Medical Center
The Orthopedic Speciality Hospital
FASHION PLACE WEST STATION
MIDVALE FORT UNION STATION
Highland Ridge Hospital
MIDVALE CENTER STATION
HISTORIC SANDY STATION
SANDY EXPO STATION
SANDY CIVIC CENTER STATION
Salt Lake Community College Redwood
Valley Fair Mall
Fashion Place Mall
Oakwood Village Shopping Center
Southgate Shopping Center
The Academy For Math, Engineering And Science
Union Park Center
The Family Center at Fort Union
Walmart Supercenter
Hillcrest Shopping Center
Creekside Place Shopping Center
Highland Place
Hillside Plaza Shopping Center
Union Heights
High Point Center
Quarry Bend Shopping Center
Sandy Amphitheater
Plaza 9400 Shopping Center
Sandy Village
Alta View Hospital
Rio Tinto Stadium
Jordan Commons
South Towne Exposition Center
Comcast Corp Office
Salt Lake Community College
Sandy City Hall
Aetna
W 3300 S
E 3300 S
W 4000 S
E 3900 S
W 4700 S
W 7000 S
FORT UNION BLVD
E 7240 S
W 9000 S
E 9000 S
E 9400 S
E 9800 S
E 8600 S
E 6400 S
E 5600 S
E 5600 S
VINE ST
S STATE ST
S REDWOOD RD
HIGHLAND DR
VAN WINKLE EXPY
UNION PARK AVE
E SEGO LILY DR
Kaysville
Great Salt Lake
Centerville
Bountiful
WASATCH NATIONAL FOREST
Salt Lake City
West Valley City
West Jordan
Cottonwood Heights
Park City
Riverton
Sandy
Draper
UINTA NATIONAL FOREST
Midway
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7259 South Bingham Junction Boulevard Midvale, UT 84047	Collateral Asset Summary – Loan No. 3 CHG Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,797,897 62.3% 1.47x 9.8%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Borrower Sponsor(1):	Gardner Property Holdings, L.C.
Borrower:	Arbor Gardner Bingham Junction Office 5, L.C.
Original Balance:	$57,000,000
Cut-off Date Balance:	$56,797,897
% by Initial UPB:	6.2%
Interest Rate:	4.7230%
Payment Date:	6th of each month
First Payment Date:	July 6, 2017
Maturity Date:	June 6, 2027
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$400,000	$61,000
Insurance:	$0	Springing
Replacement:	$0	$4,964
Free Rent:	$3,135,881	NAP
Outstanding TI/LC:	$1,072,526	NAP
Project Expense:	$304,693	NAP
Special Rollover Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$202
Balloon Balance / Sq. Ft.:	$165
Cut-off Date LTV:	62.3%
Balloon LTV:	50.9%
Underwritten NOI DSCR:	1.56x
Underwritten NCF DSCR:	1.47x
Underwritten NOI Debt Yield:	9.8%
Underwritten NCF Debt Yield:	9.2%
Underwritten NOI Debt Yield at Balloon:	12.0%
Underwritten NCF Debt Yield at Balloon:	11.3%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Midvale, UT
Year Built / Renovated:	2017 / NAP
Total Sq. Ft.:	281,712
Property Management:	KC Gardner Company, L.C.
Underwritten NOI:	$5,561,244
Underwritten NCF:	$5,224,836
Appraised Value(3):	$91,200,000
Appraisal Date:	April 3, 2017

Historical NOI(4)
Most Recent NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	100.0% (September 6, 2017)
2016 Occupancy:	NAP
2015 Occupancy:	NAP
2014 Occupancy:	NAP

(1)	The borrower sponsor is related to the borrower under the 2600 N. Ashton mortgage loan, which has a Cut-off Date Balance of $21,421,244.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	The appraiser concluded to a dark value of $64,600,000 for the CHG Building Property which results in a “Go Dark” Cut-off Date LTV and Balloon LTV of 87.9% and 71.9%, respectively.

(4)	The CHG Building Property was recently constructed in 2017. As such, Historical NOI and Historical Occupancy are not applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7259 South Bingham Junction Boulevard Midvale, UT 84047	Collateral Asset Summary – Loan No. 3 CHG Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,797,897 62.3% 1.47x 9.8%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2)	% of Total U/W Base Rent	Lease Expiration
CHG Healthcare Services, Inc.(3)	NR/B2/B	281,712	100.0%	$28.70	100.0%	4/30/2029
Total Occupied Collateral		281,712	100.0%	$28.70	100.0%
Vacant		0	0%
Total		281,712	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

(2)	U/W Base Rent Per Sq. Ft. is inclusive of approximately $197,198 in base rent steps taken through April 1, 2018.

(3)	CHG Healthcare Services, Inc. has two, five-year renewal options remaining.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2025	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2026	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2027	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
Thereafter	1	281,712	100.0%	281,712	100.0%	$28.70	100.0%	100.0%
Vacant	NAP	0	0.0%	281,712	100.0%	NAP	NAP
Total / Wtd. Avg.	1	281,712	100.0%			$28.70	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft. is inclusive of approximately $197,198 in base rent steps taken through April 1, 2018.

The Loan. The CHG Building loan (the “CHG Building Loan”) is a $57.0 million fixed rate loan secured by the borrower’s fee simple interests in a newly constructed, class A office complex totaling 281,712 sq. ft., together with an adjacent multi-level parking structure located at 7259 South Bingham Junction Boulevard in Midvale, Utah (the “CHG Building Property”). The CHG Building Loan has a 10-year term and amortizes on a 30-year schedule. The CHG Building Loan accrues interest at a fixed rate equal to 4.7230% and has a cut-off date balance of approximately $56.8 million. Proceeds of the CHG Building Loan were used to retire existing debt of approximately $46.6 million, fund upfront reserves of approximately $4.9 million, pay closing costs of approximately $0.6 million and return approximately $4.9 million of equity to the borrower sponsor. Based on the appraised value of $91.2 million as of April 3, 2017, the Cut-off Date LTV is 62.3%. The most recent prior financing of the CHG Building Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$57,000,000	100.0%	Loan Payoff	$46,567,079	81.7%
			Upfront Reserves	$4,913,100	8.6%
			Return of Equity	$4,890,583	8.6%
			Closing Costs	$629,238	1.1%
Total Sources	$57,000,000	100.0%	Total Uses	$57,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower, Arbor Gardner Bingham Junction Office 5, L.C., is a single purpose Utah limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carveout guarantor is Gardner Property Holdings, L.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7259 South Bingham Junction Boulevard Midvale, UT 84047	Collateral Asset Summary – Loan No. 3 CHG Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,797,897 62.3% 1.47x 9.8%

Founded by Kem C. Gardner who serves as CEO, the Gardner Company, the parent company of Gardner Property Holdings, L.C., is a full service real estate company specializing in the development of office, retail, industrial, and medical buildings. The company has been a fixture in the Utah business community for over 38 years and has one of the largest real estate portfolios in the region. The firm provides services ranging from initial planning to government relations and financing to architectural design and property management. Prior to founding the Gardner Company, Mr. Gardner spent the first 30 years of his career at The Boyer Company, a Salt Lake-based privately held real estate development company and one of the largest full-service real estate development firms in the western United States.

The Property. Completed by the borrower in 2017, the CHG Building Property is a newly constructed, class A office complex totaling 281,712 sq. ft. situated on 7.91 acres in Midvale, Utah, approximately 10 miles south of the Salt Lake City central business district. The CHG Building Property consists of two, five-story buildings connected by a two-story building which contains common areas including a full-service cafeteria and dining area. Amenities at the CHG Building Property include a full service cafeteria, a free onsite health clinic, a learning and training center, fitness facilities, fun rooms and outdoor sports courts.

The borrower sponsor developed the multi-level parking structure on a parcel adjacent to the parcel on which the three buildings comprising the CHG Building Property are located. Upon completion of the parking structure, the borrower sponsor transferred the parking structure to Redevelopment Agency of Midvale City (the “Agency”) pursuant to a 50-year ground lease with the Agency for a total rent of $1.00 for the term, which expires on April 30, 2066. Prior to origination, the borrower sponsor transferred its interest in the ground lease to the borrower. In return, the borrower subleased the parking structure from the Agency pursuant to a 35-year sublease for the use of the parking structure for parking at the CHG Building Property for a total rent of $1.00 for the term, which expires on April 30, 2051. The borrower’s sub-leasehold interest in the parking structure is encumbered by the mortgage and constitutes collateral for the CHG Building Loan. The borrower has a right to purchase the parking structure at any time and is obligated to purchase the parking structure no later than April 30, 2051. The repurchase obligation is guaranteed by KC Gardner Company, L.C., an affiliate of the borrower and the property manager.

The CHG Building Property includes 1,690 surface and garage parking spaces providing a parking ratio of 6.0 spaces per 1,000 sq. ft. of NRA. Of the 1,690 spaces, 1,225 are located in the adjacent multi-level parking structure.

As of September 6, 2017, the CHG Building Property is 100.0% leased to CHG Healthcare Services, Inc. (“CHG Healthcare”) on a 12-year modified gross lease with no termination options and two, five-year extension options. Founded in 1979 and based in Salt Lake City, CHG Healthcare employs more than 2,000 people in seven offices located around the U.S. and consolidated all of its Salt Lake based employees into the CHG Building Property, which now serves as its corporate headquarters. CHG Healthcare has been included on Fortune magazine’s list of the “100 Best Companies to Work For in America” for seven straight years, most recently ranking #20 for 2017.

Environmental Matters. The Phase I environmental report, dated May 8, 2017, recommended no further action.

Major Tenant.

CHG Healthcare Services, Inc. (281,712 sq. ft.; 100.0% of NRA; 100.0% of U/W Base Rent) CHG Healthcare was founded in 1979, and as one of the largest providers of healthcare staffing in the country, the company currently employs more than 2,000 people in seven offices located around the U.S. CHG Healthcare is the leading supplier of traveling physicians offering both temporary and permanent placement of physicians, nurses and other healthcare professionals. The company does business in all 50 states and has the broadest offering of healthcare professionals in the industry. The company recently relocated to the CHG Building Property which now serves as its new corporate headquarters.

CHG Healthcare commenced paying rent on May 1, 2017 at an initial rent of $28.00 per sq. ft. and contains 2.5% annual rent increases every April 1st. Additionally, the modified gross lease requires CHG Healthcare to reimburse 100.0% of expense increases above a 2018 base year for all expenses, including real estate taxes, insurance, utilities (except to the extent separately metered or sub-metered to tenant and billed directly to tenant) and up to a 4.0% management fee. The lease has no termination options and contains two, five-year extension options at a rental rate equal to 95.0% of fair market, but no less than 102.5% of the rental rate immediately prior to the extension.

The Market. The CHG Building Property is located within the greater Salt Lake City office market. As of second quarter 2017, the Salt Lake City office market contained 4,758 properties totaling approximately 99.1 million sq. ft. with an overall vacancy rate of 6.3%. Since 2005, the overall Salt Lake City office market reported positive net absorption every year despite an approximately 29.9% increase in inventory while the overall office vacancy rate has been declining from a high of 9.7% in 2008 to 6.3% as of second quarter of 2017. Within the Salt Lake City office market, the CHG Building Property is located within Union Park District office micro-submarket within the Central Valley East submarket. As of second quarter of 2017, the Union Park District office micro-submarket contained 223 properties totaling approximately 3.6 million sq. ft. with an overall vacancy rate of 6.1%. Since 2009, the Union Park District office micro-submarket reported positive net absorption every year despite an approximately 35.1% increase in inventory while the overall office vacancy rate has been declining from a high of 10.2% in 2008 to 6.1% as of second quarter of 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7259 South Bingham Junction Boulevard Midvale, UT 84047	Collateral Asset Summary – Loan No. 3 CHG Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,797,897 62.3% 1.47x 9.8%

The table below summarizes the comparable office leases as determined by the appraisal.

Rent Comparables(1)
Address	City, State	Total Building Size (NRA)	Tenant Name	Year Built	Lease Date	Size (NRA)	Term (Years)	Initial Rent Per Sq. Ft.	Lease Type
7259 South Bingham Junction Boulevard	Midvale, UT	281,712	CHG Healthcare	2017	April-17	281,712	12.0	$28.70(2)	FSG
7290 South Grandeur Way	Midvale, UT	257,000	Overstock.com	2016	Sept-16	257,000	15.0	$27.79	FSG
3400 North Ashton Boulevard	Lehi, UT	132,668	T-Stat Five, LLC	2016	Jan-17	61,594	10.0	$27.75	FSG
75 West Towne Ridge Parkway	Sandy, UT	125,000	inContact	2016	April-16	125,000	11.0	$27.50	FSG
2600 West Executive Parkway	Lehi, UT	144,000	BGZ Brands	2013	June-15	20,000	8.0	$27.00	FSG
10653 South River Front Parkway	South Jordan, UT	86,621	Harmon Professional Inc.	2002	Mar-14	49,634	10.0	$23.00	FSG
15 West Scenic Pointe Drive	Draper, UT	118,972	HealthEquity Inc.	2007	Aug-15	81,326	12.0	$19.65	NNN
(1)	Source: Appraisal.

(2)	Initial Rent Per Sq. Ft. is inclusive of $197,198 in base rent steps taken through April 1, 2018.

Cash Flow Analysis.

Cash Flow Analysis(1)
	Appraisal	In-Place 6/1/2017(2)(3)	In-Place 6/1/2022(2)	In-Place 6/1/2027(2)	U/W(3)	U/W Per Sq. Ft.
Base Rent	$7,806,326	$7,887,936	$8,761,947	$9,909,924	$7,887,936	$28.00
Base Rent Steps(4)	0	0	0	0	197,198	$0.70
Gross Potential Rent	$7,806,326	$7,887,936	$8,761,947	$9,909,924	$8,085,134	$28.70
Total Recoveries	93,806	0	271,449	627,523	0	$0.00
Less: Vacancy(5)	(197,504)	0	0	0	(509,363)	($1.81)
Effective Gross Income	$7,702,628	$7,887,936	$9,033,397	$10,537,447	$7,575,771	$26.89
Total Operating Expenses	2,107,312	2,025,453	2,284,518	2,650,990	2,014,527	$7.15
Net Operating Income	$5,595,316	$5,862,483	$6,748,879	$7,886,457	$5,561,244	$19.74
TI/LC	0	0	0	0	280,066	$0.99
Capital Expenditures	0	56,342	56,342	56,342	56,342	$0.20
Net Cash Flow	$5,595,316	$5,806,141	$6,692,536	$7,830,114	$5,224,836	$18.55
(1)	The CHG Building Property was recently constructed in 2017. As such, historical cash flows are not applicable.

(2)	Reflects annualized base rent and contractual reimbursements payable under the CHG Healthcare lease and expenses based on the appraiser’s and borrower’s projections as of the specified date.

(3)	Reflects annualized base rent payable under the CHG Healthcare lease notwithstanding the free rent period for which the borrower deposited $3,135,881 into a free rent reserve account at loan origination.

(4)	U/W Base Rent Steps are based on the contractual rent steps for CHG Healthcare ($197,198) through April 1, 2018.

(5)	U/W Vacancy represents 6.3% of gross rental income.

Property Management. The CHG Building Property is managed by KC Gardner Company, L.C., an affiliate of the borrower.

Lockbox / Cash Management. The CHG Building Loan is structured with a hard lockbox with in place cash management. All rents are required to be deposited directly by the tenants of the CHG Building Property into a clearing account controlled by the lender. All amounts in the lockbox account are required to be swept to a lender-controlled cash management account every business day and applied on each payment date to the payment of debt service and the funding of required reserves. Provided no Lease Sweep Period (as defined below) is continuing, all funds remaining in the clearing account after payment of the aforementioned items will be transferred on a monthly basis into the borrower’s operating account. During a Lease Sweep Period, all excess cash in the deposit account will be retained by the lender as additional collateral for the CHG Building Loan in the special rollover reserve account.

A “Lease Sweep Period” will commence (i) on the date that is 12 months prior to the end of the term (including any renewal terms) of any Major Lease (as defined below), (ii) on the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option (and such renewal option has not been so exercised), (iii) if any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date; provided, however, with respect to the partial surrender, partial cancellation or partial termination of any Major Lease, no Lease Sweep Period will commence if at least 75.0% of the NRA of the CHG Building Property continues to be leased under any Major Lease, (iv) if any Major Tenant goes dark or gives notice that it intends to discontinue its business, (v) upon the occurrence of a material default under any Major Lease, (vi) upon the occurrence of a Major Tenant insolvency proceeding or (vii) if less than 75.0% of the NRA of the CHG Building Property is tenanted pursuant to executed leases with tenants that are in occupancy, open for business and paying full unabated rent under their respective leases.

A “Major Lease” means the CHG Healthcare lease and any lease which covers 27,000 or more sq. ft.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases which when taken together would constitute a Major Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7259 South Bingham Junction Boulevard Midvale, UT 84047	Collateral Asset Summary – Loan No. 3 CHG Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$56,797,897 62.3% 1.47x 9.8%

Initial Reserves. At loan origination, the borrower deposited (i) $400,000 into a tax reserve account, (ii) $3,135,881 into a free rent reserve account which amount is equal to the remaining unexpired free rent under the CHG Healthcare lease, (iii) $1,072,526 into an outstanding TI/LC reserve account which amount is equal to the outstanding TI/LC allowance due to CHG Healthcare under the CHG Healthcare lease and (iv) $304,693 into a project expense reserve account which amount is equal to the unpaid costs incurred with respect to the construction of the CHG Building Property improvements.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $61,000, into a tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated annual insurance premiums into an insurance reserve account and (iii) $4,964 into a replacement reserve account.

Expansion Option. An affiliate of the borrower and CHG Healthcare entered into an expansion option agreement, dated April 22, 2015, which provides CHG Healthcare expansion rights and rights of first refusal with respect to an office building of up to 125,000 sq. ft. that such affiliate of the borrower may be required by CHG Healthcare to construct on two non-collateral vacant land parcels adjacent to the CHG Building Property (the “Expansion Parcels”), in which office building CHG Healthcare will be required to lease at least 50,000 sq. ft. (the “Expansion Premises”). The tenant has the right to exercise this option (the “CHG Expansion Option”) only if its lease at the CHG Building Property is in full force and effect, the tenant is not in default, and the tenant has not reduced its size at the CHG Building Property. The CHG Expansion Option may be exercised at any time during the term of the CHG Healthcare lease at the CHG Building Property and, if exercised, the tenant is required to extend its lease at the CHG Building Property so that it is coterminous with its lease at the Expansion Premises (the “Expansion Premises Lease”), which can be no less than 10 years after the Expansion Premises Lease commencement date. If the tenant exercises the CHG Expansion Option, such affiliate of the borrower is required to create enough parking to provide the tenant has a parking ratio of at least 6.0 spaces per 1,000 sq. ft. at both the CHG Building Property and the Expansion Premises. The Expansion Premises Lease, entered into in accordance with the CHG Expansion Option, will not be cross defaulted with the CHG Healthcare lease at the CHG Building Property. Such affiliate of the borrower may not construct any buildings on the Expansion Parcels while the tenant has the right to exercise the CHG Expansion Option provided; however, if CHG Healthcare conclusively determines that it will not exercise the Expansion Option, CHG Healthcare will not unreasonably withhold its consent to such affiliate of the borrower for constructing additional buildings on the Expansion Parcels.

Current Mezzanine or Subordinate Indebtedness.     None.

Future Mezzanine or Subordinate Indebtedness Permitted.     None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

721 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 4 Grand Hyatt Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.9% 2.07x 11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

721 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 4 Grand Hyatt Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.9% 2.07x 11.5%

MAP © 2017 CARTIFACT
SEATTLE CENTER
SOUTH LAKE UNION
DENNY TRIANGLE
BELLTOWN
Grand Hyatt Seattle
721 Pine Street
Seattle, WA 98101
Washington State Convention Center Expansion
Pacific Place
Nordstrom Flagship Store
Westlake Mall
Macy's Flagship Store
FIRST HILL
Washington State Convention Center
RETAIL CORE
UNIVERSITY LINK LIGHT RAIL
SEATTLE CENTER MONORAIL
SOUTH LAKE UNION STREETCAR
Century Square
Virginia Mason Hospital
CBD
Seattle Central Library
Benaroya Hall
Seattle Aquarium
Elliott Bay
Seattle Great Wheel
WATERFRONT DISTRICT
LINK LIGHT RAIL
Federal Building
Seattle City Hall
CIVIC DISTRICT
King County Courthouse
PIONEER SQUARE
99
5
Everett
Lynnwood
Shoreline
Seattle
Bellevue
Redmond
Renton
Kent
Tacoma
Port Ludlow
Bremerton
Vashon
Auburn
Lakewood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

721 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 4 Grand Hyatt Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.9% 2.07x 11.5%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Borrower Sponsor(1):	Hedreen Holdings LLC
Borrower:	Hedreen Hotel LLC
Original Balance:	$50,000,000
Cut-off Date Balance:	$50,000,000
% by Initial UPB:	5.5%
Interest Rate:	4.7400%
Payment Date:	6th of each month
First Payment Date:	June 6, 2017
Maturity Date:	June 6, 2027
Amortization:	Interest Only
Additional Debt(2):	$83,000,000 Pari Passu Debt
Call Protection(3):	L(28), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
FF&E:	$0	Springing

Financial Information(5)
Cut-off Date Balance / Room:	$291,028
Balloon Balance / Room:	$291,028
Cut-off Date LTV(6):	54.9%
Balloon LTV(6):	54.9%
Underwritten NOI DSCR:	2.40x
Underwritten NCF DSCR:	2.07x
Underwritten NOI Debt Yield:	11.5%
Underwritten NCF Debt Yield:	10.0%
Underwritten NOI Debt Yield at Balloon:	11.5%
Underwritten NCF Debt Yield at Balloon:	10.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Seattle, WA
Year Built / Renovated:	2001 / 2014
Total Rooms:	457
Property Management:	Hyatt Corporation
Underwritten NOI:	$15,358,629
Underwritten NCF:	$13,237,776
“As is” Appraised Value:	$242,300,000
“As is” Appraisal Date:	March 8, 2017
“As Stabilized” Appraised Value(6):	$267,000,000
“As Stabilized” Appraisal Date(6):	April 1, 2021

Historical NOI
Most Recent NOI:	$15,673,126 (T-12 July 31, 2017)
2016 NOI:	$15,332,691 (December 31, 2016)
2015 NOI:	$14,518,134 (December 31, 2015)
2014 NOI:	$12,233,256 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	86.8% (July 31, 2017)
2016 Occupancy:	85.3% (December 31, 2016)
2015 Occupancy:	86.3% (December 31, 2015)
2014 Occupancy:	82.4% (December 31, 2014)

(1)	The borrower sponsor is also the borrower sponsor of the Renaissance Seattle mortgage loan which has a Cut-off Date Balance of $50.0 million.
(2)	The Grand Hyatt Seattle Whole Loan is evidenced by three pari passu notes in the aggregate original principal amount of $133.0 million. The controlling Note A-1, with an original principal balance of $50.0 million, will be included in the COMM 2017-COR2 mortgage trust. The pari passu companion loans comprised of the non-controlling Note A-2 and non-controlling Note A-3, with original principal amounts of $50.0 million and $33.0 million, respectively, will not be included in the trust and are expected to be initially held by JLC or an affiliate and contributed to a future securitization. For additional information regarding the pari passu notes, see “The Loan” herein.
(3)	The lockout period will be at least 28 payment dates beginning with and including the first payment date of June 6, 2017. Defeasance of the full Grand Hyatt Seattle Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 6, 2020. The assumed lockout period of 28 payments is based on the expected COMM 2017-COR2 securitization closing date in September 2017. The actual lockout period may be longer.
(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)	DSCR, LTV, Debt Yield, and Balance / Room calculations are based on the aggregate Grand Hyatt Seattle Whole Loan balance of $133.0 million.
(6)	The “As Stabilized” Appraised Value assumes the Grand Hyatt Seattle Property has achieved a stabilized occupancy of 84.0% and an ADR of $291.66. Based on the “As Stabilized” Appraised Value of $267,000,000 as of April 1, 2021, the Cut-off Date LTV and Balloon LTV are equal to 49.8%. There are no assurances that the Grand Hyatt Seattle Property will achieve the appraiser’s stabilized occupancy and ADR assumptions in April 2021, or at all. The Grand Hyatt Seattle Loan was underwritten based on the “As is” Appraised Value of $242,300,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

721 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 4 Grand Hyatt Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.9% 2.07x 11.5%

Historical Occupancy, ADR, RevPAR
	Grand Hyatt Seattle Property(1)(2)			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	82.4%	$208.97	$172.21	82.0%	$197.56	$161.98	100.5%	105.8%	106.3%
2015	86.3%	$224.53	$193.81	82.4%	$212.12	$174.72	104.8%	105.8%	110.9%
2016	85.3%	$236.60	$201.86	81.2%	$215.96	$175.43	105.0%	109.6%	115.1%
T-12 June 2017	86.5%	$243.68	$210.88	83.7%	$224.31	$187.70	103.4%	108.6%	112.4%
(1)	Beginning in 2014, the borrower converted 32 suites into 64 standard guestrooms, increasing the number of rooms from 425 to 446 in 2014 and from 446 to 457 in 2015. Per the borrower, the cost to convert the suites into standard guestrooms was equal to $4,171,754 ($65,184 per room based on 64 standard guestrooms).
(2)	Source: Borrower provided financials.
(3)	Source: Hospitality research report.

The Loan. The Grand Hyatt Seattle mortgage loan (the “Grand Hyatt Seattle Loan”) is evidenced by a $50.0 million fixed rate pari passu note that is part of a whole loan (the “Grand Hyatt Seattle Whole Loan”) secured by the borrower’s fee simple interest in two condominium units comprised of a 457-room full-service hotel located at 721 Pine Street in downtown Seattle, Washington (the “Grand Hyatt Seattle Property”). The Grand Hyatt Seattle Loan is evidenced by the controlling Note A-1, with an original principal balance of $50.0 million, which will be included in the COMM 2017-COR2 mortgage trust. The Grand Hyatt Seattle Whole Loan also includes the pari passu non-controlling Note A-2 and non-controlling Note A-3, with original principal balances of $50.0 million and $33.0 million, respectively, which are expected to be initially held by JLC or an affiliate and contributed to a future securitization.

The relationship between the holders of the Note A-1, Note A-2, and Note A-3 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—Grand Hyatt Seattle Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	COMM 2017-COR2	Yes
Note A-2	$50,000,000	$50,000,000	JLC(1)	No
Note A-3	$33,000,000	$33,000,000	JLC(1)	No
Total	$133,000,000	$133,000,000
(1)	The notes held thereby are expected to be contributed to one or more future commercial mortgage securitization transactions.

The Grand Hyatt Seattle Loan has an approximately 10-year term and requires interest only payments for the term of the loan. The Grand Hyatt Seattle Loan accrues interest at a fixed rate equal to 4.7400% and has a cut-off date balance of $50.0 million. Proceeds of the Grand Hyatt Seattle Whole Loan were used to retire existing debt of approximately $92.7 million, pay closing costs of approximately $0.3 million and return approximately $40.0 million of equity to the borrower sponsor. Based on the “As is” appraised value of $242.3 million as of March 8, 2017, the Cut-off Date LTV ratio is 54.9%. The most recent prior financing of the Grand Hyatt Seattle Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$133,000,000	100.0%	Loan Payoff	$92,671,898	69.7%
			Return of Equity	$39,989,192	30.1%
			Closing Costs	$338,910	0.3%
Total Sources	$133,000,000	100.0%	Total Uses	$133,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower, Hedreen Hotel LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Hedreen Holdings LLC.

Richard Hedreen, the CEO of R.C. Hedreen Co., the parent company of Hedreen Holdings LLC, has over 50 years of experience in real estate development, acquisition, and management. The company has shifted its focus primarily to luxury hotels over the past decade, but its portfolio of projects includes retail, high-rise office buildings and single and multi-family homes. Mr. Hedreen’s current real estate portfolio includes the Grand Hyatt Seattle Property, the Renaissance Seattle (also an asset in the COMM 2017-COR2 mortgage trust), the Hyatt @ Olive 8 and the 7th & Pine retail and parking property which is located directly below the Grand Hyatt Seattle Property (but is not collateral for the Grand Hyatt Seattle Loan). All of the properties in Mr. Hedreen’s current portfolio are located in downtown Seattle and all were originally developed by Mr. Hedreen.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

721 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 4 Grand Hyatt Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.9% 2.07x 11.5%

Other notable developments by Mr. Hedreen include the Hilton Seattle, the Crowne Plaza Seattle Downtown hotel and the Olive 8 Condominiums which are 229 residential condominium units located above the Hyatt @ Olive 8 hotel, which were sold to individual owners after completion in 2009. The 40-story Hyatt @ Olive 8 tower has one of the largest green roofs in downtown Seattle (8,355 sq. ft.) and is LEED certified. The borrower sponsor’s current portfolio is valued in excess of $750.0 million.

The Property. The Grand Hyatt Seattle Property is a 457-room, 30-story, AAA Four-Diamond rated, full-service hotel located at 721 Pine Street in downtown Seattle, Washington, within the Seattle central business district. The borrower completed the construction of the Grand Hyatt Seattle Property in 2001. Beginning in 2014, the borrower converted 32 suites into 64 standard guestrooms, increasing the number of rooms from 425 to 446 in 2014 and from 446 to 457 in 2015. Per the borrower, the cost to convert the suites into standard guestrooms was equal to $4,171,754 ($65,184 per room based on 64 standard guestrooms). The Grand Hyatt Seattle Property comprises two condominium interests, the 457-room Grand Hyatt Seattle Property (the “Hotel Unit”) and the air rights above the Hotel Unit (the “Air Unit”). A third condominium interest, which is not part of the Grand Hyatt Seattle Property, contains 361,650 sq. ft. and includes 24,140 sq. ft. of ground floor retail space and a 337,510 sq. ft. multi-level parking garage which contains 950 stalls (the “7th & Pine Retail and Garage Unit”). The 7th & Pine Retail and Garage Unit is located directly below the Grand Hyatt Seattle Property and is also owned by the borrower sponsor. A loan secured by the 7th & Pine Retail and Garage Unit was included in the CFCRE 2016-C6 securitization.

The Grand Hyatt Seattle Property features 457 guestrooms and suites, a full banquet kitchen on the first floor which offers room service as well as catering services for events and meetings, an approximately 14,300 sq. ft. Ruth’s Chis Steak House located at the east end of the lobby, a concierge, a Stay Fit Fitness Center with sauna, steam room, whirlpool and fitness equipment, a gift shop, a business center and valet parking. The Grand Hyatt Seattle Property offers five guestroom configurations and suites. The configurations include 350 king guestrooms (380 sq. ft.), 74 double/double guestrooms (380 sq. ft.), 21 corner suites (500 sq. ft.), 11 emerald suites (500 sq. ft.) and 1 presidential suite (1,000 sq. ft.). Each guestroom at the Grand Hyatt Seattle Property includes either a king or two double Hyatt Grand Beds, at least one LG flat-screen TV, a mini-fridge, a coffeemaker, work area with desk, dual line phones with voicemail, iron and ironing board, in-room safe, alarm clock radio, complimentary Wi-Fi throughout and expansive floor-to-ceiling windows offering views of the city. Suites include a foyer and separate sitting area.

The Grand Hyatt Seattle Property is located adjacent to the Washington State Convention Center (“WSCC”) and contains a skywalk bridge located above Pike Street that connects the Grand Hyatt Seattle Property to the WSCC. The Grand Hyatt Seattle Property offers approximately 22,000 sq. ft. of flexible meeting space located on the lobby, sixth and seventh floors. Meeting space is comprised of two ballrooms, 14 breakout rooms, a boardroom, an amphitheater and pre-function space.

The Grand Hyatt Seattle Property is subject to a management agreement with Hyatt Corporation who serves at the property manager for the Grand Hyatt Seattle Property. The management agreement commenced on April 20, 2001, currently runs through January 31, 2044 and contains one, five-year renewal option.

Environmental Matters. The Phase I environmental report, dated March 15, 2017, recommended no further action at the Grand Hyatt Seattle Property.

The Market. The Grand Hyatt Seattle Property is located in the area known as the retail core neighborhood in downtown Seattle, just south of the Denny Triangle, situated near South Lake Union, which represents one of the finest dining and shopping districts in the greater Seattle area. According to the appraiser, the Grand Hyatt Seattle Property is located near the area’s primary generators of lodging demand including dozens of upscale retailers and restaurants, major department stores, shopping centers, hotels, office buildings and the Washington State Convention Center (“WSCC”). Because of its central location, the retail core has a substantial daytime population throughout the week. According to the appraiser, the nearby neighborhoods Denny Triangle and South Lake Union represent two of the city’s fastest growing neighborhoods. Amazon’s corporate headquarters was relocated to South Lake Union in 2015.

According to the Downtown Seattle Association, Amazon’s footprint totals 7.6 million sq. ft. with another 3.1 million sq. ft. under development. Amazon reportedly will occupy a total of 12.0 million sq. ft. by 2022, or equal to about a fifth of the inventory of downtown’s best-in-class office space. The company’s growth has allowed it to expand its headquarters in Seattle; in 2016, Amazon reportedly employed about 300,000 globally (24,000 in Washington), compared to 230,000 in 2015.

In 2015, Expedia announced plans to relocate its headquarters from Bellevue to Downtown Seattle. The development plans will allow Expedia to transition its 3,500 employees to the Seattle campus, with full occupancy by 2019. Additionally, several Silicon Valley high-tech companies, such as Google and Facebook, also have a presence in Seattle. In 2016, Google announced plans to relocate its Fremont campus to South Lake Union by 2019. Google’s new campus, which began construction in the second quarter of 2017, will occupy 607,000 sq. ft. of office space and will be able to accommodate 3,000 to 4,000 employees.

The borrower sponsor is currently in the process of developing Seattle’s largest hotel, the Hyatt Regency located 8th & Howell. The 1,260 room Hyatt Regency hotel broke ground in 2016, on a site previously owned by an affiliate of the borrower sponsor and has an estimated completion date in 2019. The Hyatt Regency will be adjacent to the Washington State Convention Center Addition (“WSCC Addition”), which is scheduled to open in 2020. The preliminary cost of the WSCC Addition project is estimated at over $1.5 billion, and the expansion is expected to more than double the size of the existing WSCC, with an additional 440,000 sq. ft. of meeting space planned

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

721 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 4 Grand Hyatt Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.9% 2.07x 11.5%

for the project. The WSCC Addition project is expected to provide several economic benefits, including as much as $240.0 million annually in visitor spending, as many as 3,900 direct and indirect jobs, and some 6,000 jobs during construction.

The demand segmentation for the Grand Hyatt Seattle Property consists of 35.0% corporate demand, 40.0% meeting and group demand and 25.0% leisure demand. The Grand Hyatt Seattle Property’s top corporate accounts include the National Basketball Association, the National Football League, Microsoft, Facebook, Amazon, IBM and Boeing.

The Grand Hyatt Seattle Property’s immediate marketplace serves eight competitive properties. The eight primary competitors range in size from 237 to 891 rooms and including the Grand Hyatt Seattle Property, the overall competitive set collectively contains an aggregate of 4,137 rooms.

In total, the borrower sponsor has developed approximately 55.6% of the appraiser’s competitive set by number of hotels (five of nine) and 48.6% by number of rooms (2,012 of 4,137), and currently owns 33.3% of the appraiser’s competitive set by number of hotels (three of nine) and 32.9% by number of rooms (1,360 of 4,137).

The appraiser’s primary competitors for the Grand Hyatt Seattle Property are summarized in the table below:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Meeting Space (Sq. Ft.)	Estimated 2016 Occupancy	Estimated 2016 ADR	Estimated 2016 RevPAR
Grand Hyatt Seattle Property(2)	457	2001	22,000	80-85%	$230-240	$200-210
Renaissance Seattle(2)	557	1978	27,900	80-85%	$190-200	$160-170
Hilton Seattle(3)	237	1970	6,000	90-95%	$210-220	$200-210
Fairmont Olympic Hotel Seattle	450	1924	17,500	65-70%	$250-260	$180-190
Westin Seattle	891	1929	48,000	80-85%	$210-220	$170-180
Marriott Seattle Waterfront Hotel	358	2003	11,000	80-85%	$260-270	$210-220
Hyatt @ Olive 8(2)	346	2009	10,500	80-85%	$220-230	$190-200
Crowne Plaza Seattle Downtown(3)	415	1983	8,500	80-85%	$170-180	$140-150
W Hotel Seattle	426	1999	10,000	70-75%	$230-240	$170-180
Total / Wtd. Avg.(4)	4,137			81.6%	$221.90	$181.18
(1)	Source: Appraisal.
(2)	Originally developed and currently owned by the borrower sponsor.
(3)	Originally developed by the borrower sponsor and subsequently sold to a third party.
(4)	The Grand Hyatt Seattle Property is included in the calculations.

Cash Flow Analysis.

Cash Flow Analysis(1)
	2014	2015	2016	T-12 7/31/2017	U/W	U/W per Room
Occupancy	82.4%	86.3%	85.3%	86.8%	84.8%
ADR	$208.97	$224.53	$236.60	$243.43	$246.55
RevPAR	$172.21	$193.81	$201.86	$211.23	$209.00

Room Revenue	$28,034,836	$32,328,718	$33,764,041	$35,233,959	$34,862,820	$76,286
F&B Revenue	7,242,088	6,624,923	6,960,095	6,197,711	6,197,711	$13,562
Other Revenue(2)	1,530,584	1,457,566	1,344,993	1,356,526	1,356,526	$2,968
Total Revenue	$36,807,508	$40,411,207	$42,069,129	$42,788,196	$42,417,056	$92,816
Operating Expenses	13,585,491	13,712,229	14,061,956	14,130,725	14,036,966	$30,715
Undistributed Expenses	7,582,757	8,513,151	8,680,454	8,892,210	8,869,480	$19,408
Gross Operating Profit	$15,639,260	$18,185,827	$19,326,719	$19,765,261	$19,510,610	$42,693
Management Fee	1,100,353	1,208,355	1,258,116	1,309,674	1,298,314	$2,841
Franchise Fee	450,453	461,846	485,524	478,715	474,562	$1,038
Total Fixed Charges	1,855,198	1,997,492	2,250,388	2,303,746	2,379,105	$5,206
Net Operating Income	$12,233,256	$14,518,134	$15,332,691	$15,673,126	$15,358,629	$33,608
FF&E(3)	1,840,375	2,013,926	2,096,863	2,132,550	2,120,853	$4,641
Net Cash Flow	$10,392,881	$12,504,207	$13,235,828	$13,540,576	$13,237,776	$28,967
(1)	Beginning in 2014, the borrower converted 32 suites into 64 standard guestrooms, increasing the number of rooms from 425 to 446 in 2014 and from 446 to 457 in 2015. Per the borrower, the cost to convert the suites into standard guestrooms was equal to $4,171,754 ($65,184 per room based on 64 standard guestrooms).
(2)	Other Revenue includes telephone revenue, restaurant lease revenue, parking revenue, and miscellaneous other revenue.
(3)	U/W FF&E represents approximately 5.0% of U/W Total Revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

721 Pine Street Seattle, WA 98101	Collateral Asset Summary – Loan No. 4 Grand Hyatt Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 54.9% 2.07x 11.5%

Property Management. The Grand Hyatt Seattle Property is managed by Hyatt Corporation (“Hyatt”).

Lockbox / Cash Management. The Grand Hyatt Seattle Loan is structured with a hard lockbox and springing cash management. Pursuant to the management agreement, Hyatt has established operating accounts for the Grand Hyatt Seattle Property which are currently with US Bank. The operating accounts are in the name of borrower but Hyatt has sole signature authority over the operating accounts and is entitled to draw funds from the operating accounts in accordance with the property management agreement. Gross revenue from the Grand Hyatt Seattle Property is deposited into a Hyatt controlled clearing account and is transferred on a daily basis to the Hyatt controlled operating accounts unless a Cash Management Period (as defined below) is continuing. Hyatt has sole signature authority over the clearing account. The lender can only take control of this clearing account after the termination of the property management agreement. The clearing account is in the name of the borrower but is pledged to the lender as security for the Grand Hyatt Seattle Loan and a deposit account control agreement was executed by the depository bank, the borrower, Hyatt and the lender in order to perfect the pledge. During a Cash Management Period, all funds in the clearing account are required to be deposited into a lender-controlled cash management account and will be applied to pay monthly amounts due as required under the Grand Hyatt Seattle Loan, and any excess amounts will be retained by the lender as additional collateral for the Grand Hyatt Seattle Loan.

A “Cash Management Period” will occur (i) during the continuation of an event of default or (ii) if the debt yield is less than 7.5% for two consecutive quarters (until such time that the debt yield is at least 7.5% for two consecutive quarters).

Initial Reserves. None.

Ongoing Reserves. On a monthly basis, so long as the hotel management agreement is in effect, the borrower is required to deposit 1/12 of 5.0% of annual gross income, into an FF&E reserve account held by Hyatt. In the event the property management agreement with Hyatt is no longer in effect, the FF&E reserve will be transferred into a lender-controlled FF&E reserve account. Additionally, Hyatt is required to pay all real estate taxes and insurance premiums from amounts collected from the Grand Hyatt Seattle Property and deposited into the clearing account while the hotel management agreement is in effect. In the event Hyatt fails to make payments when due and payable, the borrower is required to deposit (i) 1/12 of the annual taxes into the tax reserve account and (ii) 1/12 of the annual insurance premiums into the insurance reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

515 Madison Street Seattle, WA 98104	Collateral Asset Summary – Loan No. 5 Renaissance Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 55.3% 2.15x 12.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 Madison Street Seattle, WA 98104	Collateral Asset Summary – Loan No. 5 Renaissance Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 55.3% 2.15x 12.2%

MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS
SEATTLE CENTER
SOUTH LAKE UNION
DENNY TRIANGLE
BELLTOWN
FIRST HILL
RETAIL CORE
CBD
WATERFRONT DISTRICT
PIONEER SQUARE
CIVIC DISTRICT
SEATTLE CENTER MONORAIL
SLU STREETCAR
UNIVERSITY LINK LIGHT RAIL
LINK LIGHT RAIL
Washington State Convention Center Expansion
Washington State Convention Center
Pacific Place
Nordstrom Flagship Store
Westlake Mall
Macy's Flagship Store
Century Square
Meridian 16
Benaroya Hall
Seattle Central Library
Virginia Mason Hospital
Seattle City Hall
King County Courthouse
Federal Building
Seattle Aquarium
Seattle Great Wheel
Elliott Bay
Denny Park
Cascade Playground
City Hall Park
Occidental Park
Renaissance Seattle
515 Madison Street
Seattle, WA 98104
HARRISON ST
THOMAS ST
JOHN ST
DENNY WAY
WESTLAKE AVE N
TERRY AVE N
9TH AVE N
FAIRVIEW AVE N
PONTIUS AVE N
EASTLAKE AVE E
BROAD ST
ELLIOTT AVE
WESTERN AVE
ALASKAN WAY
1ST AVE
2ND AVE
3RD AVE
4TH AVE
5TH AVE
6TH AVE
7TH AVE
8TH AVE
9TH AVE
OLIVE WAY
PINE ST
PIKE ST
UNION ST
UNIVERSITY ST
SENECA ST
SPRING ST
MADISON ST
MARION ST
COLUMBIA ST
CHERRY ST
JAMES ST
YESLER WAY
WASHINGTON ST
MAIN ST
S MAIN ST
Everett
Lynnwood
Shoreline
Port Ludlow
Silverdale
Seattle
Bremerton
Redmond
Bellevue
Issaquah
Renton
Vashon
Kent
Auburn
Tacoma
Lakewood

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 Madison Street Seattle, WA 98104	Collateral Asset Summary – Loan No. 5 Renaissance Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 55.3% 2.15x 12.2%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Borrower Sponsor(1):	Hedreen Holdings LLC
Borrower:	Madison Hotel LLC
Original Balance:	$50,000,000
Cut-off Date Balance:	$50,000,000
% by Initial UPB:	5.5%
Interest Rate:	4.8100%
Payment Date:	6th of each month
First Payment Date:	June 6, 2017
Maturity Date:	June 6, 2027
Amortization:	Interest Only
Additional Debt(2):	$77,000,000 Pari Passu Debt
Call Protection(3):	L(28), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$95,000	$116,000
Insurance:	$280,000	$28,000
FF&E:	$0	1/12th of 5% of gross revenues
PIP:	$2,866,271	NAP

Financial Information(5)
Cut-off Date Balance / Room:	$228,007
Balloon Balance / Room:	$228,007
Cut-off Date LTV(6):	55.3%
Balloon LTV(6):	55.3%
Underwritten NOI DSCR:	2.50x
Underwritten NCF DSCR:	2.15x
Underwritten NOI Debt Yield:	12.2%
Underwritten NCF Debt Yield:	10.5%
Underwritten NOI Debt Yield at Balloon:	12.2%
Underwritten NCF Debt Yield at Balloon:	10.5%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Seattle, WA
Year Built / Renovated:	1978 / 2012-2017
Total Rooms:	557
Property Management:	R.C. Hedreen Co.
Underwritten NOI:	$15,488,805
Underwritten NCF:	$13,316,315
“As is” Appraised Value:	$229,700,000
“As is” Appraisal Date:	March 8, 2017
“As Stabilized” Appraised Value(6):	$255,000,000
“As Stabilized” Appraisal Date(6):	April 1, 2021

Historical NOI
Most Recent NOI:	$16,867,017 (T-12 July 31, 2017)
2016 NOI:	$16,093,069 (December 31, 2016)
2015 NOI:	$15,824,756 (December 31, 2015)
2014 NOI:	$14,462,443 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	85.0% (July 31, 2017)
2016 Occupancy:	84.0% (December 31, 2016)
2015 Occupancy:	82.2% (December 31, 2015)
2014 Occupancy:	84.1% (December 31, 2014)

(1)	The borrower sponsor is also the borrower sponsor of the Grand Hyatt Seattle mortgage loan which has a Cut-off Date Balance of $50.0 million.

(2)	The Renaissance Seattle Whole Loan is evidenced by three pari passu notes in the aggregate original principal amount of $127.0 million. The controlling Note A-1, with an original principal balance of $50.0 million, will be included in the COMM 2017-COR2 mortgage trust. The pari passu companion loans comprised of the non-controlling Note A-2 and non-controlling Note A-3, with original principal amounts of $50.0 million and $27.0 million, respectively, will not be included in the trust and are expected to be initially held by JLC or an affiliate and contributed to a future securitization. For additional information regarding the pari passu notes, see “The Loan” herein.

(3)	The lockout period will be at least 28 payment dates beginning with and including the first payment date of June 6, 2017. Defeasance of the full Renaissance Seattle Whole Loan is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 6, 2020. The assumed lockout period of 28 payments is based on the expected COMM 2017-COR2 securitization closing date in September 2017. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield, and Balance / Room calculations are based on the aggregate Renaissance Seattle Whole Loan balance of $127.0 million.

(6)	The “As Stabilized” Appraised Value assumes the Renaissance Seattle Property has achieved a stabilized occupancy of 83.0% and an ADR of $239.91. Based on the “As Stabilized” Appraised Value of $255,000,000 as of April 1, 2021, the Cut-off Date LTV and Balloon LTV are equal to 49.8%. There are no assurances that the Renaissance Seattle Property will achieve the appraiser’s stabilized occupancy and ADR assumptions in April 2021, or at all. The Renaissance Seattle Loan was underwritten based on the “As is” Appraised Value of $229,700,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 Madison Street Seattle, WA 98104	Collateral Asset Summary – Loan No. 5 Renaissance Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 55.3% 2.15x 12.2%

Historical Occupancy, ADR, RevPAR
	Renaissance Seattle Property(1)(2)			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	84.1%	$174.69	$146.85	82.9%	$208.21	$172.52	101.4%	83.9%	85.1%
2015	82.2%	$190.49	$156.66	84.3%	$225.52	$190.05	97.6%	84.5%	82.4%
2016	84.0%	$195.73	$164.38	82.2%	$232.80	$191.47	102.2%	84.1%	85.8%
T-12 June 2017	85.5%	$200.92	$171.70	85.1%	$240.85	$205.06	100.4%	83.4%	83.7%
(1)	Beginning in 2014, following the extension of the original Marriott franchise agreement through August 2028, the borrower commenced a $24.7 million ($44,343 per room), chain-mandated property improvement plan (“PIP”) encompassing guestroom renovations, elevator upgrades, noise mitigation for windows, ballroom HVAC and lighting upgrades, renovations to the public space, fitness center, 28th floor meeting room, and public restroom renovations and life safety upgrades. As of April 2017, a total of $21.83 million had been spent and the future costs of the remaining PIP work was estimated to be approximately $2.87 million, which amount was deposited into a PIP reserve account at loan closing. The remaining PIP work includes upgrades to the entry vestibules, lounge area, public restrooms, public escalators, elevator lobby, and the renovation of the Maxwell’s Restaurant and Lounge.

(2)	Source: Borrower provided financials.

(3)	Source: Hospitality research report.

The Loan.    The Renaissance Seattle mortgage loan (the “Renaissance Seattle Loan”) is evidenced by a $50.0 million fixed rate pari passu note that is part of a whole loan (the “Renaissance Seattle Whole Loan”) secured by the borrower’s fee simple interest in a 557-room full-service hotel located at 515 Madison Street in downtown Seattle, Washington (the “Renaissance Seattle Property”). The Renaissance Seattle Loan is evidenced by the controlling Note A-1, with an original principal balance of $50.0 million, which will be included in the COMM 2017-COR2 mortgage trust. The Renaissance Seattle Whole Loan also includes the pari passu non-controlling Note A-2 and non-controlling Note A-3, with original principal balances of $50.0 million and $27.0 million, respectively, which are expected to be initially held by JLC or an affiliate and contributed to a future securitization.

The relationship between the holders of the Note A-1, Note A-2, and Note A-3 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—Renaissance Seattle Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$50,000,000	$50,000,000	COMM 2017-COR2	Yes
Note A-2	$50,000,000	$50,000,000	JLC(1)	No
Note A-3	$27,000,000	$27,000,000	JLC(1)	No
Total	$127,000,000	$127,000,000
(1)	The notes held thereby are expected to be contributed to one or more future commercial mortgage securitization transactions.

The Renaissance Seattle Loan has an approximately 10-year term and requires interest only payments for the term of the loan. The Renaissance Seattle Loan accrues interest at a fixed rate equal to 4.8100% and has a cut-off date balance of $50.0 million. Proceeds of the Renaissance Seattle Whole Loan were used to retire existing debt of approximately $92.4 million, fund upfront reserves of approximately $3.2 million, pay closing costs of approximately $0.4 million and return approximately $31.0 million of equity to the borrower sponsor. Based on the “As is” appraised value of $229.7 million as of March 8, 2017, the Cut-off Date LTV ratio is 55.3%. The most recent prior financing of the Renaissance Seattle Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$127,000,000	100.0%	Loan Payoff	$92,423,041	72.8%
			Return of Equity	$30,950,266	24.4%
			Upfront Reserves	$3,241,271	2.6%
			Closing Costs	$385,422	0.3%
Total Sources	$127,000,000	100.0%	Total Uses	$127,000,000	100.0%

The Borrower / Borrower Sponsor.    The borrower, Madison Hotel LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Hedreen Holdings LLC.

Richard Hedreen, the CEO of R.C. Hedreen Co., the parent company of Hedreen Holdings LLC, has over 50 years of experience in real estate development, acquisition, and management. The company has shifted its focus primarily to luxury hotels over the past decade, but its portfolio of projects includes retail, high-rise office buildings and single and multi-family homes. Mr. Hedreen’s current real estate portfolio includes the Renaissance Seattle Property, the Grand Hyatt Seattle (also an asset in the COMM 2017-COR2 mortgage trust), the Hyatt @ Olive 8 and the 7th & Pine retail and parking property which is located directly below the Grand Hyatt Seattle hotel (but is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 Madison Street Seattle, WA 98104	Collateral Asset Summary – Loan No. 5 Renaissance Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 55.3% 2.15x 12.2%

not collateral for the Grand Hyatt Seattle Loan). All of the properties in Mr. Hedreen’s current portfolio are located in downtown Seattle and all were originally developed by Mr. Hedreen.

Other notable developments by Mr. Hedreen include the Hilton Seattle, the Crowne Plaza Seattle Downtown hotel and the Olive 8 Condominiums which are 229 residential condominium units located above the Hyatt @ Olive 8 hotel, which were sold to individual owners after completion in 2009. The 40-story Hyatt @ Olive 8 tower has one of the largest green roofs in downtown Seattle (8,355 sq. ft.) and is LEED certified. The borrower sponsor’s current portfolio is valued in excess of $750.0 million.

The Property. The Renaissance Seattle Property is a 557-room, 28-story, AAA Four-Diamond rated, full-service hotel located at 515 Madison Street in downtown Seattle, Washington, within the Seattle central business district. The borrower completed the construction of the Renaissance Seattle Property in 1978. Beginning in 2014, following the extension of the original Marriott franchise agreement through August 2028, the borrower commenced a $24.7 million ($44,343 per room), chain-mandated PIP encompassing guestroom renovations, elevator upgrades, noise mitigation for windows, ballroom HVAC and lighting upgrades, renovations to the public space, fitness center, 28th floor meeting room and public restroom renovations and life safety upgrades. As of April 2017, a total of $21.83 million had been spent and the future costs of the remaining PIP work, estimated to be $2.87 million, was deposited into a PIP reserve account at loan closing. The remaining PIP work includes upgrades to the entry vestibules, lounge area, public restrooms, public escalators, elevator lobby, and the renovation of the Maxwell’s Restaurant and Lounge. Of the $24.7 million PIP, $11.68 million ($20,963 per room) was invested in replacement of all hard and soft goods, as well as bathroom upgrades, in every guestroom. The guestroom renovations were completed in April 2016. A summary of the recent PIP renovations is depicted below:

PIP Renovation Summary(1)
Item	Status	Total	% of Total	Per Room
Guestrooms & Suites	Completed	$11,676,490	47.3%	$20,963
Function Space	Completed	$2,890,916	11.7%	$5,190
Public Elevators	Completed	$2,403,659	9.7%	$4,315
Food & Beverage Outlets	In Progress	$2,078,773	8.4%	$3,732
Public Entry/Lobby	In Progress	$1,733,109	7.0%	$3,112
Fitness Center	Completed	$1,453,797	5.9%	$2,610
Building Systems & Facilities	Completed	$1,317,070	5.3%	$2,365
Building Exterior & Windows	Completed	$1,145,188	4.6%	$2,056
Total		$24,699,004	100.0%	$44,343
(1)	Source: Borrower.

The Renaissance Seattle Property features 557 newly renovated guestrooms and suites, a Maxwell’s Restaurant and Lounge, the Lobby Court Coffee Bar & Lounge, R View Restaurant which also serves as the Renaissance Seattle Property’s concierge lounge, approximately 27,900 sq. ft. of flexible meeting space, a newly renovated fitness center, a business center and a five-level subterranean parking garage containing 193 parking spaces. The Renaissance Seattle Property offers four guestroom configurations and suites. The configurations include 274 king guestrooms (350 sq. ft.), 207 double/double guestrooms (350 sq. ft.), 71 corner king guestrooms (750 sq. ft.) and 5 luxury suites (750 sq. ft.). Each guestroom at the Renaissance Seattle Property includes either a king or two double beds, at least one TV, a mini-fridge, a coffeemaker, work area with desk, dual line phones with voicemail, iron and ironing board, bathrobes, in-room safe, alarm clock radio and Wi-Fi throughout. Suites include a separate sitting area.

The Renaissance Seattle Property is subject to a franchise agreement with Marriott International, Inc. The franchise agreement commenced on March 1, 1998 and currently runs through August 14, 2028.

Environmental Matters.    The Phase I environmental report, dated March 16, 2017, recommended no further action at the Renaissance Seattle Property.

The Market. The Renaissance Seattle Property is located in the area known as the retail core neighborhood in downtown Seattle, just south of the Denny Triangle, situated near South Lake Union, which represents one of the finest dining and shopping districts in the greater Seattle area. According to the appraiser, the Renaissance Seattle Property is located near the area’s primary generators of lodging demand including dozens of upscale retailers and restaurants, major department stores, shopping centers, hotels, office buildings and the Washington State Convention Center (“WSCC”). Because of its central location, the retail core has a substantial daytime population throughout the week. According to the appraiser, the nearby neighborhoods Denny Triangle and South Lake Union represent two of the city’s fastest growing neighborhoods. Amazon’s corporate headquarters was relocated to South Lake Union in 2015.

According to the Downtown Seattle Association, Amazon’s footprint totals 7.6 million sq. ft. with another 3.1 million sq. ft. under development. Amazon reportedly will occupy a total of 12.0 million sq. ft. by 2022, or equal to about a fifth of the inventory of downtown’s best-in-class office space. The company’s growth has allowed it to expand its headquarters in Seattle; in 2016, Amazon reportedly employed about 300,000 globally (24,000 in Washington), compared to 230,000 in 2015.

In 2015, Expedia announced plans to relocate its headquarters from Bellevue to Downtown Seattle. The development plans will allow Expedia to transition its 3,500 employees to the Seattle campus, with full occupancy by 2019. Additionally, several Silicon Valley high-tech companies, such as Google and Facebook, also have a presence in Seattle. In 2016, Google announced plans to relocate its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 Madison Street Seattle, WA 98104	Collateral Asset Summary – Loan No. 5 Renaissance Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 55.3% 2.15x 12.2%

Fremont campus to South Lake Union by 2019. Google’s new campus, which began construction in the second quarter of 2017, will occupy 607,000 sq. ft. of office space and will be able to accommodate 3,000 to 4,000 employees.

The borrower sponsor is currently in the process of developing Seattle’s largest hotel, the Hyatt Regency located 8th & Howell. The 1,260 room Hyatt Regency hotel broke ground in 2016, on a site previously owned by an affiliate of the borrower sponsor and has an estimated completion date in 2019. The Hyatt Regency will be adjacent to the Washington State Convention Center Addition (“WSCC Addition”), which is scheduled to open in 2020. The preliminary cost of the WSCC Addition project is estimated at over $1.5 billion, and the expansion is expected to more than double the size of the existing WSCC, with an additional 440,000 sq. ft. of meeting space planned for the project. The WSCC Addition project is expected to provide several economic benefits, including as much as $240.0 million annually in visitor spending, as many as 3,900 direct and indirect jobs, and some 6,000 jobs during construction.

The demand segmentation for the Renaissance Seattle Property consists of 50.0% corporate demand, 20.0% meeting and group demand, 15.0% leisure demand and 15.0% contract demand. The Renaissance Seattle Property’s top corporate accounts include Boeing, Pricewaterhouse, Accenture, Deloitte and Ernst & Young.

The Renaissance Seattle Property’s immediate marketplace serves eight competitive properties. The eight primary competitors range in size from 237 to 891 rooms and including the Renaissance Seattle Property, the overall competitive set collectively contains an aggregate of 4,137 rooms.

In total, the borrower sponsor has developed approximately 55.6% of the appraiser’s competitive set by number of hotels (five of nine) and 48.6% by number of rooms (2,012 of 4,137), and currently owns 33.3% of the appraiser’s competitive set by number of hotels (three of nine) and 32.9% by number of rooms (1,360 of 4,137).

The appraiser’s primary competitors for the Renaissance Seattle Property are summarized in the table below:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Meeting Space (Sq. Ft.)	Estimated 2016 Occupancy	Estimated 2016 ADR	Estimated 2016 RevPAR
Renaissance Seattle Property(2)	557	1978	27,900	80-85%	$190-200	$160-170
Grand Hyatt Seattle(2)	457	2001	22,000	80-85%	$230-240	$200-210
Hilton Seattle(3)	237	1970	6,000	90-95%	$210-220	$200-210
Fairmont Olympic Hotel Seattle	450	1924	17,500	65-70%	$250-260	$180-190
Westin Seattle	891	1929	48,000	80-85%	$210-220	$170-180
Marriott Seattle Waterfront Hotel	358	2003	11,000	80-85%	$260-270	$210-220
Hyatt @ Olive 8(2)	346	2009	10,500	80-85%	$220-230	$190-200
Crowne Plaza Seattle Downtown(3)	415	1983	8,500	80-85%	$170-180	$140-150
W Hotel Seattle	426	1999	10,000	70-75%	$230-240	$170-180
Total / Wtd. Avg.(4)	4,137			81.6%	$221.90	$181.18
(1)	Source: Appraisal.

(2)	Originally developed and currently owned by the borrower sponsor.

(3)	Originally developed by the borrower sponsor and subsequently sold to a third party.

(4)	The Renaissance Seattle Property is included in the calculations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

515 Madison Street Seattle, WA 98104	Collateral Asset Summary – Loan No. 5 Renaissance Seattle	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 55.3% 2.15x 12.2%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2014	2015	2016	T-12 7/31/2017	U/W	U/W per Room
Occupancy	84.1%	82.2%	84.0%	85.0%	83.0%
ADR	$174.69	$190.49	$195.73	$201.68	$204.77
RevPAR	$146.85	$156.66	$164.38	$171.47	$170.00

Room Revenue	$29,640,521	$31,735,225	$33,509,972	$34,861,220	$34,561,710	$62,050
F&B Revenue	7,140,724	7,434,644	6,886,049	7,128,714	7,128,714	$12,798
Other Revenue(2)	1,895,293	1,738,457	1,754,032	1,759,384	1,759,384	$3,159
Total Revenue	$38,676,538	$40,908,326	$42,150,053	$43,749,318	$43,449,808	$78,007
Operating Expenses	13,384,095	14,018,669	14,478,567	14,870,542	14,800,453	$26,572
Undistributed Expenses	7,646,897	7,726,135	7,946,486	8,158,495	8,140,706	$14,615
Gross Operating Profit	$17,645,546	$19,163,522	$19,725,000	$20,720,281	$20,508,650	$36,820
Management Fee	590,086	609,244	579,003	531,690	1,303,494	$2,340
Franchise Fee	1,188,186	1,272,210	1,343,966	1,396,939	1,728,086	$3,102
Total Fixed Charges	1,404,830	1,457,312	1,708,963	1,924,634	1,988,265	$3,570
Net Operating Income	$14,462,443	$15,824,756	$16,093,069	$16,867,017	$15,488,805	$27,808
FF&E(3)	1,933,827	2,045,416	2,107,503	2,187,466	2,172,490	$3,900
Net Cash Flow	$12,528,617	$13,779,339	$13,985,567	$14,679,551	$13,316,315	$23,907
(1)	Beginning in 2014, following the extension of the original Marriott franchise agreement through August 2028, the borrower commenced a $24.7 million ($44,343 per room), chain-mandated property improvement plan (“PIP”) encompassing guestroom renovations, elevator upgrades, noise mitigation for windows, ballroom HVAC and lighting upgrades, renovations to the public space, fitness center, 28th floor meeting room, and public restroom renovations and life safety upgrades. As of April 2017, a total of $21.83 million had been spent and the future costs of the remaining PIP work was estimated to be approximately $2.87 million, which amount was deposited into a PIP reserve account at loan closing. The remaining PIP work includes upgrades to the entry vestibules, lounge area, public restrooms, public escalators, elevator lobby, and the renovation of the Maxwell’s Restaurant and Lounge.

(2)	Other Revenue includes telephone revenue, rental revenue, parking revenue, and miscellaneous other revenue.

(3)	U/W FF&E represents approximately 5.0% of U/W Total Revenue.

Property Management.    The Renaissance Seattle Property is managed by R.C. Hedreen Co., an affiliate of the borrower.

Lockbox / Cash Management.    The Renaissance Seattle Loan is structured with a hard lockbox and springing cash management. All credit card receipts are required to be deposited by credit card processing companies directly into a lockbox account, and all non-credit card receipts are required to be deposited into the lockbox account within one business day of receipt by borrower or property manager. Amounts on deposit in the lockbox accounts will be transferred daily to an account controlled by the borrower unless a Cash Management Period (as defined below) is continuing. During a Cash Management Period, all funds in the lockbox account are required to be deposited into a lender-controlled cash management account and will be applied to pay monthly amounts due as required under the Renaissance Seattle Loan, and any excess amounts will be retained by the lender as additional collateral for the Renaissance Seattle Loan.

A “Cash Management Period” will occur (i) during the continuation of an event of default or (ii) if the debt yield is less than 7.5% for two consecutive quarters (until such time that the debt yield is at least 7.5% for two consecutive quarters).

Initial Reserves.    At loan origination, the borrower deposited (i) $2,866,271 into a PIP reserve account, (ii) $95,000 into a tax reserve account and (iii) $280,000 into an insurance reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $116,000, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums into an insurance account, which currently equates to $28,000 and (iii) 1/12 of 5.0% of annual gross income, into an FF&E reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard Baton Rouge, LA 70836	Collateral Asset Summary – Loan No. 6 Mall of Louisiana	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 57.0% 1.85x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard Baton Rouge, LA 70836	Collateral Asset Summary – Loan No. 6 Mall of Louisiana	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 57.0% 1.85x 11.1%

Baton Rouge
Merrydale
Port Allen
Westminster
Inniswold
Mall of Louisiana
Oak Hills Place
Village St. George
Gardere
New Orleans
Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard Baton Rouge, LA 70836	Collateral Asset Summary – Loan No. 6 Mall of Louisiana	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 57.0% 1.85x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard Baton Rouge, LA 70836	Collateral Asset Summary – Loan No. 6 Mall of Louisiana	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 57.0% 1.85x 11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard Baton Rouge, LA 70836	Collateral Asset Summary – Loan No. 6 Mall of Louisiana	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 57.0% 1.85x 11.1%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Recapitalization
Sponsor:	GGP Real Estate Holding I, Inc.
Borrowers:	Mall of Louisiana, LLC; Mall of Louisiana Land, LLC
Original Balance(1):	$50,000,000
Cut-off Date Balance(1):	$50,000,000
% by Initial UPB:	5.5%
Interest Rate:	3.9840%
Payment Date:	1st of each month
First Payment Date:	September 1, 2017
Maturity Date:	August 1, 2027
Amortization:	Interest only for first 36 months, 360 months thereafter
Additional Debt(1):	$275,000,000 Pari Passu Debt
Call Protection(2)(3):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Unfunded Obligations(5):	$0	$0

Financial Information(6)
Whole Loan
Cut-off Date Balance / Sq. Ft.:	$418
Balloon Balance / Sq. Ft.:	$362
Cut-off Date LTV:	57.0%
Balloon LTV:	49.3%
Underwritten NOI DSCR(7):	1.94x
Underwritten NCF DSCR(7):	1.85x
Underwritten NOI Debt Yield:	11.1%
Underwritten NCF Debt Yield:	10.6%
Underwritten NOI Debt Yield at Balloon:	12.8%
Underwritten NCF Debt Yield at Balloon:	12.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Super Regional Mall
Collateral:	Fee Simple
Location:	Baton Rouge, LA
Year Built / Renovated:	1997 / 2008
Total Sq. Ft.:	776,789
Property Management:	Self-managed
Underwritten NOI:	$36,062,923
Underwritten NCF:	$34,433,637
Appraised Value:	$570,000,000
Appraisal Date:	June 23, 2017

Historical NOI
Most Recent NOI:	$34,995,624 (T-12 April 30, 2017)
2016 NOI:	$35,038,477 (December 31, 2016)
2015 NOI:	$34,580,536 (December 31, 2015)
2014 NOI:	$33,541,166 (December 31, 2014)

Historical Occupancy(8)
Most Recent Occupancy:	91.8% (June 30, 2017)
2016 Occupancy:	92.5% (December 31, 2016)
2015 Occupancy:	93.8% (December 31, 2015)
2014 Occupancy:	94.3% (December 31, 2014)
(1)	The Original Balance and Cut-off Date Balance of $50.0 million represents the non-controlling note A-4, which together with the controlling note A-1 and remaining non-controlling pari passu notes comprise the Mall of Louisiana Whole Loan (as defined below) with an aggregate principal balance of $325.0 million. See “The Loan” herein.

(2)	Partial release permitted. See “Partial Release and Substitution” herein.

(3)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of September 1, 2017. Defeasance of the full $325.0 million Mall of Louisiana Whole Loan is permitted after the date that is the earlier to occur of (i) August 1, 2020 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected COMM 2017-COR2 securitization closing date in September 2017. The actual lockout period may be longer.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	In lieu of depositing all Unfunded Obligations, the guarantor provided a guaranty for $8,519,922 for outstanding obligations for the third largest tenant, Main Event and $1,726,914 of outstanding obligations for various other tenants at the Mall of Louisiana Property.

(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the Mall of Louisiana Whole Loan (as defined below), which has an aggregate principal balance as of the Cut-off Date of $325.0 million.

(7)	DSCR is calculated based on the Mall of Louisiana Whole Loan’s amortizing annual debt service. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 2.75x and 2.62x, respectively.

(8)	Historical Occupancy does not include sq. ft. associated with temporary tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard Baton Rouge, LA 70836	Collateral Asset Summary – Loan No. 6 Mall of Louisiana	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 57.0% 1.85x 11.1%

Tenant Summary(1)
Tenant(2)	Ratings (Fitch/Moody’s/S&P)(3)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent (PSF)	% of Total U/W Base Rent	Lease Expiration	Sales PSF(4)	Occupancy Cost
AMC Theatres(5)	B/B1/B+	74,400	9.6%	$23.38	5.9%	7/21/2026	$560,583(6)	22.6%
Dick’s Sporting Goods(7)	NR/NR/NR	74,061	9.5%	$13.00	3.3%	1/31/2019	$131	11.9%
Main Event(8)	NR/NR/NR	46,900	6.0%	$25.00	4.0%	6/30/2028	NAV	NAV
Nordstrom Rack(9)	BBB+/Baa1/BBB+	30,002	3.9%	$19.25	2.0%	9/30/2025	NAV	NAV
Forever 21	NR/NR/NR	26,885	3.5%	$55.20	5.1%	1/31/2019	$183	28.6%
Subtotal / Wtd. Avg.		252,248	32.5%	$23.53	20.2%
Remaining Tenants		460,886	59.3%	$50.73	79.8%
Total / Wtd. Avg. Occupied		713,134	91.8%	$41.11	100.0%
Vacant		63,655	8.2%
Total / Wtd. Avg.		776,789	100.0%

(1)	Based on the underwritten rent roll dated June 30, 2017.

(2)	Certain tenants at the Mall of Louisiana Property may have termination options that are exercisable prior to their lease expiration dates due to certain co-tenancy provisions associated with the tenant’s respective lease.

(3)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(4)	Sales PSF are as of the trailing 12-month period ending May 31, 2017.

(5)	AMC Theatres has four, five-year extension options at fair market value.

(6)	Sales calculation is based on the 15 screens that AMC Theatres currently operates at the Mall of Louisiana Property.

(7)	Dick’s Sporting Goods has four, five-year extension options at fair market value, provided that written notice is given to the borrower not less than nine months prior to the lease expiration date.

(8)	Main Event executed its lease and is expected to take physical occupancy and begin paying rent in August 2018. Main Event has three, five-year extension options at fair market value, provided that written notice is given to the borrower not less than nine months prior to the lease expiration date. Main Event is not required to report sales at the Mall of Louisiana Property.

(9)	Nordstrom Rack has four, five-year extension options at fair market value, provided that written notice is given to the borrower not less than nine months prior to the lease expiration date. Nordstrom Rack is not required to report sales at the Mall of Louisiana Property.

The following table presents certain information relating to the historical inline sales and occupancy costs at the Mall of Louisiana Property:

Historical Tenant Sales (PSF) and Occupancy Costs(1)
	2014	2015	2016	5/31/2017 TTM	5/31/2017 TTM Occupancy Cost
Total In-Line
Comparable Sales PSF w/Apple	$557	$568	$571	$585	13.6%
Comparable Sales PSF w/o Apple	$481	$493	$488	$496	16.1%

(1)	Not all tenants at the Mall of Louisiana Property are required to report sales.

Non-Collateral Anchor Sales Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant GLA(2)	Sales per SF(3)
Dillard’s / Dillard’s Men’s & Home	BBB-/Baa3/BBB-	370,655	$148
Macy’s	BBB/Baa3/BBB-	204,890	$166
JC Penney	B+/B1/B+	116,568	$309
Sears	CC/Caa2/CCC+	113,517	$123
(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on the underwritten rent roll dated June 30, 2017.

(3)	Sales per SF for the non-collateral anchor tenants are as of 2016 as reported in the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard Baton Rouge, LA 70836	Collateral Asset Summary – Loan No. 6 Mall of Louisiana	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 57.0% 1.85x 11.1%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$ 0.00	0.0%	0.0%
2017	11	27,967	3.6%	27,967	3.6%	$83.34	8.0%	8.0%
2018	23	82,248	10.6%	110,215	14.2%	$40.78	11.4%	19.4%
2019	17	165,390	21.3%	275,605	35.5%	$30.11	17.0%	36.4%
2020	14	43,189	5.6%	318,794	41.0%	$59.78	8.8%	45.2%
2021	16	60,190	7.7%	378,984	48.8%	$47.19	9.7%	54.9%
2022	10	32,000	4.1%	410,984	52.9%	$41.17	4.5%	59.4%
2023	11	39,863	5.1%	450,847	58.0%	$63.83	8.7%	68.0%
2024	7	32,366	4.2%	483,213	62.2%	$41.94	4.6%	72.7%
2025	9	58,878	7.6%	542,091	69.8%	$30.44	6.1%	78.8%
2026	6	88,514	11.4%	630,605	81.2%	$32.60	9.8%	88.6%
2027	6	11,360	1.5%	641,965	82.6%	$95.18	3.7%	92.3%
Thereafter	5	71,169	9.2%	713,134	91.8%	$31.61	7.7%	100.0%
Vacant	NAP	63,655	8.2%	776,789	100.0%	NAP	NAP
Total / Wtd. Avg.	135	776,789	100.0%			$41.11	100.0%
(1)	Based on the underwritten rent roll dated June 30, 2017. All tenant spaces are subject to re-measurement when leases expire.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan. The Mall of Louisiana loan (the “Mall of Louisiana Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 776,789 sq. ft. portion of a super-regional mall located in Baton Rouge, Louisiana (the “Mall of Louisiana Property”). The Mall of Louisiana Loan is part of the Mall of Louisiana whole loan (the “Mall of Louisiana Whole Loan”). The Mall of Louisiana Whole Loan is evidenced by nine pari passu notes in the aggregate original principal amount of $325.0 million. The Mall of Louisiana Loan is evidenced by the non-controlling Note A-4 with an aggregate original principal balance of $50.0 million, which will be included in the COMM 2017-COR2 mortgage trust. The remaining pari passu notes are outlined below in the “Whole Loan Summary” table, are currently held by Bank of America, N.A. (“BANA”), Citi Real Estate Funding Inc. (“CREFI”) and Barclays Bank PLC (“Barclays”), and are expected to be contributed to one or more future securitizations.

The relationship between the holders of the Mall of Louisiana Whole Loan will be governed by a co-lender agreement as described under ““Description of the Mortgage Pool–The Whole Loans–The Mall of Louisiana Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-2	$109,000,000	$109,000,000	BANA(1)	Yes(2)
A-3-1, A-5-2	$47,000,000	$47,000,000	CGCMT 2017-P8(3)	No
A-3-2	$28,000,000	$28,000,000	CREFI(1)	No
A-4	$50,000,000	$50,000,000	COMM 2017-COR2	No
A-5-1, A-6, A-7	$91,000,000	$91,000,000	Barclays(1)	No
Total	$325,000,000	$325,000,000
(1)	The notes held thereby are expected to be contributed to one or more future commercial mortgage securitization transactions.

(2)	Note A-1 is the controlling note.

(3)	Non-controlling notes A-3-1 and A-5-2 are expected to be contributed to the CGCMT 2017-P8 transaction upon closing of such transaction.

The Mall of Louisiana Loan has a 10-year initial term and subsequent to a 36-month interest only period, amortizes on a 30-year schedule. The Mall of Louisiana Loan has a remaining term of 119 months as of the Cut-off Date. The Mall of Louisiana Whole Loan accrues interest at a fixed annual rate equal to 3.9840%. The Mall of Louisiana Whole Loan proceeds were used for recapitalization purposes and to pay closing costs of approximately $1.4 million. Based on the “as is” appraised value of $570.0 million as of June 23, 2017, the Cut-off Date LTV Ratio is 57.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard Baton Rouge, LA 70836	Collateral Asset Summary – Loan No. 6 Mall of Louisiana	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 57.0% 1.85x 11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount	$325,000,000	100.0%	Return of Equity(1)	$323,588,541	99.6%
			Closing Costs	$1,411,459	0.4%
Total Sources	$325,000,000	100.0%	Total Uses	$325,000,000	100.0%
(1)	The Mall of Louisiana Property was unencumbered by debt prior to this financing. The Mall of Louisiana Whole Loan sponsor acquired the Mall of Louisiana Property for approximately $265.0 million in 2004 and including the $100.0 million spent on the 2008 property expansion, maintains a cost basis of approximately $413.0 million.

The Borrower / Sponsor. The borrowers are Mall of Louisiana, LLC and Mall of Louisiana Land, LLC (individually and collectively, the “Mall of Louisiana Borrower”), each a single-purpose Delaware limited liability company, with at least two independent directors. Legal counsel to the Mall of Louisiana Borrower delivered a non-consolidation opinion in connection with the origination of the Mall of Louisiana Whole Loan. The loan sponsor and nonrecourse carveout guarantor is GGP Real Estate Holding I, Inc., wholly owned by GGP Inc. (“General Growth”).

General Growth is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. General Growth’s portfolio as of June 2017 included 127 properties (approximately 121 million sq. ft.) in 40 states with an enterprise value of approximately $39 billion.

In addition to the recourse carveout guaranty and environmental indemnity, GGP Real Estate Holding I, Inc. has provided a guaranty related to the Main Event lease for payment of unfunded tenant allowances equal to $3,986,500, landlord work equal to $3,067,797 and an additional $1,465,625, which is equal to fifteen months of gap rent. GGP Real Estate Holding I, Inc. also provided a guaranty for unfunded obligations related to several other tenants at the Mall of Louisiana Property in an amount equal to $1,726,914.

The Property. The Mall of Louisiana Property is part of a two-story enclosed super-regional mall known as Mall of Louisiana, which contains a total of 1,593,545 sq. ft., and is anchored by non-collateral anchors Dillard’s, Dillard’s Men’s & Home, JC Penney, Macy’s and Sears. The 776,789 sq. ft. portion of the Mall of Louisiana that serves as collateral for the Mall of Louisiana Whole Loan was 91.8% occupied as of June 30, 2017 by 135 various retail and restaurant tenants. The largest tenants by size are AMC Theatres (9.6% of NRA, 5.9% of base rent, expiring July 2026), Dick’s Sporting Goods (9.5% of NRA, 3.3% of base rent, expiring January 2019), Nordstrom Rack (3.9% of NRA, 2.0% of base rent, expiring September 2025) and Forever 21 (3.5% of NRA, 5.1% of base rent, expiring January 2019). Main Event (6.0% of NRA, 4.0% of base rent, expiring June 2028) has a signed lease and is expected to take physical occupancy and begin paying rent in August 2018. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

No other tenant represents more than 1.9% of NRA or 2.6% of underwritten rent. Other notable tenants at the Mall of Louisiana Property include: Apple, DSW, Lush Fresh Handmade Cosmetics, Michael Kors, Pandora, Pottery Barn and Williams Sonoma. The Mall of Louisiana Property features an 11-bay food court and nine full service restaurants. Inline sales at the Mall of Louisiana Property as of May 31, 2017 were approximately $183.0 million with an average of $585 PSF ($496 PSF excluding Apple), resulting in an occupancy cost of 13.6% (16.1% excluding Apple).

The Mall of Louisiana Property was built in 1997 and renovated in 2008 with a $100.0 million expansion project that added over 330,000 sq. ft., comprised of a 125,000 sq. ft. lifestyle component, a 140,000 sq. ft. power center and 15-screen stadium seating cinema with IMAX – 3D. The Mall of Louisiana features the only Sears within approximately 40 miles and the only Macy’s, Dick’s Sporting Goods and Nordstrom Rack within approximately 60 miles. The Mall of Louisiana Property includes 8,404 surface parking spaces (approximately 5.27 per 1,000 sq. ft.).

Major Tenants.

AMC Theatres (rated B/B1/B+ by Fitch/Moody’s/S&P; 74,400 sq. ft.; 9.6% of NRA; 5.9% of U/W Base Rent): AMC Theatres has been at the Mall of Louisiana Property since July 21, 2006. The tenant’s lease extends through July 31, 2026 with four successive, five-year renewal options, provided six months written notice of intent to renew is required prior to expiration of the current term. AMC Theatres currently has an annual base rental rate of $1.74 million and reported sales of $560,583 per screen for the trailing 12-month period ending May 31, 2017.

American Multi-Cinema, a subsidiary of AMC Entertainment Holdings Inc., is the world’s largest theatrical exhibition company and was founded in 1920. There are currently 660 locations in the US Market and 246 in the international market. AMC Entertainment Holdings Inc. is a holding company headquartered in Leawood, Kansas owning subsidiaries engaged in a number theatrical exhibition businesses. According to the company’s December 31, 2016 10-K report, AMC Entertainment Holdings Inc. reported net earnings of $111.7 million, which represents a 7.52% increase over the prior year’s net earnings of $103.86 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard Baton Rouge, LA 70836	Collateral Asset Summary – Loan No. 6 Mall of Louisiana	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 57.0% 1.85x 11.1%

Dick’s Sporting Goods (74,061 sq. ft.; 9.5% of NRA; 3.3% of U/W Base Rent): Dick’s Sporting Goods has been a tenant at the Mall of Louisiana Property since August 28, 2008. The tenant’s lease extends until January 31, 2019, with four, five-year renewal options, which can be exercised by providing at least nine months prior written notice of intent to renew. Dick’s Sporting Goods sales were $131 PSF for the trailing 12-month period ending May 31, 2017.

Founded in 1948 by Richard Stack, Dick’s Sporting Goods, Inc. is one of the nation’s largest sporting goods retailers. Based in Coraopolis, Pennsylvania, the company currently operates 797 stores in 47 states. Dick’s Sporting Goods and www.Dicks.com offer a wide assortment of national brands and private label sporting goods, apparel, shoes and accessories. According to the company’s January 28, 2017 10-K report, Dick’s Sporting Goods, Inc. reported net sales of $7.92 billion, which represents an 8.95% increase over the prior year’s net sales of $7.27 billion.

Main Event Entertainment, LP (“Main Event”) (46,900 sq. ft.; 6.0% of NRA; 4.0% of U/W Base Rent): Main Event operates family entertainment centers. It offers billiards, bowling, arcade, laser tag, rock climbing, glow golf, gravity ropes course, and karaoke services. The company also provides food and beverage, as well as meeting and event space with accommodations for corporate meetings or group gatherings; and event facility rental services. In addition, it offers facilities and services for birthday parties. Main Event was founded in 1998 and is based in Plano, Texas. It has locations in Austin, Fort Worth, Frisco, Grapevine, Lewisville, Lubbock, Plano, San Antonio, and Shenandoah, Texas; Missouri; Tempe, Arizona; Memphis, Tennessee; and Louisville, Kentucky. As of September 27, 2006, Main Event operates as a subsidiary of Ardent Leisure Group.

Main Event recently executed its lease and is expected to take physical occupancy of its space and begin paying rent in August 2018. The Mall of Louisiana Whole Loan guarantor has provided a guaranty for all outstanding landlord obligations and fifteen months of gap rent specific to Main Event.

Nordstrom Rack (rated BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P; 30,002 sq. ft.; 3.9% of NRA; 2.0% of U/W Base Rent): The tenant’s lease extends through September 30, 2025, with four, five-year renewal options. Nordstrom Rack is the off-price retail division of Nordstrom Inc., which was founded in 1901 in Seattle, Washington by John W. Nordstrom and, as of March 20, 2017, operated 344 stores across 40 states in the U.S. Nordstrom Rack currently has over 100 stores and a growing e-commerce business.

Environmental Matters. The Phase I environmental report, dated July 24, 2017, recommended no further action at the Mall of Louisiana Property.

The Market. The Mall of Louisiana Property is located in East Baton Rouge Parish within the greater Baton Rouge metropolitan statistical area (the “Baton Rouge MSA”) of Louisiana. The Mall of Louisiana Property is located approximately 6.0 miles southeast of the Baton Rouge central business district, immediately south of Interstate Highway 10, which connects to Interstate 12 approximately 2 miles north and travels southeast through the state to serve the New Orleans metropolitan area. East Baton Rouge Parish includes the city of Baton Rouge and other established neighborhoods including Mid-City, the Garden District and Spanish Town and is the capital of Louisiana and the location of Louisiana State University, Southern University and Baton Rouge Community College. There are two hospitals located within two miles of the Mall of Louisiana Property: Baton Rouge General Medical Center and Our Lady of the Lake Regional Medical Center. East Baton Rouge Parish’s top employers include Turner Industries Group (9,875 employees), LSU System (6,250 employees), Performance Contractors (5,500 employees), Our Lady of the Lake Regional Medical Center (4,500 employees) and ExxonMobil Corporation (4,214 employees). IBM recently developed a $55 million office and residential building in downtown Baton Rouge and has committed to maintain 800 new jobs through 2023 in downtown Baton Rouge. The Baton Rouge MSA had a 2016 unemployment rate of 5.2% which unemployment rate has seen a year over year decline since 2011.

According to the appraisal, the primary trade area for the Mall of Louisiana Property is approximately 15 miles. The estimated 2016 population within a five-, ten- and fifteen-mile radius around the Mall of Louisiana Property was 169,831, 406,664 and 603,052, respectively. The estimated 2016 average household income within the same radii was $90,572, $76,294 and $74,587, respectively. The 2016 fifteen-mile population and average household income reflects a compound annual growth rate from 2000-2016 of 1.0% and 2.41%, respectively. Estimated 2016 average retail sales per household within a 15 mile radius of the Mall of Louisiana Property were $48,449.

The Mall of Louisiana Property is located in the Baton Rouge retail market which had 2017 first quarter-end average asking rents of $11.32 per square foot and a vacancy rate of 4.5% (representing a 1.3% decrease over four quarters), with only 11,581 sq. ft. of vacant retail space in the market. Specifically for malls within the Baton Rouge retail market, there are currently six lifestyle centers and regional malls in the market with 2017 first quarter-end average asking rents of $19.61 per square foot and a vacancy rate of 8.6% (representing a 1.7% decrease over four quarters), with 74,739 square feet of positive absorption. There is no proposed new competitive supply noted by the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard Baton Rouge, LA 70836	Collateral Asset Summary – Loan No. 6 Mall of Louisiana	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 57.0% 1.85x 11.1%

Directly Competitive Buildings(1)
Property	Mall of Louisiana	Perkins Rowe	Town Center at Cedar Lodge	Siegen Lane Marketplace	Cortana Mall
Distance from Subject	-	1.5 miles	5.0 miles	3.0 miles	6.5 miles
Property Type	Super Regional Mall	Lifestyle Center	Lifestyle Center	Power Center	Super Regional Mall
Year Built / Renovated	1997 / 2008	2006 / NAP	2007 / NAP	1994 / 2002	1976 / 2010
Total GLA	776,789	749,300	410,000	462,150	1,360,000
Total Occupancy	91.8%(2)	85.0%	98.0%	100.0%	30.0%
Estimated Inline Sales per SF(3)	$585(4)	$420	$400	NAP	$250
Anchors	Dillard’s (non-collateral), Dillard’s Men’s (non-collateral), JC Penney (non-collateral), Macy’s (non-collateral), Sears (non-collateral), AMC Theatres	Cinemark, LA Fitness, Barnes & Noble, Fresh Market	Whole Foods, Books A Million, LOFT, Gap	Walmart, Lowes, Bed Bath and Beyond, TJ Maxx	Dillard’s, JC Penney

(1)	Source: Appraisal.

(2)	Source: Underwritten rent roll dated June 30, 2017.

(3)	All inline tenants may not be required to report sales.

(4)	Based on TTM 5/31/2017 sales and including Apple.

Cash Flow Analysis.

Cash Flow Analysis
	2014	2015	2016	T-12 4/30/2017	U/W	U/W (PSF)
Base Rent	$26,449,228	$27,324,563	$27,877,011	$28,049,808	$29,420,920	$37.88
Potential Income from Vacant Space	0	0	0	0	3,395,375	$4.37
Percentage Rent	559,072	516,649	571,657	591,865	581,929	$0.75
Total Reimbursement Revenue	10,554,704	10,707,373	10,410,615	10,242,969	10,408,010	$13.40
Specialty Leasing Income	3,089,790	3,046,453	3,044,110	2,921,431	2,956,431	$3.81
Other Income(1)	402,762	384,936	331,822	399,049	384,049	$0.49
Less: Vacancy and Credit Loss(2)	(0)	(0)	(0)	(0)	(3,931,479)	($5.06)
Effective Gross Income	$41,055,555	$41,979,974	$42,235,214	$42,205,123	$43,215,234	$55.63
Total Operating Expenses	7,514,389	7,399,438	7,196,737	7,209,498	7,152,311	$9.21
Net Operating Income	$33,541,166	$34,580,536	$35,038,477	$34,995,624	$36,062,923	$46.43
TI/LC	0	0	0	0	1,473,928	$1.90
Capital Expenditures	0	0	0	0	155,358	$0.20
Net Cash Flow	$33,541,166	$34,580,536	$35,038,477	$34,995,624	$34,433,637	$44.33
(1)	Other Income includes carousel revenue, rebates and miscellaneous non-rental income.

(2)	U/W Vacancy represents an economic vacancy of 9.0%.

Property Management. The Mall of Louisiana Property is managed by (i) General Growth Management, Inc., (ii) General Growth Services, Inc., (iii) General Growth (iv) any other affiliate of the Mall of Louisiana Whole Loan guarantor entirely owned (directly or indirectly) by the Mall of Louisiana Whole Loan guarantor, or (v) any qualifying manager according to the Mall of Louisiana Whole Loan documents.

Lockbox / Cash Management. The Mall of Louisiana Whole Loan is structured with a hard lockbox and springing cash management. Funds deposited to the lockbox will be swept daily to the Mall of Louisiana Borrower’s operating account unless a Mall of Louisiana Trigger Period exists. During a Mall of Louisiana Trigger Period, funds in the lockbox are required to be automatically transferred to a cash management account under the sole control of the lender for the payment of, among other things, debt service, monthly escrows and operating expenses with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Mall of Louisiana Whole Loan.

A “Mall of Louisiana Trigger Period” will commence upon the earlier of (i) an event of default and (ii) the debt service coverage ratio being less than 1.15x. A Mall of Louisiana Trigger Period will cease upon (i) the cure or waiver of the event of default and (ii) the debt service coverage ratio being equal to or greater than 1.15x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6401 Bluebonnet Boulevard, and 9168 and 9330 Mall of Louisiana Boulevard Baton Rouge, LA 70836	Collateral Asset Summary – Loan No. 6 Mall of Louisiana	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 57.0% 1.85x 11.1%

Main Event Guaranty. GGP Real Estate Holding I, Inc. as non-recourse carveout guarantor, has delivered the Main Event guaranty with respect to (i) completion of certain required work by the Mall of Louisiana Borrower under the Main Event lease (“Main Event Unfunded Obligations”), and (ii) rent obligations under the Main Event lease (“Main Event Rent Obligations”), in lieu of posting an upfront cash reserve for the obligations.

Ongoing Reserves. During a Mall of Louisiana Trigger Period, unless there are sufficient funds in the lockbox account to make the deposits, the Mall of Louisiana Borrower is required to deposit monthly (i) 1/12th of the estimated annual real estate taxes and 1/12th of the estimated annual insurance premiums (unless the Mall of Louisiana Property is covered by a blanket insurance policy and the premiums for the blanket policy are prepaid for at least one year in advance), (ii) $12,931 to a replacement reserve subject to a cap of $155,169, and (iii) $129,308 to a tenant improvements and leasing commissions reserve subject to a cap of $1,551,690.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release and Substitution. The Mall of Louisiana Borrower may acquire one or more Expansion Parcels (as defined below) (whereupon any such Expansion Parcel will become an “Acquired Expansion Parcel”), provided, among other conditions, that the following are satisfied: (i) no event of default has occurred and is continuing under the related Mall of Louisiana Whole Loan documents; (ii) the related borrower acquires fee simple or leasehold interest in the Expansion Parcel and spreads the related Mall of Louisiana Whole Loan documents to include the Expansion Parcel as collateral; (iii) certain diligence is performed, including receipt of a title policy or endorsement, confirmation that the Expansion Parcel is its own tax lot and, except under the circumstances provided for in the related Mall of Louisiana Whole Loan documents, receipt of a Phase I environmental report or property condition report with respect to the Expansion Parcel; and (iv) at the request of the lender, the related borrower delivers a REMIC opinion. Acquired Expansion Parcels may be released as described below. An “Expansion Parcel” is any parcel of land, together with any improvements thereon located, (a) constituting an integral part of, or adjoining to, or proximately located near, the shopping center of which the Mall of Louisiana Property is a part, (b) is not owned by the Mall of Louisiana Borrower at origination of the Mall of Louisiana Whole Loan and (c) is not a parcel acquired in connection with a substitution described in the second following paragraph.

The Mall of Louisiana Borrower may obtain the release of (i) any vacant, unimproved, non-income producing parcel (including “air rights” parcels) or outlot, (ii) any Acquired Expansion Parcel or (iii) the portion of the Mall of Louisiana Property subject to the extension and/or widening of Picardy Street by the City of Baton Rouge (the “Picardy Street Extension Parcel”), in each case, in connection with a transfer to a person other than a person owned or controlled by the Mall of Louisiana Borrower, provided, among other conditions, that the following are satisfied: (1) no event of default has occurred and is continuing under the related Mall of Louisiana Whole Loan documents; (2) as it relates to any parcel release other than an Acquired Expansion Parcel release, the lender receives (a) evidence that the parcel is not necessary for the operation or use of the Mall of Louisiana Property and that such parcel may be readily separated from the Mall of Louisiana Property without material diminution of the value of the Mall of Louisiana Property and (b) a rating agency confirmation; (3) as it relates to the release of an Acquired Expansion Parcel, the lender receives from the Mall of Louisiana Borrower an officer’s certificate to the effect that (a) during the time that the Acquired Expansion Parcel was a part of the Mall of Louisiana Property, any tenants that were relocated to the Acquired Expansion Parcel from other areas of the Mall of Louisiana Property have been replaced with tenants of comparable credit quality and paying equal or better rent than the relocated tenants, and (b) to the extent existing tenants proposed are to be relocated to the Acquired Expansion Parcel after its release, the Mall of Louisiana Borrower has entered into fully executed replacement leases with replacement tenants of comparable credit quality and on rental terms equal or better than the existing tenant, and (c) the release of the Acquired Expansion Parcel does not have a material adverse effect on the use or value of the Mall of Louisiana Property, the enforcement of the related Mall of Louisiana Whole Loan documents, or the Mall of Louisiana Borrower’s ability to repay the Mall of Louisiana Whole Loan; (4) the loan-to-value ratio for the remaining Mall of Louisiana Property is less than or equal to 125%, provided that the Mall of Louisiana Borrower may prepay the Mall of Louisiana Whole Loan and pay the associated yield maintenance premium in order to meet the required loan-to-value ratio; and (5) at the request of the lender, a REMIC opinion is delivered.

In addition, with respect to the Mall of Louisiana Property, the Mall of Louisiana Borrower may obtain the release of a vacant, unimproved, non-income producing parcel in connection with a transfer to a person other than the Mall of Louisiana Borrower, provided, among other conditions, that the following are satisfied: (i) no event of default has occurred and is continuing under the related Mall of Louisiana Whole Loan documents; (ii) simultaneous with the release, the Mall of Louisiana Borrower acquires, and encumbers as collateral for the Mall of Louisiana Whole Loan, a substitute parcel at or adjacent to the Mall of Louisiana Property of reasonably equivalent value to the release parcel; (iii) a rating agency confirmation is obtained; (iv) certain diligence is performed, including receipt of a title policy or endorsement, confirmation that the release parcel and the substitute parcel are each its own tax lot and, except under the circumstances provided for in the related Mall of Louisiana Whole Loan documents, receipt of a Phase I environmental report or property condition report with respect to the substitute parcel; and (v) the loan-to-value ratio immediately after the substitution is less than or equal to 125%, provided that the Mall of Louisiana Borrower may prepay the Mall of Louisiana Whole Loan and pay the associated yield maintenance premium in order to meet the required loan-to-value ratio.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

2401, 2425, 2501 and 2525 Colorado Avenue; 2400, 2450 and 2500 Broadway Santa Monica, CA 90404	Collateral Asset Summary – Loan No. 7 Colorado Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 24.6% 4.83x 18.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2401, 2425, 2501 and 2525 Colorado Avenue; 2400, 2450 and 2500 Broadway Santa Monica, CA 90404	Collateral Asset Summary – Loan No. 7 Colorado Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 24.6% 4.83x 18.6%

Santa Monica
Colorado Center
2401, 2425 and 2501-2525 Colorado Avenue and 2400, 2450 and 2500 Broadway Santa Monica, CA 90404
MONTANA AVENUE SHOPPING AREA
THIRD STREET PROMENADE
MAIN STREET
ROSE AVENUE
OCEAN PARK
VENICE
BRENTWOOD
MAR VISTA
SANTA MONICA FREEWAY
SANTA MONICA MUNICIPAL AIRPORT
Santa Monica Pier
Santa Monica Place
Santa Monica UCLA Medical Center
St John's Medical Center
McKinley Elementary School
Lincoln Middle School
Roosevelt Elementary School
Universal Music
The Water Garden
Media Park Santa Monica
Crossroads School
RAND Corporation
Santa Monica Civic Auditorium
Santa Monica High School
Santa Monica College
John Adams Middle School
Grant Elementary School
New Roads School
element LA
Lantana
Tribeca West
Fox News Studios
Pandora
Activision
Richland Ave Middle School
COLORADO / 4TH STREET
COLORADO / 17TH STREET
OLYMPIC / 26TH STREET
EXPO / BUNDY DR
EXPO LINE
SAN FERNANDO VALLEY
Burbank
Pasadena
Beverly Hills
West Hollywood
Los Angeles
DTLA
Culver City
Marina Del Rey
LAX
El Segundo
Manhattan Beach
Torrance
Long Beach
Santa Monica Bay
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2401, 2425, 2501 and 2525 Colorado Avenue; 2400, 2450 and 2500 Broadway Santa Monica, CA 90404	Collateral Asset Summary – Loan No. 7 Colorado Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 24.6% 4.83x 18.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2401, 2425, 2501 and 2525 Colorado Avenue; 2400, 2450 and 2500 Broadway Santa Monica, CA 90404	Collateral Asset Summary – Loan No. 7 Colorado Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 24.6% 4.83x 18.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Recapitalization
Credit Assessment (Fitch/KBRA/Moody’s)(1):	AAAsf*/AA-/Aa3
Borrower Sponsors:	Boston Properties Limited Partnership; Teachers Insurance and Annuity Association of America
Borrower:	CA-Colorado Center, L.L.C.
Original Balance(2):	$40,000,000
Cut-off Date Balance(2):	$40,000,000
% by Initial UPB:	4.4%
Interest Rate:	3.5625%
Payment Date:	9th of each month
First Payment Date:	September 9, 2017
Maturity Date:	August 9, 2027
Amortization:	Interest Only
Additional Debt(2):	$258,000,000 Pari Passu Debt $252,000,000 Subordinate Secured Debt
Call Protection(3):	L(25), D(88), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(4)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
TI/LC:	$25,193,502	$0
Other:	$20,761,186	$0

Financial Information
	Senior Notes(5)	Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$253	$468
Balloon Balance / Sq. Ft. :	$253	$468
Cut-off Date LTV:	24.6%	45.4%
Balloon LTV:	24.6%	45.4%
Underwritten NOI DSCR:	5.14x	2.79x
Underwritten NCF DSCR:	4.83x	2.62x
Underwritten NOI Debt Yield:	18.6%	10.1%
Underwritten NCF Debt Yield:	17.4%	9.4%
Underwritten NOI Debt Yield at Balloon:	18.6%	10.1%
Underwritten NCF Debt Yield at Balloon:	17.4%	9.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Santa Monica, CA
Year Built / Renovated:	1984-1991 / NAP
Total Sq. Ft.:	1,176,161
Property Management:	Boston Properties Limited Partnership
Underwritten NOI(7):	$55,360,535
Underwritten NCF:	$51,965,081
Appraised Value:	$1,212,500,000
Appraisal Date:	July 10, 2017

Historical NOI
Most Recent NOI(7):	$23,563,721 (December 31, 2016)
2015 NOI:	$30,115,359 (December 31, 2015)
2014 NOI:	$44,524,957 (December 31, 2014)
2013 NOI:	$36,265,322 (December 31, 2013)

Historical Occupancy
Most Recent Occupancy(8):	91.5% (July 1, 2017)
2016 Occupancy:	68.0% (December 31, 2016)
2015 Occupancy:	54.7% (December 31, 2015)
2014 Occupancy:	92.6% (December 31, 2014)
(1)	Fitch/KBRA/Moody’s provided the above ratings for the Colorado Center Loan in the context of its inclusion in the mortgage pool.

(2)	The Colorado Center Mortgage Loan is part of the Colorado Center Whole Loan (as defined below), which is comprised of 10 pari passu senior notes with an aggregate original principal balance of $298.0 million and three subordinate notes with an aggregate original principal balance of $252.0 million. See “The Loan” herein.

(3)	The defeasance lockout period will be at least 25 payment dates beginning with and including the first payment date on September 9, 2017. Defeasance is permitted at any time after the earlier of (i) July 28, 2020 and (ii) two years from the closing date of the securitization of the last Colorado Center Whole Loan promissory note to be securitized.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield, Balloon Balance / Sq. Ft. and Cut-off Date Balance / Sq. Ft. calculations are based on aggregate Senior Notes (as defined below) only, which have an aggregate principal balance of $298.0 million.

(6)	DSCR, LTV, Debt Yield, Balloon Balance / Sq. Ft. and Cut-off Date Balance / Sq. Ft. calculations are based on the Colorado Center Whole Loan, which has an aggregate principal balance of $550.0 million.

(7)	Increase in Underwritten NOI from the Most Recent NOI reflects the leased occupancy increase from 68.0% to 91.5%.

(8)	The Colorado Center Property is 91.5% leased and 68.7% physically occupied. Occupancy includes (i) a new 159,310 sq. ft. lease to Kite Pharma, Inc. that provides for free rent expiring April 1, 2018 and a partial rent abatement expiring July 1, 2019, which gap rent was reserved at loan origination and (ii) two expansion space leases for existing tenant HULU (collectively 46,462 sq. ft.) that provide for free rent through May 31, 2018 and for which gap rent was reserved at loan origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2401, 2425, 2501 and 2525 Colorado Avenue; 2400, 2450 and 2500 Broadway Santa Monica, CA 90404	Collateral Asset Summary – Loan No. 7 Colorado Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 24.6% 4.83x 18.6%

Tenant Summary(1)

Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(3)	% of Total U/W Base Rent(3)	Lease Expiration
HULU(4)	NR/NR/NR	261,823	22.3%	$64.87	26.7%	11/15/2021
Edmunds.com(5)	NR/NR/NR	197,812	16.8%	$66.86	20.8%	Various(6)
Kite Pharma, Inc.(7)	NR/NR/NR	159,310	13.5%	$67.98	17.0%	7/31/2032
Rubin Postaer (8)	NR/NR/NR	186,894	15.9%	$51.20	15.1%	12/31/2025
HBO(9)	BBB+/Baa2/BBB	128,273	10.9%	$61.25	12.4%	6/30/2019
Subtotal / Wtd. Avg.		934,112	79.4%	$62.59	92.0%
Other		141,825	12.1%	$35.90	8.0%
Total / Wtd. Avg. Occupied		1,075,937	91.5%	$59.07	100.0%
Vacant		100,224	8.5%
Total / Wtd. Avg.		1,176,161	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2017.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	U/W Base Rent PSF and % of Total U/W Base Rent include $2,100,026 ($1.95 per sq. ft.) of rent steps through August 1, 2018.

(4)	HULU is currently in occupancy of 216,361 sq. ft. and has executed an expansion for an additional 20,794 sq. ft. of space commencing November 16, 2017 and 24,668 sq. ft. of space commencing June 1, 2018. HULU has a total of $1,873,813 of gap rent through May 31, 2018, which was reserved at loan origination. HULU has two, five-year extension options remaining at market rent.

(5)	Edmunds.com is currently in occupancy of 135,256 sq. ft. and has executed an expansion for an additional 62,556 sq. ft. commencing August 1, 2018. Edmunds.com has a total of $5,983,082 of free rent and abated rent through December 31, 2018, which was reserved at loan origination. Edmunds.com has two, five-year extension options remaining.

(6)	Edmunds.com, currently leases 195,594 sq. ft. of space pursuant to a lease expiring on January 31, 2028 and 2,218 sq. ft. of space pursuant to a lease expiring on November 30, 2027.

(7)	Kite Pharma, Inc. has taken possession of its space but is not yet in occupancy. Kite Pharma, Inc. has 12 months of free rent commencing on August 1, 2017, and a partial rent abatement for an additional 12 months commencing August 1, 2018, totaling $12,790,705, which was reserved at loan origination. Kite Pharma, Inc. has three, five-year extension options remaining.

(8)	Rubin Postaer (“RPA”) has two, five-year extension options remaining and has the right to terminate its lease as of December 31, 2020 with no less than 12 months’ notice by December 31, 2019 and payment of a termination fee equal to six months of base rent at the time of the lease termination.

(9)	HBO has provided the borrower notice of its intent to vacate the Colorado Center Property upon its lease expiration date (June 30, 2019), however, it has reportedly requested an approximately nine month extension and the borrower is currently negotiating a holdover agreement with HBO to formally extend its lease to March 31, 2020.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	1,623	0.1%	1,623	0.1%	$26.22	0.1%	0.1%
2017	2	3,523	0.3%	5,146	0.4%	$5.86	0.0%	0.1%
2018	2	1,495	0.1%	6,641	0.6%	$44.41	0.1%	0.2%
2019	5	130,323	11.1%	136,964	11.6%	$60.37	12.4%	12.6%
2020	1	7,576	0.6%	144,540	12.3%	$0.00	0.0%	12.6%
2021	10	294,711	25.1%	439,251	37.3%	$63.23	29.3%	41.9%
2022	4	39,421	3.4%	478,672	40.7%	$54.35	3.4%	45.3%
2023	0	0	0.0%	478,672	40.7%	$0.00	0.0%	45.3%
2024	0	0	0.0%	478,672	40.7%	$0.00	0.0%	45.3%
2025	6	186,894	15.9%	665,566	56.6%	$51.20	15.1%	60.3%
2026	0	0	0.0%	665,566	56.6%	$0.00	0.0%	60.3%
2027	3	2,218	0.2%	667,784	56.8%	$0.00	0.0%	60.3%
Thereafter	15	408,153	34.7%	1,075,937	91.5%	$61.78	39.7%	100.0%
Vacant	NAP	100,224	8.5%	1,176,161	100.0%	NAP	NAP
Total / Wtd. Avg.	51	1,176,161	100.0%			$59.07	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2017.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Annual U/W Base Rent PSF include $2,100,026 ($1.95 PSF) of rent steps through August 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2401, 2425, 2501 and 2525 Colorado Avenue; 2400, 2450 and 2500 Broadway Santa Monica, CA 90404	Collateral Asset Summary – Loan No. 7 Colorado Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 24.6% 4.83x 18.6%

The Loan. The Colorado Center mortgage loan (the “Colorado Center Mortgage Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in an approximately 1,176,161 sq. ft., six-building urban office campus known as Colorado Center (the “Colorado Center Property”) located in Santa Monica, California. The Colorado Center Mortgage Loan is evidenced by the senior non-controlling notes A-2-C1 and A-2-C2-1, with an aggregate original principal balance of $40.0 million and is a part of a $550.0 million whole loan that is evidenced by 13 promissory notes: 10 pari passu senior notes with an aggregate original principal balance of $298.0 million (the “Senior Notes”) and three subordinate notes with an aggregate original principal balance of $252.0 million (the “Junior Notes” and, together with the Senior Notes, the “Colorado Center Whole Loan”). Only the Colorado Center Mortgage Loan will be included in the COMM 2017-COR2 mortgage trust. The remaining notes of the Colorado Center Whole Loan are detailed in the “Whole Loan Summary” table below. The Colorado Center Whole Loan is being serviced pursuant to the trust and servicing agreement for the BXP Trust 2017-CC trust. See “Description of the Mortgage Pool—The Whole Loans—Colorado Center Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The relationship between the holders of the Senior Notes and Junior Notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—Colorado Center Whole Loan” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Colorado Center Mortgage Loan
A-2-C1 & A-2-C2-1	$40,000,000	$40,000,000	COMM 2017-COR2	No
Colorado Center Senior Pari Passu Companion Loans
A-1-S, A-2-S, A-3-S	$98,000,000	$98,000,000	BXP Trust 2017-CC	Yes(1)
A-2-C2-2	$20,000,000	$20,000,000	DBNY(2)	No
A-1-C1 & A-1-C2	$80,000,000	$80,000,000	Morgan Stanley Bank, NA(2)	No
A-3-C1 & A-3-C2	$60,000,000	$60,000,000	Wells Fargo Bank(2)	No
Colorado Center Junior Non-Trust Notes
B-1-S , B-2-S, B-3-S	$252,000,000	$252,000,000	BXP Trust 2017-CC	No
Total	$550,000,000	$550,000,000
(1)	Note A-1-S is the controlling note.

(2)	The notes held thereby are expected to be contributed to one or more future commercial mortgage securitization transactions.

The Colorado Center Whole Loan has a 10-year term and is interest only for the full term. The Colorado Center Whole Loan accrues interest at a fixed rate equal to 3.5625%. The Colorado Center Whole Loan proceeds were used by the borrower sponsors to fund reserves, pay closing costs and return equity to the borrower sponsors. Based on the “as is” appraised value of $1.2 billion as of July 10, 2017, the Cut-off Date LTV for the Senior Notes is 24.6%. The most recent prior financing of the Colorado Center Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$550,000,000	100.0%	Return of Equity	$502,636,939	91.4%
			Upfront Reserves	$45,954,688	8.4%
			Closing Costs	$1,408,373	0.3%
Total Sources	$550,000,000	100.0%	Total Uses	$550,000,000	100.0%

The Borrower / Borrower Sponsors. The borrower is CA-Colorado Center, L.L.C., a Delaware limited liability company and single purpose entity with two independent directors. The sponsors of the borrower are Boston Properties Limited Partnership (“BPLP”) and Teachers Insurance and Annuity Association of America, for benefit of its separate Real Estate Account (“Teachers”). There is no separate non-recourse carve-out guarantor or environmental indemnitor for the Colorado Center Whole Loan.

BPLP is the operating partnership through which Boston Properties, Inc. (“Boston Properties”) conducts its business and owns all of its interests in properties. Boston Properties is a self-administered and self-managed publicly traded real estate investment trust. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable sq. ft. New York is Boston Properties’ largest market by net operating income, and as of the first quarter 2017, its New York central business district portfolio was 94.3% leased at an average rental rate of $102.50 PSF.

Teachers is one of the largest real estate owners in the world, with net assets of $24.8 billion as of June 30, 2017. Teachers was established in 1995 and as of December 31, 2016 owned a total of 129 real estate investments, including 38 office investments. Teachers has no account-level debt, and its proportionate share of mortgage loans payable outstanding on its portfolio was $4.4 billion, representing a loan to value ratio of approximately 15.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2401, 2425, 2501 and 2525 Colorado Avenue; 2400, 2450 and 2500 Broadway Santa Monica, CA 90404	Collateral Asset Summary – Loan No. 7 Colorado Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 24.6% 4.83x 18.6%

The Property. The Colorado Center Property is a six-building Class A urban office campus with a three-level underground parking garage containing 3,105 parking spaces (providing a parking ratio of 2.6 spaces per 1,000 sq. ft.). The Colorado Center Property is comprised of approximately 1,176,161 sq. ft., including approximately 45,490 sq. ft. of retail and amenity space. Amenities at the Colorado Center Property include a health club, food court, swimming pool, and a public park with two tennis courts and a basketball court.

The Colorado Center Property was built between 1984 and 1991. Boston Properties purchased a 50% interest in the Colorado Center Property in July 2016 for an implied purchase price of $1,026,000,000 ($872 PSF). The Colorado Center Property features a full service gym, yoga studio, racquetball and squash courts, and indoor lap pool, tennis and basketball courts, 3.5- acre park, Wi-Fi and a three story subterranean garage. The borrower sponsors are also planning to further spend approximately $19.1 million in repositioning the Colorado Center Property, which is expected to include a wholesale redevelopment of the retail floor of Building B, replacement of the existing in-line retail tenants with a food hall, renovation of the existing fitness center and redesign of the exterior landscape.

The Colorado Center Property has experienced strong leasing momentum in the last 12 months. Since acquisition in 2016, the borrower sponsors have signed leases at the Colorado Center Property, improving the leased occupancy from 68.0% to 91.5% as of July 1, 2017. Approximately 135,000 sq. ft. of the newly leased space is attributed to expansion leases with tenants HULU and Edmunds.com. In addition, in 2017 Kite Pharma, Inc. signed a new 159,310 sq. ft. lease through 2032.

The Colorado Center Property is 91.5% leased as of July 1, 2017 by a diverse roster of tenants, including companies in the technology, entertainment, pharmaceutical, media and advertising industries. The Colorado Center Property serves as the headquarters for HULU (22.3% of NRA, 26.7% of U/W Base Rent), Edmunds.com (16.8% of NRA, 20.8% of U/W Base Rent), Kite Pharma, Inc. (13.5% of NRA, 17.0% of U/W Base Rent), and RPA (15.9% of NRA, 15.1% of U/W Base Rent) and is the west coast office for HBO (10.9% of NRA, 12.4% of U/W Base Rent).

Major Tenants.

HULU (261,823 sq. ft., 22.3% of NRA, 26.7% of U/W Base Rent). HULU, which is headquartered at the Colorado Center Property, is a streaming video service that offers instant access to live and on demand channels, original series and films, and a library of TV and movies to 32 million subscribers in the U.S. HULU was launched in 2008 and is owned by NBC Universal, The Walt Disney Company, 21st Century Fox and Time Warner Inc. HULU took occupancy at the Colorado Center Property in 2012 with 55,948 sq. ft. and has expanded its space multiple times, including 105,037 sq. ft. of expansions since March 2016. HULU has two, five-year extension options remaining at market rent.

Edmunds.com (197,812 sq. ft., 16.8% of NRA, 20.8% of U/W Base Rent). Edmunds.com, which is headquartered at the Colorado Center Property, operates an online platform that provides users access to highly targeted automotive information including but not limited to auto dealer inventory, vehicle reviews, shopping tips, photos, videos, detailed pricing and data. Edmunds.com took occupancy at the Colorado Center Property in 2015 with 135,256 sq. ft. and recently executed an expansion lease for an additional 62,556 sq. ft. commencing August 1, 2018. Edmunds.com has two, five-year extension options at market rent remaining.

Kite Pharma, Inc. (159,310 sq. ft., 13.5% of NRA, 17.0% of U/W Base Rent). Kite Pharma, Inc. (NASDAQ: KITE), which is headquartered at the Colorado Center Property, is a publicly-traded biopharmaceutical company engaged in the development and commercialization of cancer immunotherapy products designed to harness the power of patients’ immune systems to target and kill cancer cells. As of August 1, 2017, Kite Pharma, Inc. had $907.1 million in assets, up from $524.3 million on December 31, 2016. Kite Pharma, Inc.’s lease at the Colorado Center Property commenced in August 2017 for an initial 15 year lease term through July 2032 and has three, five-year extension options at market rent remaining.

RPA (186,894 sq. ft., 15.9% of NRA, 15.1% of U/W Base Rent). RPA, which is headquartered at the Colorado Center Property, is a full-service, independent advertising agency founded in 1986. RPA’s services include direct and event marketing, digital marketing, social media marketing, branded entertainment, account management and analytics. RPA serves national accounts including Honda, Farmers Insurance, Southwest Airlines, FX, Apartments.com, Intuit and the Los Angeles Clippers. RPA has two, five-year extension options at market rent remaining and has the option to terminate its lease as of December 31, 2020 with 12 months’ notice by December 31, 2019 and payment of a termination fee equal to six months of base rent.

HBO (128,273 sq. ft., 10.9% of NRA, 12.4% of U/W Base Rent). HBO is an American premium cable and satellite television network that is owned by Time Warner Inc. HBO has provided the Colorado Center borrower notice of its intent to vacate the Colorado Center Property upon its lease expiration date (June 30, 2019); however, the tenant requested an approximately nine month extension. The borrower is currently negotiating a holdover agreement with HBO to formally extend its lease by nine months to March 31, 2020.

Environmental Matters. The Phase I environmental report, dated July 18, 2017, recommended no further action at the Colorado Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2401, 2425, 2501 and 2525 Colorado Avenue; 2400, 2450 and 2500 Broadway Santa Monica, CA 90404	Collateral Asset Summary – Loan No. 7 Colorado Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 24.6% 4.83x 18.6%

The Market. The Colorado Center Property is located on a 15.0 acre site in the heart of Santa Monica’s Media and Entertainment District, one block north of the 26th Street/Bergamot Los Angeles County Metro Rail light rail station that connects downtown Santa Monica to Downtown Los Angeles. Per the appraisal, Santa Monica is a supply-constrained office submarket, with only 310,000 sq. ft. (4.1% of total submarket inventory as of the end of 2016) of new office supply delivered in the Santa Monica submarket since 2000. The immediate area around the Colorado Center Property features a number of other office projects, including the Water Garden office park located to the south across Colorado Avenue, the 2600 Colorado Avenue office complex located at the southeast corner of Colorado Avenue and 26th Street, and Arboretum Gateway, a mixed use office and retail development located to the southwest corner of Cloverfield Boulevard and Colorado Avenue.

The Colorado Center Property is situated in the West Los Angeles office market of Los Angeles County, within the Santa Monica office submarket. As of the first quarter 2017, the 12 office submarkets that comprise the West Los Angeles office market contain approximately 54.3 million sq. ft. of office space, and the Santa Monica submarket contained approximately 9.7 million sq. ft. of office space, of which approximately 7.3 million sq. ft. is characterized as Class A office space.

According to the appraisal, as of the first quarter of 2017, the Santa Monica submarket had a direct vacancy rate of 8.0% and overall vacancy rate (including subleasing) of 9.0%, lower than the West Los Angeles market direct vacancy and overall vacancy of 11.1% and 12.0%, respectively. From the first quarter 2016 to the first quarter 2017, Class A office vacancy in the Santa Monica submarket declined from 14.5% to 9.3%.

The appraiser identified 16 comparable recent office leases at six properties ranging in tenant size from 1,003 sq. ft. to 189,058 sq. ft. The comparable leases are all located in buildings similar in class and quality to the Colorado Center Property, and in the general competitive market. The comparable leases have terms ranging from six months to 12 years and exhibit a range of rents from $51.00 PSF FSG to $70.80 PSF FSG, with an average of $61.72 PSF. Free rent concessions ranged from zero to 10 months. Tenant improvement allowances for new leases ranged from $0.00 to $75.00 PSF FSG. The comparable leases are outlined in the following chart.

Competitive Leasing Summary (1)
Property Name/Address	Tenant	Expense Basis	Lease Area (Sq. Ft.)	Lease Date	Lease Term (Yrs.)	Rental Rate (PSF per Year)
Water Garden Phase I	Miramax	FSG	3,521	Sep-17	0.5	$66.00
Water Garden Phase I	Oracle	FSG	110,000	Sep-17	6.0	$63.00
Water Garden Phase I	Angeles Equity Partners	FSG	4,941	Aug-17	6.2	$69.00
Water Garden Phase I	GroupM	FSG	13,343	Apr-16	2.0	$66.00
Water Garden Phase II	GroupM	FSG	13,343	Jul-15	0.8	$63.00
2700 Colorado	Invesco	FSG	24,906	Sep-17	6.0	$70.80
2700 Colorado	Lions Gate	FSG	189,058	Sep-15	8.0	$57.00
Lantana Center	The Littlefield Company	FSG	1,003	Jan-17	2.0	$65.40
Lantana Center	Slingshot Global Media	FSG	3,045	Sep-16	2.2	$60.00
Lantana Center	Dick Clark Productions	FSG	11,650	Apr-16	5.0	$64.80
Lantana Center	Dick Clark Productions	FSG	11,800	Apr-16	5.0	$64.80
Pen Factory	Awesomeness TV	NNN	96,000	May-17	12.0	$55.80
Santa Monica Business Park	Interactive Data Corporation	FSG	22,877	Dec-17	5.0	$60.60
Santa Monica Business Park	Pandora	FSG	25,347	May-16	8.0	$51.00
Santa Monica Business Park	S&F Hospice OPCO I, LLC	FSG	2,346	May-16	10.0	$58.08
Santa Monica Business Park	Beachhead Studios	FSG	13,346	Jan-16	3.2	$52.20

(1)	Source: Appraisal

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2401, 2425, 2501 and 2525 Colorado Avenue; 2400, 2450 and 2500 Broadway Santa Monica, CA 90404	Collateral Asset Summary – Loan No. 7 Colorado Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 24.6% 4.83x 18.6%

The following table presents certain information relating to the appraiser’s concluded rental rate for the Colorado Center Property:

Market Rent Conclusion (1)
	Office	Retail	Storage
Market Rent	$69.00	$48.00	$0.00
Concessions	7 mos.	None	None
Reimbursements	FSG	NNN	Gross
Annual Escalation	3.5%/yr.	3.5%/yr.	3.5%/yr.
Tenant Improvements (New)	$35.00	$35.00	$0.00
Tenant Improvements (Renewal)	$15.00	$15.00	$0.00
Average Lease Term	7 Years	5 Years	5 Years
Leasing Commissions (New)	6.0%	6.0%	6.0%
Leasing Commissions (Renewal)	3.0%	3.0%	3.0%
(1)	Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2013	2014	2015	2016(4)	U/W(4)	U/W PSF
Base Rent(1)	$50,972,936	$53,273,430	$42,763,089	$33,880,500	$61,459,780	$52.25
Rent Steps(2)	0	0	0	0	2,100,026	$1.79
Free Rent	(5,410,705)	(1,460,868)	(2,635,146)	0	0	$0.00
Gross Potential Rent	$45,562,231	$51,812,562	$40,127,943	$33,880,500	$63,559,806	$54.04
Total Recoveries	2,550,592	3,510,275	2,613,165	1,256,614	1,114,063	$0.95
Other Income(3)	7,201,033	9,274,869	6,290,373	5,831,714	8,457,149	$7.19
Less: Vacancy	0	0	0	0	0	$0.00
Effective Gross Income	$55,313,856	$64,597,706	$49,031,481	$40,968,828	$73,131,018	$62.18
Total Expenses	$19,048,534	$20,072,749	$18,916,122	$17,405,107	$17,770,483	$15.11
Net Operating Income	$36,265,322	$44,524,957	$30,115,359	$23,563,721	$55,360,535	$47.07
TI/LC	0	0	0	0	3,160,222	$2.69
Capital Expenditures	0	0	0	0	235,232	$0.20
Net Cash Flow	$36,265,322	$44,524,957	$30,115,359	$23,563,721	$51,965,081	$44.18
(1)	U/W Base Rent is underwritten based on the July 1, 2017 rent roll.

(2)	U/W Rent Steps include rent steps through August 2018.

(3)	Figures for Other Income primarily consist of parking revenue and are based on the borrowers’ budget figures.

(4)	Increase in Underwritten NOI from the Most Recent NOI reflects the leased occupancy increase from 68.0% to 91.5%.

Property Management. The Colorado Center Property is managed by Boston Properties Limited Partnership, one of the borrower sponsors.

Lockbox / Cash Management. The Colorado Center Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager were required at origination to deliver letters to all tenants at the Colorado Center Property directing them to deposit all rents and other payments into a lockbox account. All funds in the lockbox account are required to be swept within one business day into the borrower’s operating account, unless a Cash Management Sweep Period (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. The lender has been granted a first priority security interest in the cash management account.

Initial Reserves. At loan origination, the borrower was required to escrow $25,193,502 for existing tenant improvement and leasing commissions costs and $20,761,186 for existing gap rent and free rent obligations at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2401, 2425, 2501 and 2525 Colorado Avenue; 2400, 2450 and 2500 Broadway Santa Monica, CA 90404	Collateral Asset Summary – Loan No. 7 Colorado Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 24.6% 4.83x 18.6%

Ongoing Reserves. During the continuance of a Cash Management Sweep Period, the borrower is required to deposit on each monthly payment date 1/12 of the estimated annual taxes and, provided an acceptable blanket policy is no longer in place, 1/12 of the annual insurance premiums. Notwithstanding the foregoing, in lieu of making any required monthly reserve payment, the borrower has the right to deliver to the lender a guaranty from BPLP (a “BPLP Guaranty”) in an aggregate amount equal to such amount the borrower would otherwise be required to have reserved with the lender (other than with respect to the Initial Reserves, which in no event may be replaced by a BPLP Guaranty); provided, however, delivery of the BPLP Guaranty will be permitted only so long as BPLP’s senior unsecured credit rating is “BBB” or higher by S&P and “Baa3” or higher by Moody’s (the “BPLP Guarantor Required Rating”). The aggregate amount guaranteed under any such BPLP Guaranty will be reduced as the borrower expends funds for the purposes which such funds would have otherwise been deposited in the reserve account. The aggregate amount of any BPLP Guaranty (and the face amount of any letter of credit obtained by BPLP and delivered on behalf of the borrower) may not at any time exceed 10.0% of the outstanding principal balance of the Colorado Center Whole Loan unless, in connection with the delivery of such new BPLP Guaranty or letter of credit, the borrower delivers a non-consolidation opinion satisfactory to the lender, and if required by the lender, the Rating Agencies.

In the event BPLP no longer satisfies the BPLP Guarantor Required Rating, within 10 business days of such downgrade, withdrawal or qualification, the borrower is required to (i) deposit with the lender cash in the amount of the guaranteed obligations under each BPLP Guaranty then outstanding, and/or (ii) provide the lender with a letter of credit with a face amount equal to the guaranteed obligations under each BPLP Guaranty then outstanding.

A “Cash Management Sweep Period” will commence upon the occurrence of (a) an event of default under the Colorado Center Whole Loan documents or (b) the debt service coverage ratio being less than 1.20x as of the last day of any calendar quarter and will terminate upon (x) in the case of clause (a), the cure of such event of default, and (y) in the case of clause (b) (A) the debt service coverage ratio of the Colorado Center Whole Loan being 1.20x or greater for one calendar quarter and no event of default is continuing or (B) the borrower’s delivery of (x) cash in an amount that would have to be prepaid to bring the debt service coverage ratio to 1.20x, which cash will be held by lender in an additional reserve fund, (y) a letter of credit satisfying the requirements in the Colorado Center Whole Loan documents or (z) so long as BPLP satisfies the BPLP Guarantor Required Rating, a BPLP Guaranty, in an amount that would be required to be prepaid in order for the debt service coverage ratio to equal at least 1.20x.

Current Mezzanine and Subordinate Indebtedness. In addition to the Colorado Center Mortgage Loan, the Colorado Center Property also secures the other Senior Notes, which have an aggregate Cut-off Date principal balance of $258,000,000 and the Junior Notes, which have a Cut-off Date principal balance of $252,000,000. The Junior Notes are coterminous with the Colorado Center Mortgage Loan and accrue interest at the same rate as the Colorado Center Mortgage Loan. The Colorado Center Mortgage Loan along with the other Senior Notes are each pari passu in right of payment and the Senior Notes are senior in right of payment to the Junior Notes. The holders of the Colorado Center Mortgage Loan, the other Senior Notes and the Junior Notes have entered into a co-lender agreement which sets forth the allocation of collections on the Colorado Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—Colorado Center Whole Loan” in the Preliminary Prospectus.

Future Mezzanine and Subordinate Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

360 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 8 360 North Rodeo Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 20.8% 2.70x 11.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

360 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 8 360 North Rodeo Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 20.8% 2.70x 11.7%

360 North Rodeo Drive
360 North Rodeo Drive
Beverly Hills, CA 90210
Beverly Hills
West Hollywood
Los Angeles
Santa Monica
Culver City
Marina Del Rey
WESTSIDE
SILICON BEACH
CENTURY CITY
GOLDEN TRIANGLE
WESTWOOD VILLAGE
UCLA
BEL AIR
HOLMBY HILLS
LAUREL CANYON
BRENTWOOD HILLS
BRENTWOOD
WESTWOOD
PALMS
MAR VISTA
DOWNTOWN CULVER CITY
ARTS DISTRICT
VENICE
PLAYA VISTA
DEL REY
STUDIO VILLAGE
LADERA HEIGHTS
FOX HILLS
MARINER'S VILLAGE
Santa Monica Bay
3RD STREET PROMENADE
MAIN STREET
SANTA MONICA AIRPORT
Cedars-Sinai Medical Center
Beverly Connection
Beverly Center
Westfield Century City
21st Century Fox Studios
Hillcrest Country Club
Rancho Park Golf Course
Westside Pavilion
VA Medical Center
Saint John's Health Center
Santa Monica College
Santa Monica Place
Penmar Golf Course
Culver City Studios
Sony Pictures Studios
Baldwin Hills Scenic Overlook
West Los Angeles College
Holy Cross Cemetery
Kindred Hospital Los Angeles
Westfield Culver City
Promenade at Howard Hughes
Runway Shopping Center
Waterside Shopping Center
Marina Marketplace
Loyola Marymount University
Los Angeles Country Club
Bel Air Country Club
Brentwood Country Club
Riviera Country Club
EXPO LINE
SUNSET STRIP
MELROSE AVE
SANTA MONICA BLVD
BURTON WAY
WILSHIRE BLVD
W OLYMPIC BLVD
W PICO BLVD
WESTWOOD BLVD
S SEPULVEDA BLVD
SAN VICENTE BLVD
MONTANA AVE
OCEAN PARK BLVD
LINCOLN BLVD
WALGROVE AVE
VENICE BLVD
WASHINGTON PL
OVERLAND AVE
S LA CIENEGA BLVD
PACIFIC AVE
LA TIJERA BLVD
SAN FERNANDO VALLEY
BUR
Burbank
Pasadena
La Canada Flintridge
Glendale
Arcadia
Calabasas
Beverly Hills
West Hollywood
Alhambra
Santa Monica
Los Angeles
DTLA
Monterey Park
Montebello
Culver City
Vernon
Marina Del Rey
LAX
South Gate
Santa Fe Springs
Downey
El Segundo
Norwalk
Manhattan Beach
Lynwood
Carson
Cerritos
Lakewood
Torrance
LGB
Lomita
Long Beach
Rancho Palos Verdes
Seal Beach
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

360 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 8 360 North Rodeo Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 20.8% 2.70x 11.7%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Credit Assessment (KBRA)(1):	AAA
Borrower Sponsor:	Efrem Harkham
Borrower:	360 N. Rodeo Drive Limited Partnership
Original Balance:	$38,000,000
Cut-off Date Balance:	$38,000,000
% by Initial UPB:	4.1%
Interest Rate:	3.9250%
Payment Date:	6th of each month
First Payment Date:	July 6, 2017
Maturity Date:	June 6, 2027
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$98,257	$8,188
Insurance:	$46,000	$3,833
Replacement/FF&E:	$0	Springing
Special Rollover:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.(3):	$5,540
Balloon Balance / Sq. Ft.(3):	$5,540
Cut-off Date LTV:	20.8%
Balloon LTV:	20.8%
Underwritten NOI DSCR:	2.94x
Underwritten NCF DSCR:	2.70x
Underwritten NOI Debt Yield:	11.7%
Underwritten NCF Debt Yield:	10.8%
Underwritten NOI Debt Yield at Balloon:	11.7%
Underwritten NCF Debt Yield at Balloon:	10.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type(3):	Mixed Use Retail / Hospitality
Collateral:	Fee Simple
Location:	Beverly Hills, CA
Year Built / Renovated:	1961 / 2011
Total Sq. Ft.(3):	6,859
Property Management:	Summit Hospitality Corporation
Underwritten NOI:	$4,441,957
Underwritten NCF:	$4,088,128
Appraised Value(4):	$182,500,000
Appraisal Date:	March 8, 2017

Historical NOI(5)
Most Recent NOI:	$4,583,978 (T-12 April 30, 2017)
2016 NOI:	$4,876,476 (December 31, 2016)
2015 NOI:	$4,899,229 (December 31, 2015)
2014 NOI:	$3,764,054 (December 31, 2014)

Historical Occupancy(6)
Most Recent Occupancy(7):	83.0% (May 1, 2017)
2016 Occupancy:	85.1% (December 31, 2016)
2015 Occupancy:	87.0% (December 31, 2015)
2014 Occupancy:	85.0% (December 31, 2014)

(1)	KBRA provided the above ratings for the 360 North Rodeo Drive Loan in the context of its inclusion in the mortgage pool.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.

(3)	The 360 North Rodeo Drive Property consists of (i) 6,775 sq. ft. of retail space and (ii) 84 hotel rooms. The 360 North Rodeo Drive Property’s total net rentable area is equal to 24,899 sq. ft. Based on the 360 North Rodeo Drive Property’s net rentable area, the Cut-off Date Balance / Sq. Ft. and Balloon Balance / Sq. Ft. are equal to $1,526.

(4)	The 360 North Rodeo Drive Property’s hotel component previously operated with 86 rooms, but the borrower converted two units on the top floor into meeting space and fitness/spa areas as additional amenities. The appraisal for the 360 North Rodeo Drive Property assumes all 86 hotel guestrooms are available.

(5)	The 360 North Rodeo Drive Property’s retail component has accounted for an average of approximately 62.9% of Historical NOI since 2014.

(6)	Historical Occupancy is based on the weighted average occupancy of the net rentable area of the following components: (i) the 6,775 sq. ft. of retail space and (ii) the 84 hotel rooms comprising 18,124 sq. ft.

(7)	Most Recent Occupancy is based on the weighted average occupancy of the following components: (i) the 6,775 sq. ft. of retail space that was 100.0% occupied and (ii) the 84 hotel rooms comprising 18,124 sq. ft. of net rentable area, that were 76.6% occupied as of the trailing 12-month period ending April 30, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

360 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 8 360 North Rodeo Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 20.8% 2.70x 11.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft(1)	% of Total U/W Base Rent	Lease Expiration
Gearys(2)(3)	NR/NR/NR	3,675	54.2%	$506.52	55.4%	1/31/2022
Michael Kors	NR/NR/NR	3,100	45.8%	$483.20	44.6%	9/30/2020
Total Occupied Collateral		6,775	100.0%	$495.85	100.0%
Vacant		0	0%
Total		6,775	100.0%

(1)	U/W Base Rent Per Sq. Ft. is inclusive of approximately $69,048 in base rent steps taken through February 1, 2018.

(2)	Gearys has two, five-year renewal options remaining.

(3)	Gearys operates Rolex and Patek Philippe luxury watch boutiques at the 360 North Rodeo Drive Property.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)	% U/W Base Rent Rolling(1)	Cumulative % of U/W Base Rent(1)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	1	3,100	45.8%	3,100	45.8%	$483.20	44.6%	44.6%
2021	0	0	0.0%	3,100	45.8%	$0.00	0.0%	44.6%
2022	1	3,675	54.2%	6,775	100.0%	$506.52	55.4%	100.0%
2023	0	0	0.0%	6,775	100.0%	$0.00	0.0%	100.0%
2024	0	0	0.0%	6,775	100.0%	$0.00	0.0%	100.0%
2025	0	0	0.0%	6,775	100.0%	$0.00	0.0%	100.0%
2026	0	0	0.0%	6,775	100.0%	$0.00	0.0%	100.0%
2027	0	0	0.0%	6,775	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	6,775	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	6,775	100.0%	NAP	NAP
Total / Wtd. Avg.	2	6,775	100.0%			$495.85	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft. is inclusive of approximately $69,048 in base rent steps taken through February 1, 2018.

Historical Occupancy, ADR, RevPAR
	360 North Rodeo Drive Property(1)			Competitive Set(2)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2014	79.4%	$265.91	$211.16	82.7%	$261.26	$216.05	96.0%	101.8%	97.7%
2015	82.2%	$279.65	$229.96	79.8%	$276.82	$220.82	103.0%	101.0%	104.1%
2016	79.5%	$299.67	$238.36	81.1%	$298.75	$242.19	98.1%	100.3%	98.4%
T-12 April 2017	76.6%	$303.70	$232.69	79.3%	$299.53	$237.60	96.6%	101.4%	97.9%
(1)	Source: Borrower provided financials.

(2)	Source: Hospitality research report.

The Loan.    The 360 North Rodeo Drive loan (the “360 North Rodeo Drive Loan”) is a $38.0 million fixed rate loan secured by the borrower’s fee simple interest in a mixed use building comprised of 6,775 sq. ft. of ground floor retail space located under an 84-room, full-service hotel located at 360 North Rodeo Drive, between Wilshire and Santa Monica Boulevards, in Beverly Hills, California (the “360 North Rodeo Drive Property”). The 360 North Rodeo Drive Loan has a 10-year term and requires interest only payments for the term of the loan. The 360 North Rodeo Drive Loan accrues interest at a fixed rate equal to 3.9250% and has a cut-off date balance of $38.0 million. Proceeds of the 360 North Rodeo Drive Loan were used to retire existing debt of approximately $36.4 million, fund upfront reserves of approximately $0.1 million, pay closing costs of approximately $0.6 million and return approximately $0.9 million of equity to the borrower sponsor. Based on the appraised value of $182.5 million as of March 8, 2017, the Cut-off Date LTV is 20.8%. The most recent prior financing of the 360 North Rodeo Drive Property was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

360 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 8 360 North Rodeo Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 20.8% 2.70x 11.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$38,000,000	100.0%	Loan Payoff	$36,357,049	95.7%
			Return of Equity	$851,906	2.2%
			Closing Costs	$646,788	1.7%
			Reserves	$144,257	0.4%
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower, 360 N. Rodeo Drive Limited Partnership, is a single purpose California limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carve-out guarantor is Efrem Harkham.

Efrem Harkham is the founder and CEO of Luxe Hotels, an international boutique hotel brand that includes the L.E. Hotels representation company and corporately owned or managed properties, the Luxe Rodeo Drive Hotel in Beverly Hills located at the 360 North Rodeo Drive Property, the Luxe Sunset Boulevard Hotel in Bel Air and the Luxe City Center Hotel in Downtown Los Angeles. L.E. Hotels is a collection of over 80 independently owned and operated luxury hotels worldwide.

The Property. The 360 North Rodeo Drive Property consists of two, four-story buildings separated by a courtyard comprised of 6,775 sq. ft. of ground floor retail space under an 84-room, full-service hotel built in 1961 and renovated in 2011. The 360 North Rodeo Drive Property also includes a one-level subterranean parking garage. The 360 North Rodeo Drive Property is located within the Golden Triangle and benefits from approximately 100 feet of frontage along North Rodeo Drive. According to the appraiser, the Golden Triangle shopping district is a three-block long stretch of boutiques and retail that is known as one of the most expensive shopping districts in the world. Additionally, according to the appraisal, the 360 North Rodeo Drive Property’s land value is equal to $228.8 million, which is approximately 602.1% of the 360 North Rodeo Drive Loan balance. The 360 North Rodeo Drive Property is encumbered by a below market lease to Gearys through January 2032 (fully extended). As such, the appraiser for the 360 North Rodeo Drive Property concluded to an appraised value equal to $182.5 million which is approximately 79.8% of the concluded land value.

As of May 1, 2017, the 360 North Rodeo Drive Property was 83.0% leased based on the weighted average of the occupied net rentable area (“NRA”) for the retail component comprising 6,775 sq. ft. and for the rooms comprising 18,124 sq. ft. as of the trailing 12-month period ending April 30, 2017 for the hotel component. The 360 North Rodeo Drive Property’s retail component is 100.0% leased to two tenants and accounts for approximately 62.5% of underwritten NOI.

Environmental Matters. The Phase I environmental report, dated March 9, 2017, recommended no further action.

Major Tenants.

Gearys (3,675 sq. ft.; 54.2% of retail NRA; 55.4% of U/W retail Base Rent) Founded in 1930 by H.S. Geary, Gearys was originally a small hardware and dinnerware store located on Beverly Drive in Beverly Hills. The Meyer family acquired the store in 1953 and through the decades increased its focus on luxury dinnerware and gifts including a gift registry business. In 1997, Gearys entered the luxury watch and fine jewelry business. In 2003, under the helm of Meyer family member Thomas Blumenthal, who is the guarantor of the lease at the 360 North Rodeo Drive Property, Gearys formed a partnership with Rolex and opened Gearys on Rodeo (Gearys flagship store remains on Beverly Drive). Gearys added a partnership with Patek Philippe and expanded to its current location at the 360 North Rodeo Drive Property which it opened in 2012. The tenant has two, five-year extension options remaining.

Patek Philippe is a Swiss watch manufacturer founded in 1839 and is widely regarded as one of the most prestigious luxury watchmakers in the world. Headquartered in Geneva, Switzerland, Patek Philippe is Geneva’s oldest independent family-owned watch manufacturer with over 80 patents. In November 2014, a Patek Philippe pocket watch originally made for a prominent banker in 1933 was sold for a record breaking $24.4 million.

Rolex was founded in 1905 by Hans Wilsdorf in London. In 1919, Rolex moved to Geneva, Switzerland and has since become an international brand. Rolex was the first watch company to create a water-resistant wristwatch that could withstand pressure to a depth of approximately 330 feet. The company still maintains its headquarters in Geneva, but operates globally and employs approximately 2,800 individuals. The company’s brand, according to Forbes as of May 2017, is valued at $8.7 billion.

Michael Kors (3,100 sq. ft.; 45.8% of retail NRA; 44.6% of U/W retail Base Rent) Founded in 1981 and with principal executive offices in London, Michael Kors (NYSE: KORS) is a designer-retailer of apparel, handbags, and accessories. Michael Kors operates two Michael Kors Collection stores in the U.S., which includes its location at the 360 North Rodeo Drive Property, which opened in late 2003, and on Madison Avenue in New York, New York. In October 2015, Michael Kors exercised its second and final lease extension option under its lease at the 360 North Rodeo Drive Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

360 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 8 360 North Rodeo Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 20.8% 2.70x 11.7%

The Market. The 360 North Rodeo Drive Property is located on North Rodeo Drive between Wilshire and Santa Monica Boulevards, within the Golden Triangle, which is generally defined as the area bordered by Santa Monica Boulevard to the west, Canon Drive to the east, and Wilshire Boulevard to the south. The Golden Triangle shopping district is a three-block long stretch of boutiques and retail that is known as one of the most expensive shopping districts in the world, including Rodeo Drive. The Golden Triangle retail market is centered around two primary locations: the southern side of Wilshire Boulevard and North Rodeo Drive.

According to the appraiser, North Rodeo Drive is located in Beverly Hills and is a retail market known as an international focal point of the exclusive boutique trade. Within the two blocks of North Rodeo Drive between Wilshire and Santa Monica Boulevards, retailers include Cartier, Chanel, Hermes, Gucci, Louis Vuitton, and other well-known designers, jewelry stores and cosmetics companies.

The 360 North Rodeo Drive Property is located within the Beverly Hills submarket. As of second quarter 2017, the Beverly Hills retail submarket contained 350 properties totaling approximately 3.6 million sq. ft. with an overall vacancy rate of 3.2%. According to the appraiser, the 360 North Rodeo Drive Property’s retail tenants are subject to leases that are on average approximately 17.4% below market. The remaining appraisal assumptions for the 360 North Rodeo Drive Property’s retail component are below.

Appraisal Market Rent Assumptions(1)
Retail – Ground Floor
Sq. Ft.	6,775
Appraiser Market Rent (Per Sq. Ft.)	$600.00
Rent Type	NNN
(1)	Source: Appraisal.

The demand segmentation for the 360 North Rodeo Drive Property’s hotel component consists of approximately 92.0% transient demand and approximately 8.0% meeting and group demand. The 360 North Rodeo Drive Property hotel component’s immediate marketplace serves five competitive properties. The five primary competitors range in size from 43 to 137 rooms and including the 360 North Rodeo Drive Property’s hotel component, the overall competitive set collectively contains an aggregate of 504 rooms.

The appraiser’s primary competitors for the 360 North Rodeo Drive Property’s hotel component are summarized in the table below:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Meeting Space (Sq. Ft.)	Estimated 2016 Occupancy	Estimated 2016 ADR	Estimated 2016 RevPAR
360 North Rodeo Drive Property	84(2)	1961	1,589	79.4%	$293.29	$232.82
Avalon Hotel	84	1958	450	89.0%	$271.00	$241.19
Sixty Beverly Hills	107	1962	500	82.0%	$299.00	$245.18
Mosaic Hotel	49	1959	NAP	83.0%	$260.00	$215.80
Maison 140	43	1937	NAP	81.0%	$218.00	$176.58
Mr. C Beverly Hills	137	1965	3,483	76.0%	$364.00	$276.64
Total / Wtd. Avg.(3)	504			81.1%	$300.35	$242.30
(1)	Source: Appraisal.

(2)	The 360 North Rodeo Drive Property’s hotel component previously operated with 86 rooms, but the borrower converted two units on the top floor into meeting space and fitness/spa areas as additional amenities.

(3)	The 360 North Rodeo Drive Property’s hotel component is included in the calculations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

360 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 8 360 North Rodeo Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 20.8% 2.70x 11.7%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2014	2015	2016	T-12 4/30/2017	U/W	U/W Per Sq. Ft.
Occupancy	79.4%	82.2%	79.5%	76.6%	76.5%
ADR	$265.91	$279.65	$299.67	$303.70	$303.00
RevPAR	$211.16	$229.96	$238.36	$232.69	$232.56

Hotel Revenues
Room Revenue	$6,551,224	$7,134,360	$7,328,194	$7,134,289	$7,130,320	$1,039.56
F&B Revenue	1,334,932	1,106,540	1,234,390	1,232,100	1,232,100	$179.63
Other Revenue(2)	398,114	458,496	438,500	449,436	449,436	$65.53
Total Hotel Revenue	$8,284,270	$8,699,396	$9,001,084	$8,815,825	$8,811,856	$1,284.71

Retail Revenues
Base Rent	3,029,935	3,282,894	3,037,649	3,123,914	3,290,328	$479.71
Base Rent Steps(3)	0	0	0	0	69,048	$10.07
Total Recoveries	121,950	123,433	121,882	135,085	195,153	$28.45
Less: Vacancy(4)	0	0	0	0	(177,726)	($25.91)
Total Retail Revenue	$3,151,885	$3,406,327	$3,159,531	$3,258,999	$3,376,803	$492.32

Total Revenues	$11,436,155	$12,105,723	$12,160,615	$12,074,824	$12,188,659	$1,777.03

Operating Expenses	5,156,144	4,286,165	4,056,964	4,197,650	4,195,996	$611.75
Undistributed Expenses	1,889,941	1,924,560	2,266,147	2,334,236	2,331,202	$339.87
Management Fee	196,537	220,438	180,060	176,539	365,660	$53.31
Franchise Fee	0	356,718	366,936	357,228	356,516	$51.98
Total Fixed Charges	429,479	418,613	414,032	425,193	497,328	$72.51
Net Operating Income	$3,764,054	$4,899,229	$4,876,476	$4,583,978	$4,441,957	$647.61
FF&E(5)	331,371	347,976	359,975	353,070	352,474	$51.39
TI/LC	0	0	0	0	0	$0.00
Capital Expenditures	0	0	0	0	1,355	$0.20
Net Cash Flow	$3,432,683	$4,551,253	$4,516,501	$4,230,908	$4,088,128	$596.02
(1)	The 360 North Rodeo Drive Property’s retail component accounts for approximately 62.5% of underwritten NOI.

(2)	Other Revenue includes telephone revenue, parking revenue, and miscellaneous other revenue.

(3)	U/W Base Rent Steps are based on contractual rent steps through February 1, 2018.

(4)	U/W Vacancy represents 5.0% of Total Retail Revenues.

(5)	U/W FF&E represents approximately 4.0% of U/W Total Hotel Revenue.

Property Management. The 360 North Rodeo Drive Property is managed by Summit Hospitality Corporation, an affiliate of the borrower.

Lockbox / Cash Management. The 360 North Rodeo Drive Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly by the retail tenants into a lender controlled lockbox account, all credit card receipts are required to be deposited by credit card processing companies directly into a lender controlled lockbox account and all non-credit card receipts are required to be deposited into a lender controlled lockbox account within two business days of receipt by borrower or property manager. Amounts on deposit in the lockbox accounts will be transferred daily to an account controlled by the borrower unless a Cash Management Period (defined below) is continuing. Upon the occurrence of a Cash Management Period, all funds in the lockbox account are required to be deposited into a lender-controlled cash management account and will be applied to pay monthly amounts due as required under the 360 North Rodeo Drive Loan, and any excess amounts will be retained by the lender as additional collateral for the 360 North Rodeo Drive Loan, in the event of a Cash Management Period, or to a special rollover reserve, in the event of a Lease Sweep Period (as defined below) (and no other Cash Management Period is in effect).

A “Cash Management Period” will occur (i) during the continuation of an event of default, (ii) if the debt service coverage ratio falls below 1.40x (until such time that the debt service coverage ratio is at least 1.40x for two consecutive quarters) or (iii) during the continuation of a Lease Sweep Period (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

360 North Rodeo Drive Beverly Hills, CA 90210	Collateral Asset Summary – Loan No. 8 360 North Rodeo Drive	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$38,000,000 20.8% 2.70x 11.7%

A “Lease Sweep Period” will commence (i) on the date that is 12 months prior to the end of the term (including any renewal terms) of any Major Lease (as defined below), (ii) on the date required under a Major Lease by which the applicable Major Tenant (as defined below) is required to give notice of its exercise of a renewal option (and such renewal option has not been so exercised), (iii) if any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date, (iv) if any Major Tenant goes dark or gives notice that it intends to discontinue its business, (v) upon the occurrence of a monetary default under any Major Lease or (vi) upon the occurrence of a Major Tenant insolvency proceeding. Notwithstanding the foregoing, if the debt service coverage ratio is equal to or greater than 1.40x at the time a Lease Sweep Period would otherwise have commenced (excluding rent from any Major Tenant that would otherwise have triggered the Lease Sweep Period), such Lease Sweep Period will not commence so long as the debt service coverage ratio is equal to or greater than 1.40x.

A “Major Lease” means the leases at the 360 North Rodeo Drive Property with Gearys, Michael Kors, and any other lease which covers 3,000 or more sq. ft.

A “Major Tenant” means any tenant under a Major Lease, or under one or more leases which when taken together would constitute a Major Lease.

Initial Reserves. At loan origination, the borrower deposited (i) $98,257 into a tax reserve account and (ii) $46,000 into an insurance reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $8,188, into a tax reserve account and (ii) 1/12 of the annual insurance premiums, which currently equates to $3,833, into an insurance reserve account. In addition, if the 360 North Rodeo Drive Loan’s debt yield falls below 8.75%, the borrower is required to deposit the sum of: (a) 1/12 of 5.0% of annual gross operating income and (b) $141, into a FF&E/replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13011 McCallen Pass Austin, TX 78753	Collateral Asset Summary – Loan No. 9 Parmer Office 3.2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,895,000 63.3% 1.52x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13011 McCallen Pass Austin, TX 78753	Collateral Asset Summary – Loan No. 9 Parmer Office 3.2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,895,000 63.3% 1.52x 9.6%

Parmer Office 3.2
13011 McCallen Pass
Austin, TX 78753
Jollyville
Pflugerville
Wells Branch
McNeil
WILLOW RUN
MACONDA PARK EAST
LOS INDIOS
PLAZA GRANADOS
SETTLER'S MEADOW
ANGUS VALLEY
NORTHRIDGE ACRES
St. David's North Austin Medical Center
CROSSING AT PARMER LANE
YUCCA MOUNTAIN
GREAT HILLS
The Domain
The Arboretum
J. J. Pickle Research Campus
NORTH AUSTIN CIVIC ASSOCIATION
CANTARRA
AUSTIN EXECUTIVE AIRPORT
EDINBURGH GARDENS
TWIN MESA
NORTH AUSTIN
NORTH SHOAL CREEK
WINDSOR HILLS
MARBRY'S RIDGE
PIONEER HILL
GEORGIAN ACRES
HERITAGE HILLS
METRORAIL
Colorado River
ALLANDALE
BRENTWOOD
SAINT JOHNS
HIGHLAND
Dafan
The Linc
ROSEDALE
NORTH LOOP
Capital Plaza
UNIVERSITY HILLS
Austin
WINDSOR PARK
NORTH POINT
Seton Medical Center Austin
Dell Children's Medical Center of Central Texas
West Lake Hills
WINDSOR ROAD
MUELLER DEVELOPMENT
Walter E. Long Metropolitan Park
SENDERO HILLS
University of Texas at Austin
Rollingwood
DOWNTOWN
CHESTNUT
Children's Hospital of Austin
THUNDERBIRD FARMS
ZILKER
EAST CESAR CHAVEZ
GOVALLE
BARTON HILLS
SOUTH RIVER CITY
SOUTH LAMAR
DAWSON
MONTOPOLIS
SAINT EDWARDS
Sunset Valley
SOUTH MANCHACA
PARKER LANE
GARRISON PARK
MCKINNEY
SOUTHEAST
FRANKLIN PARK
AUSTIN-BERGSTROM INTERNATIONAL AIRPORT
Round Rock
Cedar Park
Manor
MAP © 2017 CARTIFACT
DATA © OSM CONTRIBUTORS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13011 McCallen Pass Austin, TX 78753	Collateral Asset Summary – Loan No. 9 Parmer Office 3.2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,895,000 63.3% 1.52x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13011 McCallen Pass Austin, TX 78753	Collateral Asset Summary – Loan No. 9 Parmer Office 3.2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,895,000 63.3% 1.52x 9.6%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Acquisition
Borrower Sponsor:	Kawa Capital Partners LLC
Borrower:	KCP Parmer 3.2 Fee Owner, LLC
Original Balance:	$37,895,000
Cut-off Date Balance:	$37,895,000
% by Initial UPB:	4.1%
Interest Rate:	4.33000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2017
Maturity Date:	July 6, 2027
Amortization:	Interest only for first 60 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), DorYM1(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$603,568	$75,446
Insurance:	$0	Springing
Replacement:	$0	$2,396
TI/LC:	$0	$15,974
Engineering:	$8,250	$0
Free Rent(2):	$693,634	$0

Financial Information

Cut-off Date Balance / Sq. Ft.:	$198
Balloon Balance / Sq. Ft.:	$180
Cut-off Date LTV(3):	63.3%
Balloon LTV(3):	57.7%
Underwritten NOI DSCR(4):	1.62x
Underwritten NCF DSCR(4):	1.52x
Underwritten NOI Debt Yield:	9.6%
Underwritten NCF Debt Yield:	9.1%
Underwritten NOI Debt Yield at Balloon:	10.6%
Underwritten NCF Debt Yield at Balloon:	9.9%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Austin, TX
Year Built / Renovated:	2015 / NAP
Total Sq. Ft.:	191,689
Property Management:	Adler Kawa Realty Services, LLC
Underwritten NOI(5):	$3,654,352
Underwritten NCF:	$3,432,951
Appraised Value(3):	$59,900,000
Appraisal Date(3):	June 15, 2018

Historical NOI
Most Recent NOI(5):	$66,006 (T-12 May 31, 2017)
2016 NOI:	($807,995) (December 31, 2016)
2015 NOI:	NAV
2014 NOI:	NAV

Historical Occupancy(6)
Most Recent Occupancy:	100.0% (May 31, 2017)
2016 Occupancy:	49.0% (December 31, 2016)
2015 Occupancy:	NAV
2014 Occupancy:	NAV
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.

(2)	Free Rent consists of $288,925 for Trusource Labs, LLC, $207,216 for Blue Apron, Inc. and $197,493 for NSTX, Inc.

(3)	The Cut-off Date LTV and Balloon LTV are based on, and the Appraised Value reflects, the “As Stabilized” appraised value of $59.9 million as of June 15, 2018. The “As Stabilized” appraised value assumes that economic stabilization is achieved and free rent associated with recently signed leases has burned off. At loan origination, $693,634 was reserved for free rent. Based on the “As-is” appraised value of $58.3 million as of June 15, 2017, the Cut-off Date LTV and Balloon LTV of the Parmer Office 3.2 Loan are 65.0% and 59.3%, respectively.

(4)	DSCR is calculated based on the Parmer Office 3.2 Loan’s amortizing annual debt service. Based on the initial interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are equal to 2.20x and 2.06x, respectively.

(5)	The increase in Underwritten NOI over Most Recent NOI is due to the increase in occupancy at the Parmer Office 3.2 Property. The NSTX, Inc. lease for 49.0% of NRA commenced on December 1, 2015 while the Trusource Labs, LLC and Blue Apron, Inc. leases for the remaining 51.0% of NRA commenced on April 19, 2017 and May 10, 2017, respectively.

(6)	The Parmer Office 3.2 Property was constructed in 2015 and consequently Historical NOI and Historical Occupancy Prior to 2016 are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13011 McCallen Pass Austin, TX 78753	Collateral Asset Summary – Loan No. 9 Parmer Office 3.2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,895,000 63.3% 1.52x 9.6%

Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent (PSF)(2)	% of Total U/W Base Rent	Lease Expiration(3)

NSTX, Inc.	NR/NR/NR	93,967	49.0%	$22.50	53.2%	11/30/2026
Blue Apron, Inc.	NR/NR/NR	65,222	34.0%	$19.25	31.6%	8/31/2022
Trusource Labs, LLC(4)	NR/NR/NR	32,500	17.0%	$18.54	15.2%	4/30/2029
Subtotal / Wtd. Avg.		191,689	100.0%	$20.72	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		191,689	100.0%

(1)	Based on the underwritten rent roll dated May 31, 2017.

(2)	Includes $517,828 in contractual rent steps for NSTX, Inc. through December 2017, $32,611 in contractual rent steps for Blue Apron, Inc. through September 2018 and $16,250 in contractual rent steps for Trusource Labs, LLC through May 2018.

(3)	NSTX, Inc., Blue Apron, Inc. and Trusource Labs, LLC each have one, five-year extension option at fair market value.

(4)	Trusource Labs, LLC, has a one-time right to terminate its lease effective between October 19, 2022 and October 19, 2023 if the contract between Trusource Labs, LLC and Nest Labs, Inc. is terminated, provided that Trusource Labs, LLC gives notice at least 12 months in advance.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF(3)	% U/W Base Rent Rolling(3)	Cumulative % of U/W Base Rent(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	1	65,222	34.0%	65,222	34.0%	$19.25	31.6%	31.6%
2023	0	0	0.0%	65,222	34.0%	$0.00	0.0%	31.6%
2024	0	0	0.0%	65,222	34.0%	$0.00	0.0%	31.6%
2025	0	0	0.0%	65,222	34.0%	$0.00	0.0%	31.6%
2026	1	93,967	49.0%	159,189	83.0%	$22.50	53.2%	84.8%
2027	0	0	0.0%	159,189	83.0%	$0.00	0.0%	84.8%
Thereafter	1	32,500	17.0%	191,689	100.0%	$18.54	15.2%	100.0%
Vacant	NAP	0	0.0%	191,689	100.0%	NAP	NAP
Total / Wtd. Avg.	3	191,689	100.0%			$20.72	100.0%

(1)	Based on the underwritten rent roll dated May 31, 2017.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

(3)	Includes $517,828 in contractual rent steps for NSTX, Inc. through December 2017, $32,611 in contractual rent steps for Blue Apron, Inc. through September 2018 and $16,250 in contractual rent steps for Trusource Labs, LLC through May 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13011 McCallen Pass Austin, TX 78753	Collateral Asset Summary – Loan No. 9 Parmer Office 3.2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,895,000 63.3% 1.52x 9.6%

The Loan.    The Parmer Office 3.2 loan (the “Parmer Office 3.2 Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a newly developed, Class A, office property located in Austin, Texas (the “Parmer Office 3.2 Property”). The Parmer Office 3.2 Loan, with an original principal balance of $37.895 million, has a 10-year term, is interest only for five years and then amortizes on a 30-year schedule for the remaining term of the loan. The Parmer Office 3.2 Loan accrues interest at a fixed rate equal to 4.3300% and has a Cut-off Date Balance of $37.895 million. The Parmer Office 3.2 Loan proceeds were used to acquire the Parmer Office 3.2 Property, pay closing costs of approximately $3.7 million and fund upfront reserves of approximately $1.3 million. Based on the “As Stabilized” appraised value of $59.9 million as of June 15, 2018, the Cut-off Date LTV for the Parmer Office 3.2 Loan is 63.3%.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$37,895,000	59.8%	Purchase Price	$58,300,000	92.1%
New Sponsor Equity	$23,679,547	37.4%	Closing Costs	$3,725,590	5.9%
Other Sources(1)	$1,756,496	2.8%	Reserves	$1,305,452	2.1%
Total Sources	$63,331,043	100.0%	Total Uses	$63,331,043	100.0%
(1)	Other Sources consists of various prorations and adjustments including, but not limited to, the transfer of rent and security deposits to the purchaser and rent abatement credits.

The Borrower / Guarantors.    The borrower, KCP Parmer 3.2 Fee Owner, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with one independent director in its organizational structure. The non-recourse carve-out guarantor is Kawa Capital Partners LLC, a Florida limited liability company, which operates as Kawa Capital Management. Kawa Capital Management is an independent investment and asset management firm headquartered in Miami, Florida.

The Property. The Parmer Office 3.2 Property is a newly developed, Class A, office building located at 13011 McCallen Pass in northeast Austin, Texas. The Parmer Office 3.2 Property was constructed in 2015 and spans 191,689 SF on a 17.4-acre site. The Parmer Office 3.2 Property has three stories and offers 1,173 surface, parking spaces resulting in a parking ratio of 6.11 spaces per 1,000 SF. The Parmer Office 3.2 Property has 65,000 SF of open floor plates, modern elevators, state-of-the-art security and modern office finishes. The Parmer Office 3.2 Property is part of the first phase of new construction at PARMER, a 400-acre, master planned technology and office park developed in a joint venture between Karlin Real Estate and Trammel Crow. PARMER is located one mile west of I-35, which offers immediate access to Downtown Austin, 3.7 miles west of the MoPac Expressway, and a 30 minute drive from Austin-Bergstrom International Airport. All completed and existing buildings within the office park (five in total including the Parmer Office 3.2 Property) are 100.0% occupied by tenants including Home Depot, General Motors, Allergen and Macro Fine Arts. PARMER is situated in the middle of Austin’s technology and life science district where other companies, including Ebay, Paypal, Visa, Apple and Dell, reside and offers immediate proximity to over 2.0 million SF of retail with over 34 places to eat, seven hotels, two fitness centers, daycare facilities, and public transportation.

As of May 31, 2017, the Parmer Office 3.2 Property was 100.0% occupied by three tenants: NSTX, Inc., Blue Apron, Inc. and Trusource Labs, LLC.

Major Tenants.

NSTX, Inc. (“NSTX”) (93,967 sq. ft.; 49.0% of NRA; 53.2% of U/W Base Rent ) (NASDAQ: NTRA): NSTX is a worldwide genetic testing and diagnostics company that develops and commercializes noninvasive methods for analyzing DNA in order to detect early onset of genetic diseases. Founded in 2003 as Gene Security Network, NSTX measures samples as small as a single cell and then uses statistical algorithms to detect a wide range of serious conditions. In addition to the company’s direct sales force in the United States, NSTX has a global network of approximately 70 laboratory and distribution partners. As of year-end 2016, NSTX holds 18 issued US and foreign patents and over 100 pending US and foreign patent applications. NSTX’s primary revenue generation is through its flagship product, Panorama, which was launched in 2013 and is a non-invasive prenatal test for pregnant women that uses a small blood draw to screen for the most common chromosomal anomalies. As of YE 2016, Panorama accounted for 66% of NSTX’s revenues with over 331,000 tests recorded. Other services of NSTX include miscarriage testing in order to determine the cause of the loss of the pregnancy and non-invasive paternity testing. In addition to distributing molecular diagnostic tests, NSTX has several licensing arrangements with laboratories under the company’s cloud-based distribution model, whereby NSTX’s laboratory licensees run the tests themselves and then access proprietary bioinformatics algorithms through NSTX’s cloud-based Constellation software. NSTX is headquartered in San Carlos, California, employs 852 people, and went public on the NASDAQ in July 2015.

NSTX’s space at the Parmer Office 3.2 Property is comprised of a series of laboratories (1/3 of leased space) to analyze swab samples and run appropriate tests as well as office space (2/3 of leased space) used for administration and call/support centers. NSTX currently has approximately 160 employees at this location. Furthermore, according to the borrower, NSTX plans to phase in additional employees to the Parmer Office 3.2 Property from its headquarters in San Carlos, California, with a target headcount at the Parmer Office 3.2 Property of 600 employees (400 on the 1st floor space and 200 on the 2nd floor space).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13011 McCallen Pass Austin, TX 78753	Collateral Asset Summary – Loan No. 9 Parmer Office 3.2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,895,000 63.3% 1.52x 9.6%

Blue Apron, Inc. (“Blue Apron”) (65,222 sq. ft.; 34.0% of NRA; 31.6% of U/W Base Rent): Blue Apron is an American meal delivery service that provides customers across the United States with weekly proportioned meals with recipes to subscribers. Founded in 2012 and headquartered in New York City, Blue Apron creates original recipes, which are sent directly to customers for them to prepare and cook at home. Blue Apron occupies space in New York City (corporate HQ) with additional leased space in Richmond, California (158K SF), Jersey City, New Jersey (202K SF), and Arlington, Texas (104K SF) serving as Blue Apron’s fulfillment centers. Blue Apron’s space is currently in its final finishing phase and they anticipate being fully hired and operational by early 2018. Blue Apron’s 65,000 square feet at the Parmer Office 3.2 Property is expected to be utilized primarily as a company call center.

Trusource Labs, LLC (“Trusource”) (32,500 sq. ft.; 17.0% of NRA; 15.2% of U/W Base Rent): Trusource is a technical support services company headquartered in Austin and founded by several former Apple executives. Established in 2013, Trusource is a privately held company that specializes in offering support services for tech and internet-related companies as well as help desk services to companies who use Apple devices. Trusource’s clients range from startups to established Fortune 100 companies and Trusource differentiates itself by offering call-free tech support and instead interacting with clients through relevant social media outlets such as Facebook, Twitter, and Instagram. Trusource employs approximately 600 people in both the US and Europe, and is a member of the Apple Consultant Network, which is made up of independent companies offering IT services and solutions based around Apple products. Trusource took space at the Parmer Office 3.2 Property to offer tech support to its largest client, Nest Labs, a home automation company that was acquired by Alphabet, Inc. for $3.2 billion in January 2014. Trusource was contracted by Nest Labs to provide Tier I and Tier II chat support and call center services to Nest Labs’ customers. In addition to servicing Nest Labs, Trusource also provides tech support out of its space at the Parmer Office 3.2 Property for Indeed.com, the company’s second largest client. Trusource employs approximately 250-300 people at the Parmer Office 3.2 Property and the space is also utilized by various Nest Labs’ personnel.

Environmental Matters. The Phase I environmental report dated, June 30, 2017, recommended no further action at the Parmer Office 3.2 Property.

The Market. The Parmer Office 3.2 Property is located in Austin, Travis County, Texas. Austin is the 11th most populous city in the United States and the fourth most populous in Texas with a current population of 948,000 residents. The city spans 272 square miles and is located in the vicinity of intersections formed by Interstate 35, US Highways 290 and 183, and State Highway 71. The city is included within the Austin-Round Rock MSA, which reported a total 2016 population of approximately 2.1 million residents and experienced an annual growth rate of 3.1%. According to the borrower, in terms of its employment composition, Austin has recently emerged as one of the limited number of US cities that are attracting talented and educated young Americans due to its relatively low cost of living, accessible transportation systems, emerging tech sector, and thriving music and art scene. The City of Austin is primarily accessible by Interstate 35 (1.0 mile west of the Parmer Office 3.2 Property), the MoPac Expressway (3.7 miles west of the Parmer Office 3.2 Property), and State Highway 71 (19.0 miles south of the Parmer Office 3.2 Property). Public transportation to the city is provided by Capital Metro, which operates the public bus service and commuter rail system known as Capital MetroRail. The closest bus station to the Parmer Office 3.2 Property is located 1.0 mile north (20 minute walk) and future metro rail expansion lines are expected to include a station in northeast Austin. The area is also served by Austin-Bergstrom International Airport (20 miles south of the Parmer Office 3.2 Property).

In determining market rent for the Parmer Office 3.2 Property, the appraiser identified six comparable office properties with leases that have all been executed within the past seven months. The appraiser concluded a market rent for the Parmer Office 3.2 Property of $23.00 PSF net and submarket rents as of 1Q 2017 are $22.19 PSF net. Average in-place based rents at the Parmer Office 3.2 Property are $20.72 PSF net, which equates to 9.9% below concluded market rent. The appraiser concluded a submarket vacancy of 7.1% and a market vacancy of 8.4% as of 1Q 2017. The appraiser concluded a stabilized occupancy for the Parmer Office 3.2 Property of 92.0%.

Directly Competitive Buildings(1)
Property	Distance from Subject (miles)	Year Built	Office Area (Sq. Ft.)	Occupancy	Building Class	Lease Type	Asking Rent Range
Parmer Office 3.2 Property	-	2015	191,689(2)	100.0%(2)	A	Triple Net	$21.25 to $26.50(3)
Braker Pointe III	4.2	2001	196,381	88.0%	A	Triple Net	$22.00 to $25.00
Quarry Lake II – Suite 200	4.8	1998	120,559	100.0%	A	Triple Net	$23.00 to $24.00
Quarry Lake II – Suite 110	4.8	1998	120,559	100.0%	A	Triple Net	$23.00 to $24.00
StoneCreek II	3.3	2000	162,959	98.0%	A	Triple Net	$22.00 to $25.00
Riata Corporate Park	5.1	1999	94,167	89.0%	A	Triple Net	$22.00 to $24.00
Braker Pointe I	4.2	2002	76,797	88.0%	A	Triple Net	$22.00 to $23.50
(1)	Source: Appraisal, unless otherwise specified.

(2)	Source: Underwritten rent roll dated May 31, 2017.

(3)	Represents the end rent for the Parmer Office 3.2 Property for the current leases. No asking rents were reported in the appraisal because the Parmer Office 3.2 Property is currently 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13011 McCallen Pass Austin, TX 78753	Collateral Asset Summary – Loan No. 9 Parmer Office 3.2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,895,000 63.3% 1.52x 9.6%

Cash Flow Analysis.

Cash Flow Analysis
	2016	T-12 5/31/2017	U/W	U/W (PSF)
Base Rent(1)	$133,036	$798,215	$3,405,682	$17.77
Base Rent Steps(2)	0	0	566,688	$2.96
Reimbursements	80,273	481,636	2,388,006	$12.46
Gross Potential Rent	$213,308	$1,279,851	$6,360,376	$33.18
Less: Vacancy(3)	0	0	(318,019)	($1.66)
Effective Gross Income	$213,308	$1,279,851	$6,042,357	$31.52
Total Variable Expenses	389,753	495,040	1,060,752	$5.53
Total Fixed Expenses	631,550	718,805	1,327,254	$6.92
Net Operating Income	($807,995)	$66,006	$3,654,352	$19.06
TI/LC	0	0	192,647	$1.00
Capital Expenditures	0	0	28,753	$0.15
Net Cash Flow	($807,995)	$66,006	$3,432,951	$17.91

(1)	U/W Base Rent is higher than base rent for prior periods primarily because of the increase in occupancy at the Parmer Office 3.2 Property.

(2)	U/W Rent Steps includes $517,828 in contractual rent steps for NSTX through December 2017, $32,611 in contractual rent steps for Blue Apron through September 2018 and $16,250 in contractual rent steps for Trusource through May 2018.

(3)	U/W Vacancy represents an economic vacancy of 5.0%, the Parmer Office 3.2 Property is 100.0% occupied.

Property Management.   The property manager for the Parmer Office 3.2 Property is Adler Kawa Realty Services, LLC, a Delaware limited liability company, and an experienced owner/operator of commercial real estate assets. In addition to its own real estate ventures, Kawa Capital Partners joined forces with the Adler Group, Inc. in June 2012 to create Adler Kawa Real Estate Advisors (“Adler Kawa”). As of June 2017, Adler Kawa has six million square feet under management with a market value in excess of $600 million, and self-manages its properties through its affiliate Adler Kawa Realty Services, LLC.

Lockbox / Cash Management.     The Parmer Office 3.2 Property is structured with a hard lockbox which is currently in place, and into which the borrower and property manager direct all tenants to directly pay rents, and springing cash management. The Parmer Office 3.2 Loan also requires the borrower or property manager to deposit into the lockbox account no later than two business days after receipt all rents and other revenue of any kind from the Parmer Office 3.2 Property received by the borrower or the property manager. All funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and applied and disbursed in accordance with the loan documents. Upon the occurrence and during the continuance of a Trigger Period (as defined below) all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Parmer Office 3.2 Loan documents is required to be held by lender in an excess cash flow reserve account as additional collateral for the Parmer Office 3.2 Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Parmer Office 3.2 Loan documents, (ii) the debt service coverage ratio falling below 1.20x and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (A)(ii) above, the debt service coverage ratio being equal to or greater than 1.25 to 1.00 for two consecutive calendar quarters, and (z) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the Parmer Office 3.2 Loan documents.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a Specified Tenant (as defined below) being in monetary default or material non-monetary default under its lease beyond any applicable notice and cure periods, (ii) a Specified Tenant failing to be in actual, physical possession of its space (or applicable portion thereof) (except to the extent that the date to be in possession has not yet occurred), (iii) following a Specified Tenant giving notice that it is terminating its lease for all or any portion of its space (or applicable portion thereof), the date 12 months prior to the effective date of such termination, (iv) any termination or cancellation of any Specified Tenant Lease (as defined below) (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) a Specified Tenant failing to extend or renew its Specified Tenant Lease for a minimum renewal or extension term of (a) four (4) years with respect to Blue Apron, and (b) five (5) years with respect to NSTX on or prior to the earlier to occur of (x) the date occurring 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant Lease or (y) the date by which the Specified Tenant is required to give notice of renewal under the applicable Specified Tenant Lease; and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender (which such evidence includes a

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13011 McCallen Pass Austin, TX 78753	Collateral Asset Summary – Loan No. 9 Parmer Office 3.2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,895,000 63.3% 1.52x 9.6%

duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to the lender) of: (i) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (ii) the borrower leasing 90% of the Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions of the Parmer Office 3.2 Loan documents and the applicable tenant under such lease paying the full amount of the rent due under its lease.

“Specified Tenant Cure Conditions” means each of the following, as applicable, (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of its space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (A)(vi) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms of the Parmer Office 3.2 Loan documents for the applicable Specified Tenant Lease for a term of (a) four (4) years with respect to Blue Apron, and (b) five (5) years with respect to NSTX or a replacement Specified Tenant has executed a lease in accordance with the terms of the Parmer Office 3.2 Loan documents, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to a final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant” means (a) any tenant whose lease at the Parmer Office 3.2 Property, individually or when aggregated with all other leases at the Parmer Office 3.2 Property with the same tenant or its affiliate, either (i) accounts for 20% or more of the total rental income for the Parmer Office 3.2 Property or (ii) 20% of the square footage, and in each case, together with any parent or affiliate thereof providing support or a guaranty under the lease or (b) any replacement tenant of a Specified Tenant approved in accordance with the Parmer Office 3.2 Loan documents.

“Specified Tenant Lease” means collectively and/or individually (as the context requires), each lease at the Parmer Office 3.2 Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder), as the same may have been or may hereafter be amended, restated, extended, renewed, replaced and/or otherwise modified.

Initial Reserves.    At loan origination, the borrower deposited (i) $603,568 into a tax reserve account, (ii) $8,250 into an engineering reserve account, and (iii) $693,634 into an account which consisted of free rent associated with the Blue Apron ($207,216), NSTX ($197,493) and Trusource ($288,925) tenant spaces.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $75,446, into a tax reserve account, (ii) 1/12 of annual insurance premiums, to the extent an approved blanket insurance policy is not in effect, into an insurance reserve account, (iii) $2,396 into a replacement reserve account and (iv) $15,974 into a tenant improvements and leasing commissions account.

Current Mezzanine or Subordinate Indebtedness.  None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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1600-2060 Chicago Avenue & 1614-1616 Marlborough Avenue Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Freeway Industrial Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 64.3% 1.35x 9.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600-2060 Chicago Avenue & 1614-1616 Marlborough Avenue Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Freeway Industrial Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 64.3% 1.35x 9.2%

2017 CARTIFACT
Freeway Industrial Park
1600-2060 Chicago Avenue &
1614-1616 Marlborough Avenue
Riverside, CA 92507
FLABOB AIRPORT
DOWNTOWN RIVERSIDE
Riverside Community Hospital
RIVERSIDE STATION
Riverside Community College Riverside
University Village
University of California Riverside
METROLINK
Riverside Plaza Shopping Center
RIVERSIDE MUNICIPAL AIRPORT
MAGNOLIA CENTER
VICTORIA
CANYON CREST
Riverside
RAMONA
California Baptist University Riverside
HAWARDEN HILLS
CASABLANCA
Parkview Community Hospital
ARLINGTON
Galleria at Tyler
ARLINGTON SOUTH
ARLINGTON HEIGHTS
Los Angeles
Burbank
Pasadena
Ontario
Riverside
Anaheim
Long Beach
Pacific Ocean
Oceanside

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600-2060 Chicago Avenue & 1614-1616 Marlborough Avenue Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Freeway Industrial Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 64.3% 1.35x 9.2%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Borrower Sponsor:	John R. Saunders
Borrower:	JS MCA Hunter Park LP
Original Balance:	$32,000,000
Cut-off Date Balance:	$32,000,000
% by Initial UPB:	3.5%
Interest Rate:	4.8050%
Payment Date:	6th of each month
First Payment Date:	June 6, 2017
Maturity Date:	May 6, 2027
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(28), D(89), O(3)
Lockbox / Cash Management:	Soft Springing Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$56,643	$28,321
Insurance:	$63,605	$5,782
Replacement:	$0	$6,015
TI/LC:	$100,000	$12,030
Required Repairs:	$32,150	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$67
Balloon Balance / Sq. Ft.:	$59
Cut-off Date LTV:	64.3%
Balloon LTV:	56.7%
Underwritten NOI DSCR(2):	1.47x
Underwritten NCF DSCR(2):	1.35x
Underwritten NOI Debt Yield:	9.2%
Underwritten NCF Debt Yield:	8.5%
Underwritten NOI Debt Yield at Balloon:	10.5%
Underwritten NCF Debt Yield at Balloon:	9.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Warehouse/Office Industrial
Collateral:	Fee Simple
Location:	Riverside, CA
Year Built / Renovated:	1975, 1980, 1981, 1982 / NAP
Total Sq. Ft.:	481,201
Property Management:	MCA Property Management, Inc.
Underwritten NOI:	$2,954,704
Underwritten NCF:	$2,728,540
Appraised Value:	$49,750,000
Appraisal Date:	March 14, 2017

Historical NOI(3)
Most Recent NOI:	$2,827,568 (T-12 June 30, 2017)
2016 NOI:	$2,417,018 (December 31, 2016)
2015 NOI:	NAV
2014 NOI:	NAV

Historical Occupancy(3)
Most Recent Occupancy:	96.5% (August 1, 2017)
2016 Occupancy:	88.0% (December 31, 2016)
2015 Occupancy:	NAV
2014 Occupancy:	NAV

(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on the amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.90x and 1.75x, respectively.
(3)	The borrower sponsor purchased the Freeway Industrial Park Property in July 2015 and consequently, Historical NOI and Historical Occupancy prior to 2016 are not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600-2060 Chicago Avenue & 1614-1616 Marlborough Avenue Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Freeway Industrial Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 64.3% 1.35x 9.2%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2)	% of Total U/W Base Rent	Lease Expiration
County of Riverside(3)(4)	AA-/Aa3/AA	34,704	7.2%	$8.54	8.1%	Various(5)
Alcal Specialty Contracting Inc.	NR/NR/NR	20,083	4.2%	$6.24	3.4%	7/31/2020
Innovative Design & Sheet Metal Products Inc.	NR/NR/NR	20,023	4.2%	$6.44	3.5%	7/31/2021
Tech Lift International	NR/NR/NR	10,669	2.2%	$7.32	2.1%	9/30/2020
Tri-Ed Distribution Inc.	NR/NR/NR	9,804	2.0%	$10.57	2.8%	5/31/2021
Total Major Tenants		95,283	19.8%	$7.69	20.0%
Remaining Tenants		368,930	76.7%	$7.96	80.0%
Total Occupied Collateral		464,213	96.5%	$7.91	100.0%
Vacant		16,988	3.5%
Total		481,201	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Base Rent Per Sq. Ft. is inclusive of approximately $87,262 in base rent steps taken through September 1, 2018.
(3)	The County of Riverside has four, five-year renewal options remaining for the 23,477 sq. ft. leased through December 15, 2023.
(4)	The County of Riverside may terminate its lease for the 23,477 sq. ft. space with 60 days’ notice and may terminate its leases for the 6,428 sq. ft. and 4,799 sq. ft. spaces with six months’ notice.
(5)	The County of Riverside leases 23,477 sq. ft. expiring December 15, 2023, 6,428 sq. ft. expiring January 31, 2022 and 4,799 sq. ft. expiring May 31, 2021.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	18	53,799	11.2%	53,799	11.2%	$7.09	10.4%	10.4%
2018	40	111,980	23.3%	165,779	34.5%	$7.80	23.8%	34.2%
2019	36	128,562	26.7%	294,341	61.2%	$8.19	28.7%	62.9%
2020	13	68,187	14.2%	362,528	75.3%	$7.33	13.6%	76.5%
2021	6	48,829	10.1%	411,357	85.5%	$8.35	11.1%	87.6%
2022	5	29,379	6.1%	440,736	91.6%	$8.68	7.0%	94.6%
2023	1	23,477	4.9%	464,213	96.5%	$8.51	5.4%	100.0%
2024	0	0	0.0%	464,213	96.5%	$0.00	0.0%	100.0%
2025	0	0	0.0%	464,213	96.5%	$0.00	0.0%	100.0%
2026	0	0	0.0%	464,213	96.5%	$0.00	0.0%	100.0%
2027	0	0	0.0%	464,213	96.5%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	464,213	96.5%	$0.00	0.0%	100.0%
Vacant	NAP	16,988	3.5%	481,201	100.0%	NAP	NAP
Total / Wtd. Avg.	119	481,201	100.0%			$7.91	100.0%
(1)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(2)	Annual U/W Base Rent Per Sq. Ft. is inclusive of approximately $87,262 in base rent steps taken through September 1, 2018.

The Loan. The Freeway Industrial Park loan (the “Freeway Industrial Park Loan”) is a $32.0 million fixed rate loan secured by the borrower’s fee simple interest in a 481,201 sq. ft. industrial park comprised of warehouse and office space located at 1600-2060 Chicago Avenue and 1614-1616 Marlborough Avenue in Riverside, California (the “Freeway Industrial Park Property”). The Freeway Industrial Park Loan has a 10-year term and amortizes on a 30-year schedule after an initial 36-month interest only period. The Freeway Industrial Park Loan accrues interest at a fixed rate equal to 4.8050% and has a cut-off date balance of $32.0 million. Proceeds of the Freeway Industrial Park Loan were used to retire existing debt of approximately $25.0 million, fund upfront reserves of approximately $0.3 million, pay closing costs of approximately $0.3 million and return approximately $6.4 million of equity to the borrower sponsor. Based on the appraised value of approximately $49.8 million as of March 14, 2017, the Cut-off Date LTV is 64.3%. The most recent prior financing of the Freeway Industrial Park Property was not included in a securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600-2060 Chicago Avenue & 1614-1616 Marlborough Avenue Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Freeway Industrial Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 64.3% 1.35x 9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,000,000	100.0%	Loan Payoff	$25,035,476	78.2%
			Return of Equity	$6,437,508	20.1%
			Upfront Reserves	$252,398	0.8%
			Closing Costs	$274,618	0.9%
Total Sources	$32,000,000	100.0%	Total Uses	$32,000,000	100.0%

The Borrower / Borrower Sponsor. The borrower, JS MCA Hunter Park LP, is a single purpose Nevada limited partnership structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carveout guarantor is John R. Saunders.

Mr. Saunders is an Orange County-based real estate investor with 25 years of real estate experience who has acquired and operated more than 100 real estate properties. Mr. Saunders currently owns interests in over 50 properties with an estimated overall value of in excess of $325.0 million, including industrial, office, multifamily, retail and vacant land properties.

The Property. The Freeway Industrial Park Property is a multi-tenant industrial park totaling 481,201 sq. ft. situated on 26.37 acres in Riverside, California. The Freeway Industrial Park Property consists of 17, single-story buildings developed between 1975 and 1982 and offers 1,226 surface parking spaces providing a parking ratio of 2.55 spaces per 1,000 sq. ft. of net rentable area (“NRA”). Each building at the Freeway Industrial Park Property has a primary front entrance with covered canopy tenant access doors, fire sprinklers located in the covered canopy, signage and unit numbers. The rear of each building has overhead doors, service access doors and unit numbers to identify each tenant space. The Freeway Industrial Park Property has good access to freeways being located at the convergence of the I-215, SR-60 and SR-91 freeway interchange. As of August 1, 2017, the Freeway Industrial Park Property was 96.5% leased to over 110 tenants with no tenant representing more than 7.2% of total NRA or 8.1% of underwritten base rent, providing a granular and diversified tenant roster. Approximately 24.9% of the NRA is comprised of office use with the remaining 75.1% of NRA comprised of industrial use.

Environmental Matters. The Phase I environmental report, dated March 27, 2017, recommended no further action.

Major Tenants.

County of Riverside (34,704 sq. ft.; 7.2% of NRA; 8.1% of U/W Base Rent; AA-/Aa3/AA by Fitch/Moody’s/S&P) The County of Riverside is the fourth largest county by population in California and is included in the Riverside-San Bernardino-Ontario, CA Metropolitan Statistical Area, also known as the Inland Empire. The county is also included in the Los Angeles-Long Beach, CA Combined Statistical Area. Currently, more than two million people live in Riverside County. The County of Riverside currently leases 23,477 sq. ft. expiring December 15, 2023, 6,428 sq. ft. expiring January 31, 2022 and 4,799 sq. ft. expiring May 31, 2021. The tenant may terminate its lease for the 23,477 sq. ft. space with 60 days’ notice and may terminate its leases for the 6,428 sq. ft. and 4,799 sq. ft. spaces with six months’ notice. The tenant has four, five-year renewal options remaining for the 23,477 sq. ft. space leased through December 15, 2023 and originally took occupancy of its 23,477 sq. ft. space in 2013, expanding in 2016 and 2017 to occupy the two additional suites.

Alcal Specialty Contracting Inc. (20,083 sq. ft.; 4.2% of NRA; 3.4% of U/W Base Rent) Alcal Specialty Contracting Inc. is a specialty contractor which provides installation services for commercial, residential, industrial and public works projects in California. The company offers roofing, waterproofing, insulation, firestop, commercial windows, garage doors and fireplaces and mantels installation services. Founded in 1970 and based in Sacramento, California, the company serves general contractors, homebuilders and homeowners and operates as a subsidiary of Pacific Coast Building Products, Inc.

Innovative Design & Sheet Metal Products Inc. (20,023 sq. ft.; 4.2% of NRA; 3.5% of U/W Base Rent) Innovative Design & Sheet Metal Products Inc. is based in Riverside, California and primarily operates in the forming machine work and sheet metal industry within the fabricated metal products sector.

The Market. The Freeway Industrial Park Property is located within the Inland Empire East industrial and office submarkets within the greater Inland Empire industrial and office markets. As of 2Q 2017, the Inland Empire East industrial submarket contained 7,135 properties totaling approximately 304.4 million sq. ft. with an overall vacancy rate of 5.6%. As of 2Q 2017, the Inland Empire East office submarket contained 4,137 properties totaling approximately 50.4 million sq. ft. with an overall vacancy rate of 9.3%. The Freeway Industrial Park Property is further categorized within the Riverside industrial and office micro-submarkets within the overall Inland Empire East industrial and office submarkets. As of 2Q 2017, the Riverside industrial micro-submarket contained 2,013 properties totaling approximately 112.4 million sq. ft. with an overall vacancy rate of 3.4%. As of 2Q 2017, the Riverside office micro-submarket contained 1,075 properties totaling approximately 13.9 million sq. ft. with an overall vacancy rate of 9.4%. The appraisal assumptions for the Freeway Industrial Park Property are below:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1600-2060 Chicago Avenue & 1614-1616 Marlborough Avenue Riverside, CA 92507	Collateral Asset Summary – Loan No. 10 Freeway Industrial Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 64.3% 1.35x 9.2%

Appraisal Market Rent Assumptions(1)
	Industrial > 4,000 Sq. Ft. & < 8,000 Sq. Ft.	Industrial < 4,000 Sq. Ft.	Industrial > 8,000 Sq. Ft.	Office < 2,500 Sq. Ft.	Office > 2,500 Sq. Ft.
Sq. Ft.	156,724	113,593	107,426	60,759	42,699
Percent of Total Sq. Ft.	32.6%	23.6%	22.3%	12.6%	8.9%
Appraiser Market Rent (Per Sq. Ft.)	$8.64	$7.80	$6.00-$6.60	$11.40	$10.44
Reimbursements	Industrial Gross	Industrial Gross	Industrial Gross	Industrial Gross	Industrial Gross
Annual Escalations	3.0%	3.0%	3.0%	3.0%	3.0%
Average Lease Term	3 Years	3 Years	3-5 Years	5 Years	5 Years
(1)	Source: Appraisal.

Cash Flow Analysis.

Cash Flow Analysis
	2016	T-12 6/30/2017	In-Place (9/1/2017)(1)	U/W	U/W Per Sq. Ft.
Base Rent	$2,988,352	$3,378,745	$3,582,535	$3,582,535	$7.44
Base Rent Steps(2)	0	0	0	87,262	$0.18
Value of Vacant Space	0	0	0	176,256	$0.37
Gross Potential Rent	$2,988,352	$3,378,745	$3,582,535	$3,846,053	$7.99
Total Recoveries	202,501	276,532	270,410	270,410	$0.56
Total Other Income	17,551	22,886	22,886	22,886	$0.05
Less: Vacancy(3)	0	0	0	(276,551)	($0.57)
Effective Gross Income	$3,208,404	$3,678,163	$3,875,831	$3,862,797	$8.03
Total Operating Expenses	791,386	850,595	897,124	908,093	$1.89
Net Operating Income	$2,417,018	$2,827,568	$2,978,706	$2,954,704	$6.14
TI/LC	0	0	153,984	153,984	$0.32
Capital Expenditures	0	0	72,180	72,180	$0.15
Net Cash Flow	$2,417,018	$2,827,568	$2,752,542	$2,728,540	$5.67
(1)	In-Place (9/1/2017) represents annualized rents per the underwritten rent roll dated August 1, 2017 and is based on leases in place with no vacancy adjustment, contractual tenant reimbursements per the leases, T-12 other income, in place actual real estate taxes, and all other U/W expenses and capital items.
(2)	U/W Base Rent Steps are based on the contractual rent steps through September 1, 2018.
(3)	U/W Vacancy represents 6.7% of gross rental income.

Property Management. The Freeway Industrial Park Property is managed by MCA Property Management, Inc., an affiliate of the borrower.

Lockbox / Cash Management. The Freeway Industrial Park Loan is structured with a soft springing hard lockbox with springing cash management. All rents are required to be deposited into a lockbox account within one business day of receipt by the borrower or property manager. Amounts on deposit in the lockbox account will be transferred daily to an account controlled by the borrower unless a Cash Management Period (defined below) is continuing. Upon the occurrence of a Cash Management Period, the borrower or property manager will notify each tenant to deposit all rents and other amounts directly into the lockbox account which amounts will be swept daily into a lender-controlled account, from which account such funds will be disbursed in accordance with the loan agreement. During the continuance of a Cash Management Period, all excess cash in the lockbox account will be retained by the lender as additional collateral for the Freeway Industrial Park Loan.

A “Cash Management Period” will occur (i) during the continuation of an event of default or (ii) if the debt service coverage ratio falls below 1.05x (until such time that the debt service coverage ratio is at least 1.05x for two consecutive quarters).

Initial Reserves. At loan origination, the borrower deposited (i) $56,643 into a tax reserve account, (ii) $63,605 into an insurance reserve account, (iii) $100,000 into a TI/LC reserve account and (iv) $32,150 into a required repairs reserve account.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $28,321, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $5,782, into an insurance reserve account, (iii) $12,030 into a TI/LC reserve account, subject to a cap of $250,000 and (iv) $6,015 into a replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

240-250 Cetronia Road Allentown, PA 18104	Collateral Asset Summary – Loan No. 11 Integrated Health Campus	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,000,000 64.8% 1.35x 9.1%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Thomas D. Meade; James N. Gentile; Clay W. Hamlin, III
Borrower:	Integrated Health Campus, L.P.
Original Balance(1):	$31,000,000
Cut-off Date Balance(1):	$31,000,000
% by Initial UPB:	3.4%
Interest Rate:	4.3400%
Payment Date:	1st of each month
First Payment Date:	October 1, 2017
Maturity Date:	September 1, 2027
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	$22,000,000 Pari Passu debt
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$362,431	$90,608
Insurance:	$73,896	$7,390
Replacement:	$0	$6,254
TI/LC:	$560,428	$37,525
Lease Sweep(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$177
Balloon Balance / Sq. Ft.:	$154
Cut-off Date LTV:	64.8%
Balloon LTV:	56.5%
Underwritten NOI DSCR(5):	1.52x
Underwritten NCF DSCR(5):	1.35x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	8.1%
(1)	The Integrated Health Campus Mortgage Loan is part of the Integrated Health Campus Whole Loan, which also includes a non-controlling pari passu note with an aggregate original principal balance of $53.0 million. See “Description of the Mortgage Pool—The Whole Loan—Integrated Health Campus Whole Whole Loan” in the Preliminary Prospectus.The relationship between the holders of the notes will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans —Integrated Health Campus Whole Loan” in the Preliminary Prospectus.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Medical Office
Collateral:	Fee Simple
Location:	Allentown, PA
Year Built / Renovated:	2007-2008 / NAP
Total Sq. Ft.:	300,197
Property Management:	Summit Management and Realty Company, T/A NAI Summit
Underwritten NOI:	$4,806,966
Underwritten NCF:	$4,281,621
Appraised Value:	$81,750,000
Appraisal Date:	July 20, 2017

Historical NOI
Most Recent NOI:	$5,141,296 (T-12 June 30, 2017)
2016 NOI:	$5,399,170 (December 31, 2016)
2015 NOI:	$5,381,366 (December 31, 2015)
2014 NOI:	$5,278,954 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	84.9% (August 1, 2017)
2016 Occupancy:	84.9% (December 31, 2016)
2015 Occupancy:	91.8% (December 31, 2015)
2014 Occupancy:	91.8% (December 31, 2014)
(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date on October 1, 2017. Defeasance is permitted at any time after the earlier of (i) the third anniversary of the closing date of the Integrated Health Campus Whole Loan and (ii) two years from the closing date of the securitization of the last Integrated Health Campus Whole Loan promissory note to be securitized.

(3)	In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.25x for two consecutive quarters or (iii) a Lease Sweep Period (as defined herein).

(4)	On each monthly payment date during a Lease Sweep Period, the borrower will be required to deposit all excess cash into the lease sweep reserve. A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is 12 months prior to the expiration of any Lease Sweep Lease (defined below) other than the Orthopedic Associates of Allentown, LTD. D/B/A - Orthopedic Specialists (“OAA”) lease, (ii) the date that is 24 months prior to the expiration of the OAA lease or (iii) upon the date required under the Sweep Lease by which the Lease Sweep Lease tenant is required to give notice of its exercise of a renewal option there under (and such renewal has not been so exercised) (b) upon (i) the date that a Lease Sweep Lease is surrendered, cancelled or terminated or the tenant under the Lease Sweep Lease discontinues its business, (ii) upon and during the continuance of an event of default due to failure of the tenant to make any basic rent payments that continues beyond any applicable notice and cure periods, (iii) upon an insolvency proceeding of any tenant under a Lease Sweep Lease or (iv) upon a decline in the credit rating of a tenant under a Lease Sweep Lease (or its parent entity), other than the OAA lease, to below “BBB-” or equivalent by any of the rating agencies. A “Lease Sweep Lease” means the (i) the OAA lease; (ii) the Lehigh Valley Health Network lease; and (iii) the St Luke’s Hospital of Bethlehem, Pennsylvania D/B/A St. Luke’s University Health Network lease.

(5)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.06x and 1.84x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. The property consists of two Class A multi-tenant medical office buildings that contain 300,197 sq. ft., which makes it the largest medical complex in the immediate area. The property, which is located in Allentown, Pennsylvania, is within a five mile radius of the area’s three hospitals, which include, Lehigh Valley Health Network’s hospital located approximately 4 miles east, St. Luke’s Allentown Campus approximately 4.5 miles east towards central Allentown and the immediately adjacent to St. Luke’s West End Medical Center.

■	Tenancy. The property is 84.9% leased as of August 1, 2017 to nine tenants. The top three tenants comprise 68.8% of the NRA and include OAA, an affiliate of the borrower, (116,617 sq. ft.; expiring on 6/30/2026; 38.8% of NRA), St Luke’s Hospital of Bethlehem, Pennsylvania D/B/A St. Luke’s University Health Network (50,114 sq. ft.; Moodys/S&P A1/A-; expiring on 9/30/2028, 16.7% of NRA) and Lehigh Valley Health Network (39,857 sq. ft.; Moodys/S&P A1/A+; expiring on 6/30/2026, 13.3% of NRA). OAA subleases a portion of its space, (53,000 sq. ft.) to Steel Fitness Premier, a local gym with 2 locations. The gym includes cardio rooms, weight training area, an indoor track and several swimming pools.

■	Market. As of first quarter 2017, the the medical office inventory within a five-mile radius of the property comprised approximately 1.4 million sq. ft. within 74 properties, according to the appraisal. This inventory has not changed over the past five years and no new construction was reported. As of the first quarter 2017, medical office occupancy was at 97.3% with quoted rents of $22.95 per sq. ft., which compares to the property’s in-place weighted average rents of $19.63 per sq. ft.

■	Borrower Sponsors. The sponsors of the borrower are Thomas D. Meade, James N. Gentile and Clay W. Hamlin, III, on a joint and several basis. Thomas D. Meade is a former senior partner of OAA, the largest tenant, and is its sole general partner. James N. Gentile is the principal of North Star, a commercial construction and management firm which developed the property. Clay W. Hamlin, III is the founder and vice chairman of Corporate Office Properties Trust and Managing Partner of The Shidler Group, Allentown based privately held real estate companies. The borrower and an affiliated management company are currently subject to litigation concerning the death of two people from Legionnaire’s disease that occurred in 2013 at the property, which is being covered by the insurance provider. The mortgage loan documents include a loss recourse carveout for any losses related to the ongoing litigation and any future litigation arising with respect to the outbreak of Legionnaire’s disease that occurred in 2013. See “Description of the Mortgage Pool–Litigation and Other Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110 4th Avenue Brooklyn, NY 11217	Collateral Asset Summary – Loan No. 12 Park Slope Court	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 69.0% 1.27x 7.2%

Mortgage Loan Information
Loan Seller(1):	JLC / GACC
Loan Purpose:	Refinance
Borrower Sponsor:	Domenick Tonacchio
Borrower:	PSC Owner LLC
Original Balance:	$28,000,000
Cut-off Date Balance:	$28,000,000
% by Initial UPB:	3.1%
Interest Rate:	5.5570%
Payment Date:	6th of each month
First Payment Date:	May 6, 2017
Maturity Date:	April 6, 2027
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(29), D(87), O(4)
Lockbox / Cash Management(2):	Soft / Springing

Reserves
	Initial	Monthly
Taxes(3):	$8,153	$1,631
Insurance:	$37,425	$3,402
Replacement:	$0	$1,425

Financial Information
Cut-off Date Balance / Unit:	$571,429
Balloon Balance / Unit:	$571,429
Cut-off Date LTV:	69.0%
Balloon LTV:	69.0%
Underwritten NOI DSCR:	1.28x
Underwritten NCF DSCR:	1.27x
Underwritten NOI Debt Yield:	7.2%
Underwritten NCF Debt Yield:	7.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	High-Rise Multifamily
Collateral:	Fee Simple
Location:	Brooklyn, NY
Year Built / Renovated:	2007 / NAP
Total Units:	49
Property Management:	Tona Property Management LLC
Underwritten NOI(4):	$2,013,641
Underwritten NCF(4):	$1,996,540
Appraised Value:	$40,600,000
Appraisal Date:	February 28, 2017

Historical NOI
Most Recent NOI:	$2,311,033 (T-12 February 28, 2017)
2016 NOI:	$2,311,060 (December 31, 2016)
2015 NOI:	$2,253,135 (December 31, 2015)
2014 NOI:	$1,904,646 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	100.0% (February 1, 2017)
2016 Occupancy:	100.0% (December 31, 2016)
2015 Occupancy:	100.0% (December 31, 2015)
2014 Occupancy:	100.0% (December 31, 2014)
(1)	The Park Slope Court Loan was originated by JLC and a $14,000,000 million note was subsequently purchased by an afiiliate of GACC.

(2)	In place cash management will be triggered (i) upon an event of default or (ii) if the DSCR falls below 1.10x until such time that the DSCR is at least 1.10x for two consecutive quarters.

(3)	The property is currently in year seven of a 15-year 421(a) tax abatement program. Real estate taxes were underwritten based on the 10-year average of the actual abated taxes. For additional information, see “—Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

(4)	The multifamily units at the property are subject to rent stabilization until the expiration of the 421(a) tax abatement program in 2025 when units will become deregulated market rate units. Underwritten multifamily rents are based on the in place current rent stabilized rents as of the February 1, 2017 rent roll. For additional information, see “—Description of the Mortgage Pool—Multifamily Properties” in the Preliminary Prospectus.

TRANSACTION HIGHLIGHTS

■	Property. Park Slope Court is a 10-story, 49-unit high-rise apartment building located at the intersection of 4th Avenue and Warren Street in the Park Slope neighborhood of Brooklyn, New York. The property also includes 5,197 sq. ft. of ground floor retail space which is 100.0% leased through 2019 by Premier Pediatrics. Park Slope Court’s unit mix is comprised of seven studio units averaging 506 sq. ft., 17 1-bedroom/1-bathroom units averaging 644 sq. ft., seven 2-bedroom/1-bathroom units averaging 855 sq. ft., six 2-bedroom/1.5-bathroom units averaging 794 sq. ft., and 12 2-bedroom/2-bathroom units averaging 906 sq. ft. Additionally, 25 of the units (51.0%) have private outdoor space in the form of a terrace or balcony. The borrower sponsor acquired the land in 2006 and developed the property thereafter, completing construction in 2007.

■	Market. The property is located in Park Slope, Brooklyn, an affluent neighborhood in northwest Brooklyn. Park Slope is located within Brooklyn Community District 6, which includes Gowanus, Carroll Gardens, Cobble Hill and Red Hook. According to the appraiser, Park Slope has become one of the most popular neighborhoods in all of New York City over the last 10 to 15 years. The Park Slope neighborhood had a 2016 estimated average household income equal to approximately $130,000 and approximately 30.0% of the households earn over $150,000 per year.

■	Stable Historical Performance. The property has had historical occupancy of 100.0% since 2014. According to the affiliated property manager, the property typically has between two and five prospective tenants on a waiting list and there is little to no unit downtime between tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32107-32133 Lindero Canyon Road Westlake Village, CA 91361	Collateral Asset Summary – Loan No. 13 The Landing	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,250,000 64.9% 1.30x 8.8%

Mortgage Loan Information
Loan Seller(1):	JLC / GACC
Loan Purpose:	Refinance
Borrower Sponsors:	Kevin Pitts; Peter Snowden
Borrower:	Dunsin Delphi, L.P.
Original Balance:	$27,250,000
Cut-off Date Balance:	$27,250,000
% by Initial UPB:	3.0%
Interest Rate:	4.8410%
Payment Date:	6th of each month
First Payment Date:	July 6, 2017
Maturity Date:	June 6, 2027
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(2):	Soft / Springing

Reserves
	Initial	Monthly
Taxes:	$48,325	$16,110
Insurance(3):	$0	Springing
TI/LC(4):	$0	$4,377
Replacement(5):	$0	$2,188
Free Rent:	$128,531	NAP
Special Rollover(6):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$259
Balloon Balance / Sq. Ft.:	$224
Cut-off Date LTV:	64.9%
Balloon LTV:	55.9%
Underwritten NOI DSCR(7):	1.39x
Underwritten NCF DSCR(7):	1.30x
Underwritten NOI Debt Yield:	8.8%
Underwritten NCF Debt Yield:	8.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Westlake Village, CA
Year Built / Renovated:	1968, 1975, 1984 / NAP
Total Sq. Ft.:	105,042
Property Management:	Dolphin Partners, Inc.
Underwritten NOI:	$2,391,420
Underwritten NCF:	$2,244,361
Appraised Value:	$42,000,000
Appraisal Date:	March 21, 2017

Historical NOI
Most Recent NOI:	$2,217,578 (T-12 February 28, 2017)
2016 NOI:	$2,191,430 (December 31, 2016)
2015 NOI:	$2,325,820 (December 31, 2015)
2014 NOI:	$2,307,260 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	91.4% (February 28, 2017)
2016 Occupancy:	94.3% (December 31, 2016)
2015 Occupancy:	88.6% (December 31, 2015)
2014 Occupancy:	99.0% (December 31, 2014)
(1)	The Landing Loan was originated by JLC and a $13,625,000 million note was subsequently purchased by an affiliate of GACC.

(2)	In place cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.15x for two consecutive quarters or (iii) upon the commencement of a Lease Sweep Period (defined below); provided that, the borrower may elect to end the DSCR cash management period triggered by (ii) by delivering to lender cash or one or more letters of credit (the “DSCR Deposit”) in the amount equal to the projected shortfall that would be required for the property to achieve a DSCR of at least 1.20x. In the event the DSCR falls below 1.15x after taking into account the DSCR Deposit (upon testing every 12 months), the borrower is required to increase the DSCR Deposit to equal the projected shortfall that would be required for the property to achieve a DSCR of at least 1.20x (up to a cap of $250,000 in the aggregate). A “Lease Sweep Period” will commence upon (i) 12 months prior to the end of the term of any Lease Sweep Lease (defined below), (ii) a Lease Sweep Lease renewal date, (iii) a Lease Sweep Lease termination, (iv) a tenant under a Lease Sweep Lease “goes dark”, (v) a default under a Lease Sweep Lease or (vi) the commencement of insolvency proceedings involving a tenant under a Lease Sweep Lease. A “Lease Sweep Lease” is the Jones Trading lease and any other lease which covers 10,000 or more sq. ft.

(3)	The borrower will be required to deposit 1/12 of the annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

(4)	TI/LC reserves are subject to a cap of $105,041.

(5)	Replacement reserves are subject to a cap of $78,780.

(6)	On each payment date occurring during a Lease Sweep Period, all excess cash flow will be deposited into a Special Rollover Reserve until such time that the funds in the Special Rollover Reserve account collected with respect to the related lease is equal to the total rentable sq. ft. of such lease multiplied by $10.00 (“Special Rollover Reserve Cap Amount”). Notwithstanding the foregoing, borrower may elect end the Lease Sweep Period by delivering to lender cash or one or more letters of credit in the amount equal to the Special Rollover Reserve Cap Amount.

(7)	Based on the amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.79x and 1.68x, respectively.

TRANSACTION HIGHLIGHTS

■	Property. The Landing is a 105,042 sq. ft. office complex comprised of 14, two- and three-story buildings located on an 8.66 acre parcel. The property benefits from its lake frontage which differentiates the property from the competition. The property is located in a densely populated area within a master-planned community in Westlake Village with an estimated average 2016 household income within a one-, three-, and five-mile radius equal to $141,186, $151,132, and $147,221, respectively.
■	Granular Rent Roll with High Tenant Retention. As of February 28, 2017, the property is 91.4% leased to over 85 tenants with no tenant representing more than 11.1% of total NRA or 10.3% of underwritten base rent, providing a granular and diversified tenant roster. Approximately 28.8% of the NRA is comprised of tenants that have been at the property for an average of over 21 years and have renewed on average over four times.
■	Stable Historical Performance. The property has average NOI of approximately $2.1 million since 2007 and an average historical occupancy in excess of 91.0% over this same time period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16027 Ventura Boulevard Encino, CA 91436	Collateral Asset Summary – Loan No. 14 16027 Ventura Boulevard	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 65.8% 1.88x 8.9%

Mortgage Loan Information
Loan Seller:	CREFI
Loan Purpose:	Refinance
Borrower Sponsor:	David Y. Lee
Borrower:	16027 Ventura Hope, LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000
% by Initial UPB:	2.7%
Interest Rate:	4.2300%
Payment Date:	6th of each month
First Payment Date:	October 6, 2017
Maturity Date:	September 6, 2027
Amortization:	Interest only
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$169,015	$28,169
Insurance(2):	$0	Springing
Replacement:	$0	$1,874
TI/LC(3):	$0	$14,054
Unfunded Obligations Reserve(4)	$459,130	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$222
Balloon Balance / Sq. Ft.:	$222
Cut-off Date LTV(5):	65.8%
Balloon LTV(5):	65.8%
Underwritten NOI DSCR:	2.07x
Underwritten NCF DSCR:	1.88x
Underwritten NOI Debt Yield:	8.9%
Underwritten NCF Debt Yield:	8.1%
(1)	In place cash management will be triggered upon the occurrence of a Trigger Period. A “Trigger Period” commences upon the occurrence of (i) an event of default, (ii) the DSCR falling below 1.20x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters or (iii) if the balance in the TI/LC reserve account is less than $650,000, on the date which is six months prior to the expiration of the Life Alert Emergency Response, Inc. (“Life Alert”) lease.

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Encino, CA
Year Built / Renovated:	1980 / 2017
Total Sq. Ft.:	112,435
Property Management:	Jamison Services, Inc.
Underwritten NOI(6):	$2,220,053
Underwritten NCF:	$2,014,574
Appraised Value(5):	$38,000,000
Appraisal Date(5):	October 1, 2017

Historical NOI(6)
Most Recent NOI:	$1,708,990 (TTM March 31, 2017)
2016 NOI:	$1,493,588 (December 31, 2016)
2015 NOI:	$1,609,300 (December 31, 2015)
2014 NOI:	$1,521,061 (December 31, 2014)

Historical Occupancy
Most Recent Occupancy:	88.4% (April 1, 2017)
2016 Occupancy:	83.7% (December 31, 2016)
2015 Occupancy:	77.0% (December 31, 2015)
2014 Occupancy:	75.3% (December 31, 2014)
(2)	The borrower is required to deposit 1/12 of the annual insurance premiums into the insurance reserve if an acceptable blanket insurance policy is no longer in place.

(3)	Commencing on the first payment date and continuing on each payment date up to and including the payment date in September 2019, the borrower must deposit an amount equal to $14,054 into the TI/LC reserve account. Beginning on the payment date in October 2019 and continuing on each payment date through the payment date in September 2021, the borrower must deposit an amount equal to $28,109 into the TI/LC reserve account. The TI/LC reserve account is subject to a cap of $650,000, and, if at any time during the loan term the account exceeds the cap of $650,000 and subsequently falls below, the borrower must deposit an amount equal to $14,054 on each monthly payment date until the cap of $650,000 is met again.

(4)	The Initial Unfunded Obligations Reserve deposit of $459,130 (Life Alert: $411,759; Liberty West: $16,699; Malka Sedeghan: $11,552; Linda S. Dawson: $9,824; BRC Advisors: $4,944 and D & O Eco Services, Inc.: $4,351) will be used to cover free rent owed to tenants and disbursed periodically until January 2019.

(5)	The Cut-off Date LTV and Balloon LTV are based on, and the Appraised Value reflects, the “As Stabilized” appraised value of $38.0 million as of October 1, 2017. The “As Stabilized” appraised value assumes that economic stabilization is achieved, the property’s current renovation is completed and all outstanding leasing costs associated with recent leases are paid off. At loan origination, $459,130 was reserved for free rent. Based on the “As-is” appraised value of $37.0 million as of May 3, 2017, the Cut-off Date LTV and Balloon LTV of the 16027 Ventura Boulevard Loan are each 67.6%.

(6)	The increase in Underwritten NOI over Historical NOI is due to the property’s positive leasing trend and increases in base rent.

TRANSACTION HIGHLIGHTS

■	Property. The 16027 Ventura Boulevard property is a 112,435 sq. ft., six-story, office property located within the central San Fernando Valley area, in Encino, California. Built in 1980 and currently undergoing a renovation, the 16027 Ventura Boulevard property has 18,900 sq. ft. floor plates that can accommodate both single-tenant and multi-tenant usage. The property is also located in close proximity to Interstate 405 and Route 101. The 16027 Ventura Boulevard property is currently 88.4% occupied by 20 office tenants and 1 retail tenant, Bank of the West. The largest tenant, Life Alert, which comprises 35.3% of UW Base Rent, has been headquartered at the property since 1999, expanded into an additional 5,171 sq. ft. in 2012 and recently exercised their 5-year renewal option through July 2022. The fourth largest tenant, Bank of the West, the only retail tenant at the 16027 Ventura Boulevard property, also occupies 2,689 sq. ft. of office space and accounts for 10.6% of UW Base Rent. No other tenant at the 16027 Ventura Boulevard property comprises more than 8.8% of UW Base Rent.

■	Market. The 16027 Ventura Boulevard property is located in the Encino office submarket, which, as of first quarter 2017, is comprised of approximately 5.0 million sq. ft. of office space with a current vacancy rate of 8.3% and average asking rent of 30.47 per sq. ft. The Encino office submarket, which was mainly developed in the 1980’s, has seen little office development since then and has experienced five straight years of positive net absorption. As of the fourth quarter 2016, the average household incomes within a 1-, 3- and 5-mile radius of the 16027 Ventura Boulevard property were $155,231, $103,223, and $93,850, respectively. Also as of the fourth quarter 2016, the average population within a 1-, 3- and 5-mile radius of the 16027 Ventura Boulevard property were 11,319, 157,162, and 476,511, respectively. Encino is a community within the San Fernando Valley (part of the city of Los Angeles). There are approximately 3,800 businesses employing about 27,138 people at an annual payroll of approximately $1.4 billion. The local economy provides jobs primarily in health care, social services and professional services, such as the accounting, real estate, financial planning and legal sectors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2600 North Ashton Boulevard Lehi, UT 84043	Collateral Asset Summary – Loan No. 15 2600 N. Ashton	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,421,244 54.8% 1.33x 10.4%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Borrower Sponsors(1):	Kem C. Gardner Family, L.C.; The Boyer Company, L.C.
Borrower:	BG Electric Park 1, L.C.
Original Balance:	$21,500,000
Cut-off Date Balance:	$21,421,244
% by Initial UPB:	2.3%
Interest Rate:	4.9000%
Payment Date:	6th of each month
First Payment Date:	August 6, 2017
Maturity Date:	July 6, 2027
Amortization:	276 months
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$172,000	$23,000
Insurance(2):	$0	Springing
Replacement:	$0	$2,427
Ground Rent(3):	$27,500	$27,500
Free Rent:	$140,184	NAP
Special Rollover(4)(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$147
Balloon Balance / Sq. Ft.:	$104
Cut-off Date LTV:	54.8%
Balloon LTV:	38.8%
Underwritten NOI DSCR:	1.43x
Underwritten NCF DSCR:	1.33x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	9.7%
(1)	One of the borrower sponsors, Kem C. Gardner Family, L.C., is related to the borrower under the CHG Building mortgage loan, which has a Cut-off Date Balance of $56,797,897.

(2)	The borrower will be required to deposit 1/12 of the annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

(3)	The property is subject to a 50-year unsubordinated ground lease between the borrower and an unaffiliated third party. The ground lease commenced on November 1, 2016 and expires in October 2066 with no extension options. The ground lease contains fixed annual ground rent payments beginning at $330,000 with 5.0% increased on each five-year anniversary thereafter. Underwritten ground rent is based on the 10-year average of the actual ground rent.
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral(3):	Leasehold
Location:	Lehi, UT
Year Built / Renovated:	2016 / NAP
Total Sq. Ft.:	145,646
Property Management:	KC Gardner Company, L.C.
Underwritten NOI(6):	$2,237,548
Underwritten NCF(6):	$2,075,881
Appraised Value(7):	$39,090,000
Appraisal Date:	May 2, 2017

Historical NOI(8)
Most Recent NOI:	NAP
2016 NOI:	NAP
2015 NOI:	NAP
2014 NOI:	NAP

Historical Occupancy(8)
Most Recent Occupancy:	100.0% (September 6, 2017)
2016 Occupancy:	NAP
2015 Occupancy:	NAP
2014 Occupancy:	NAP
(4)	A “Lease Sweep Period” will commence (i) if the debt service coverage ratio falls below 1.15x until such time that the debt service coverage ratio is at least 1.15x for two consecutive quarters, (ii) 24 months prior to the end of the term (including any renewal terms) of any Major Lease (as defined below), (iii) on the date required under a Major Lease by which the applicable tenant is required to give notice of its exercise of a renewal option (and such renewal option has not been so exercised), (iv) if any Major Lease is surrendered, cancelled or terminated prior to its then-current expiration date; provided, however, in the event of a partial surrender, cancellation or termination of any Major Lease, a Lease Sweep Period will not commence if at least 75.0% of the NRA of the property continues to be leased under any Major Lease, (v) if any tenant under a Major Lease “goes dark” or gives notice that it intends to discontinue its business, (vi) upon the occurrence of a material default under any Major Lease, (vii) upon the occurrence of an insolvency proceeding of any tenant under a Major Lease or (viii) if less than 75.0% of the NRA of the property is leased to tenants that are in occupancy, open for business and paying full unabated rent under their respective leases. A “Major Lease” means the Solutionreach lease and any other lease which covers 29,000 or more sq. ft.

(5)	On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into a special rollover reserve account.

(6)	Underwritten NOI and Underwritten NCF take into account the annualized base rent and contractual reimbursements payable under the Solutionreach lease and include contractual base rent steps for Solutionreach equal to $84,111 through November 1, 2017.

(7)	The appraiser concluded to a dark value of $31,620,000 for the property which results in a “Go Dark” Cut-off Date LTV and Balloon LTV of 67.7% and 47.9%, respectively.

(8)	The property was recently constructed in 2016. As such, Historical NOI and Historical Occupancy are not applicable.

TRANSACTION HIGHLIGHTS

■	Property. The property is a newly constructed, class A office building consisting of one, five-story building totaling 145,646 sq. ft of NRA and includes 729 surface parking spaces located at the front and side of the building providing a parking ratio equal to 5.0 spaces per 1,000 sq. ft. of NRA. The property is 100.0% leased to Solutionreach, Inc. pursuant to a 10.5-year term expiring April 30, 2027 with two, five-year extension options. The tenant relocated to the property which now serves as its corporate headquarters.

■	Market. As of second quarter 2017, the Salt Lake City office market contained 4,758 properties totaling approximately 99.1 million sq. ft. with an overall vacancy rate of 6.3%. Since 2005, the overall Salt Lake City office market reported positive net absorption every year despite an approximately 29.9% increase in inventory while the overall office vacancy rate has been declining from a high of 9.7% in 2008 to 6.3% as of second quarter 2017. The property is located within the Utah County office submarket within the Salt Lake City overall office market. As of the second quarter 2017, the Utah County submarket, which includes the City of Lehi, contained 1,093 office properties totaling approximately 18.2 million sq. ft. with an overall vacancy rate of 7.1%. The Utah County office submarket has exhibited an average vacancy since 2005 equal to 6.7%, and net absorption has been positive in every year since 2005 despite an approximately 55.9% increase in inventory over that time period. In May 2017, the U.S. Census Bureau released data that placed Lehi as the 11th fastest growing city in the U.S. and the third fastest growing city in the western region.

■	Borrower Sponsors. Kem C. Gardner is the founder and CEO of the Gardner Company, a full service real estate company specializing in the development of office, retail, industrial and medical buildings. The company has been a fixture in the Utah business community for over 38 years and has one of the largest real estate portfolios in the region. The firm provides services ranging from initial planning to government relations and financing to architectural design and property management. Mr. Gardner spent the first 30 years of his career at The Boyer Company, also a sponsor of the borrower. Founded in 1972 by Roger Boyer, The Boyer Company is a Salt Lake City-based privately held real estate development company and one of the largest full-service real estate development firms in the western United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.